                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [X] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                     STANDARD FEDERAL BANCORPORATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        Common Stock
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        31,881,685 shares
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $59.00 -- cash per share to be paid to shareholders in merger.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        $1,881,019,415.00
--------------------------------------------------------------------------------

     (5) Total fee paid:

        $376,203.88
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
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

                               PRELIMINARY COPIES
                   CONFIDENTIAL -- FOR USE OF COMMISSION ONLY

PROXY STATEMENT
--------------------------------------------------------------------------------
STANDARD FEDERAL BANCORPORATION, INC.

                                                         [STANDARD FEDERAL LOGO]

February   , 1997

Dear Fellow Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of Standard Federal Bancorporation, Inc. (the "Company" or "Standard Federal") to
be held at 10:00 a.m., Detroit time, on           , March   , 1997, at 2600 West
Big Beaver Road, Troy, Michigan 48084 (the "Special Meeting"). At the Special Meeting, the shareholders of the Company will be asked to approve and adopt a merger (the "Merger") between the Company and a newly-organized subsidiary of ABN AMRO North America, Inc. Under the terms of this Merger, each of the Company's shareholders will receive $59.00 in cash for each share of the Company's common stock. Upon consummation of the Merger, the shareholders of the Company will no longer have an ownership interest in the Company.

The Company's Board of Directors has unanimously determined that the proposal to be voted upon at the Special Meeting is fair to and in the best interests of the Company's shareholders and recommends that you vote FOR the approval of the Merger.

YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IS EXTREMELY IMPORTANT. UNLESS A SUFFICIENT NUMBER OF SHAREHOLDER VOTES ARE RECEIVED, THE MERGER CANNOT BE APPROVED. THE BOARD OF DIRECTORS THEREFORE URGES YOU TO VOTE FOR THE MATTERS INDICATED ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD IMMEDIATELY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

A Notice of Special Meeting of Shareholders and a Proxy Statement containing a discussion of the Merger are attached to this letter. We urge you to read this material carefully before voting. If you attend the meeting or for any other reason desire to revoke your proxy, you may vote in person at the meeting, even if you had previously mailed your proxy card.

On behalf of the Board of Directors of the Company, I wish to thank you for your continued support.

Sincerely,

Thomas R. Ricketts


Thomas R. Ricketts
Chairman of the Board and President

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

WHETHER OR NOT YOU EXPECT TO ATTEND THIS SPECIAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               PRELIMINARY COPIES
                   CONFIDENTIAL -- FOR USE OF COMMISSION ONLY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH    , 1997
--------------------------------------------------------------------------------
STANDARD FEDERAL BANCORPORATION, INC.
2600 West Big Beaver Road
Troy, Michigan 48084
810/643-9600

                                                         [STANDARD FEDERAL LOGO]
February   , 1997

Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Standard Federal Bancorporation, Inc., a Michigan corporation (the "Company" or "Standard Federal"), will be held at 10:00 a.m., Detroit time, on
             , March   , 1997, at 2600 West Big Beaver Road, Troy, Michigan
48084, for the following purposes:

(1) To approve and adopt an Agreement and Plan of Merger, dated November 21, 1996 (the "Merger Agreement"), by and among ABN AMRO North America, Inc., a Delaware corporation ("AANA"), Heitritz Corp., a Delaware corporation and wholly-owned subsidiary of AANA ("MergerSub"), and the Company. Under the terms of the Merger Agreement, MergerSub will be merged with and into the Company (the "Merger"), each issued and outstanding share of common stock of the Company ("Common Stock") (except for shares of Common Stock held by AANA or MergerSub) will be converted into the right to receive $59.00 in cash (the "Merger Consideration") and each option issued and outstanding under the Company's present stock option plans immediately prior to the Merger will be converted into the right to receive in cash the difference between the Merger Consideration and the applicable option exercise price. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement enclosed herewith.

(2) To transact such other business as properly may come before the Special Meeting or any adjournment thereof.

The Board of Directors has selected February   , 1997, as the record date (the
"Record Date") for the Special Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

Please complete, date and sign the enclosed proxy card promptly and return it in the accompanying postage prepaid envelope, whether or not you expect to attend the Special Meeting, in order to assure that your shares of Common Stock will be represented. No matter how many or how few shares of Common Stock you own, your vote is important. Since mail delays occur, IT IS IMPORTANT THAT THE PROXY CARD BE MAILED WELL IN ADVANCE OF THE DATE OF THE SPECIAL MEETING. Any shareholder giving a proxy has the right to revoke it at any time before it is voted. If you receive more than one proxy card because your shares of Common Stock are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares of Common Stock will be voted properly.

If a shareholder is a participant in the Company's Dividend Reinvestment/Cash Purchase Plan ("DRP"), the Proxy Card will also serve to direct Registrar and Transfer Company, the Administrator of the DRP, regarding the voting of any whole shares of the Company's Common Stock held for the participant under the DRP at the close of business on the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS,

GARRY G. CARLEY,


GARRY G. CARLEY,
Executive Vice President and Secretary
Troy, Michigan

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Introduction..........................................................................     1
  Record Date; Vote Required..........................................................     1
  Voting and Revocation of Proxies....................................................     1
  Solicitation of Proxies.............................................................     2
Summary...............................................................................     3
  Purpose of the Special Meeting; Vote Required.......................................     3
  The Parties.........................................................................     3
  Time, Place and Date of Special Meeting; Record Date................................     4
  Terms of the Merger.................................................................     4
  Effective Time; Conditions to and Termination of the Merger.........................     4
  Interests of Certain Persons in the Merger..........................................     5
  Termination Fees....................................................................     5
  The Option Agreement................................................................     6
  Recommendation of the Board of Directors............................................     6
  No Appraisal Rights for Dissenting Shareholders.....................................     6
  Certain Federal Income Tax Consequences.............................................     7
  Accounting Treatment................................................................     7
  Price Range of the Shares of Common Stock; Dividends................................     7
  Selected Consolidated Financial Data................................................     8
The Merger............................................................................    10
  Background of the Merger............................................................    10
  Reasons for the Merger..............................................................    12
  Opinion of Financial Advisor........................................................    13
  The Merger Agreement................................................................    18
  Interests of Certain Persons in the Merger..........................................    25
  Effect on Employee Benefit Plans....................................................    28
  Regulatory Approvals................................................................    28
  Option Agreement....................................................................    30
  No Dissenters' Rights...............................................................    31
  Information Regarding ABN AMRO North America, Inc...................................    31
  AANA's Financial Ability to Consummate the Merger...................................    32
  Certain Material Federal Income Tax Consequences....................................    32
  Payment for Shares of Common Stock..................................................    33
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.....    34
  Principal Shareholders..............................................................    34
  Directors and Executive Officers....................................................    35
Experts...............................................................................    35
Shareholder Proposals for 1997 Annual Meeting.........................................    35
Incorporation of Certain Documents by Reference.......................................    36
Other Business........................................................................    36
Annex A -- Merger Agreement
Annex B -- Option Agreement
Annex C -- Fairness Opinion of Merrill Lynch & Co.

                               PRELIMINARY COPIES
                   CONFIDENTIAL -- FOR USE OF COMMISSION ONLY

PROXY STATEMENT
--------------------------------------------------------------------------------
STANDARD FEDERAL BANCORPORATION, INC.

SPECIAL MEETING OF SHAREHOLDERS
To be held on March   , 1997
                                                         [STANDARD FEDERAL LOGO]

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Federal Bancorporation, Inc. (the "Company" or "Standard Federal") for use at the Special Meeting of Shareholders
of the Company to be held on              , March   , 1997, and any adjournments
thereof (the "Special Meeting"). This Proxy Statement and an accompanying Proxy
Card are being mailed to shareholders on or about February   , 1997.

RECORD DATE; VOTE REQUIRED

The close of business on February   , 1997, has been selected as the record date
(the "Record Date") for the determination of shareholders entitled to notice of
and to vote at the Special Meeting. On that date,        shares of the Company's
common stock (the "Common Stock") were outstanding. Shareholders will be entitled to one vote for each share of Common Stock held by them of record at the close of business on the Record Date on the matters to be presented for consideration and action by the shareholders.

The holders of a majority of the outstanding shares of Common Stock if present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. In the event that less than a majority of the outstanding shares of Common Stock are present at the Special Meeting, either in person or by proxy, a majority of the shares of Common Stock so represented may vote to adjourn the Special Meeting from time to time without further notice. The inspectors of election appointed for the Special Meeting will determine the existence of a quorum and will tabulate the votes cast at the Special Meeting. Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum but will have the same effect as votes cast against the proposals for purposes of determining the approval of the Merger (as hereinafter described). If a broker indicates on the proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares of Common Stock, those shares of Common Stock will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter and will therefore have the effect of a vote cast against the proposal for purposes of determining approval of the Merger. In general, brokers will not have discretionary authority to vote with respect to approval of the Merger. Accordingly, beneficial owners of shares of Common Stock held in "street name" by brokers or nominee holders are encouraged to contact such brokers or holders with respect to the voting of such shares. The affirmative vote of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is required to approve the Merger Agreement.

If a stockholder is a participant in the Company's Dividend Reinvestment/Cash Purchase Plan (the "DRP"), the Proxy Card will also serve to direct Registrar and Transfer Company regarding the voting of any whole shares of Common Stock held for the participant under the DRP at the close of business on the Record Date. Shares beneficially owned by participants in the DRP for which no voting directions are received will not be voted. The DRP permits participants to invest quarterly cash dividends in additional shares of Common Stock.

VOTING AND REVOCATION OF PROXIES

All shares of Common Stock entitled to vote that are represented by a properly executed and unrevoked proxy received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions given thereon. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO BE PRESENTED AT THE SPECIAL MEETING. Persons appointed as proxies will also be entitled to vote in their discretion on any other matters that may properly come before the Special Meeting and any adjournments thereof. The Company does not know of any matters other than the proposal described herein that may be presented for consideration at the Special Meeting.

Any proxy given by a shareholder may be revoked by the holder at any time before it is voted at the Special Meeting by (i) attending the Special Meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy unless the shareholder votes in person using ballots distributed at the Special Meeting for such purpose), (ii) filing a written notice of revocation with the Executive Vice President and Secretary of the Company prior to or at the Special Meeting, or (iii) duly executing and delivering a proxy bearing a later date to the Executive Vice President and Secretary of the Company prior to the exercise of the proxy. Written notices of revocation of a proxy should be addressed to Garry G. Carley, Executive Vice President and Secretary, Standard Federal Bancorporation, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084.

SOLICITATION OF PROXIES

All expenses of soliciting proxies will be borne by the Company. [The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The Company will pay to Georgeson & Company Inc. a fee for proxy solicitation
services in the amount of $   ,000 plus actual out-of-pocket expenses. In
addition,] officers and employees of the Company may solicit proxies personally, by mail, by telephone or by facsimile, to the extent necessary to ensure sufficient representation at the Special Meeting. Such officers and employees will not receive any additional compensation for such solicitation. The Company also will request brokers, custodians and other nominees or fiduciaries to send proxy materials to, and to obtain proxies from, beneficial owners of stock and will reimburse such parties for their reasonable expenses in doing so.

SUMMARY

The following is a brief summary of certain information contained in this Proxy Statement and the documents incorporated herein by reference. This summary does not contain a complete statement of all material information relating to the proposed Merger and related transactions, and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto, and documents incorporated into this Proxy Statement by reference.

Shareholders are urged to read carefully this Proxy Statement, the Annexes and such documents incorporated by reference in their entirety.

PURPOSE OF THE SPECIAL MEETING; VOTE REQUIRED

At the Special Meeting, shareholders of Standard Federal will be asked to vote to approve and adopt an Agreement and Plan of Merger, dated November 21, 1996 (the "Merger Agreement"), by and among ABN AMRO North America, Inc., a Delaware corporation ("AANA"), Heitritz Corp., a Delaware corporation and wholly-owned subsidiary of AANA ("MergerSub"), and Standard Federal Bancorporation, Inc., a Michigan corporation (the "Company" or "Standard Federal"). Under the terms of the Merger Agreement, MergerSub will be merged with and into the Company (the "Merger"). A copy of the Merger Agreement is attached as Annex A hereto. See "The Merger." The affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock of the Company ("Common Stock") that are entitled to vote on the Merger is required to approve and adopt the Merger Agreement.

In order for the Merger and the related transactions to be consummated, the Merger must be approved by the Board of Governors of the Federal Reserve System, by the Commissioner of the Michigan Financial Institutions Bureau, by the Committee on Foreign Investment in the United States and by the Dutch Central Bank (collectively, the "Regulatory Approvals"). See "The Merger -- Regulatory Approvals."

As of the Record Date (as hereinafter defined), the executive officers and directors of the Company may be deemed to be beneficial owners of
shares of Common Stock in the aggregate, or approximately      % of the shares
of Common Stock outstanding and stock options currently exercisable at that
date. These shares include           shares subject to currently exercisable
stock options. See "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

If the Merger Agreement is not approved by the shareholders of the Company or the Merger is not consummated for other reasons, the Company intends that its current management will continue to manage the Company as an ongoing business in the same general manner as it is now being conducted.

THE PARTIES

The Company is a unitary savings and loan holding company, and its principal subsidiary is Standard Federal Bank (the "Bank"). The Bank is a federal savings bank that operates 182 banking centers, over 400 automated teller machines and 11 retail home banking centers throughout Michigan, Indiana, Ohio and Illinois. Through its InterFirst Division, the Bank also conducts a wholesale mortgage banking business throughout the United States.

As of December 31, 1996, the Company had consolidated total assets of
$          billion, total deposits of $          billion, $          billion of
loans serviced for others and shareholders' equity of $          million. Based
on deposits, the Bank was the        largest thrift institution in the United
States at December 31, 1996. The Company's consolidated net income for the year
ended December 31, 1996 was $          million. The Company's principal offices
are located at 2600 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is (810) 643-9600.

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be examined at, and copies may be obtained from, the Commission.

AANA, is owned by Netherlands-based ABN AMRO Bank N.V. ("ABN AMRO Bank"), the largest foreign bank in North America and the world's 14th largest bank at June 30, 1996, with over 1,600 locations in 69 countries. AANA is a Delaware corporation and management company for ABN AMRO Bank's banking and other financial services operations. AANA's principal subsidiaries include LaSalle National Corporation and LaSalle Bank, FSB. LaSalle National Corporation is the holding company for LaSalle National Bank, the fifth largest bank in Chicago, and for three community banks, LaSalle Bank, LaSalle Bank NI and LaSalle Northwest National Bank. At December 31, 1996, AANA had consolidated total
assets of $          billion, total deposits of $          billion and
stockholder's equity of $          billion. AANA's principal offices are located
at 135 South LaSalle Street, Chicago, Illinois 60603, and its telephone number is (312) 443-2000.

TIME, PLACE AND DATE OF SPECIAL MEETING; RECORD DATE

This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at a special meeting of shareholders (the "Special Meeting"), to
be held at 10:00 a.m., Detroit time, on           , March   , 1997, at 2600 West
Big Beaver Road, Troy, Michigan 48084, and at any adjournment thereof. Only holders of record of shares of Common Stock at the close of business on February
  , 1997 (the "Record Date"), are entitled to notice of and to vote at the
Special Meeting. At the Record Date, there were           shares of Common Stock
outstanding and entitled to vote, held by approximately           holders of
record.

TERMS OF THE MERGER

After the adoption and approval of the Merger Agreement by the shareholders of the Company and the satisfaction or, where permissible, waiver of other conditions to the Merger and upon the proper and timely filing of Certificates of Merger with the Michigan Department of Consumer and Industry Services and the Delaware Secretary of State (the "Effective Time"), MergerSub will be merged with and into the Company. Although the Company will continue as the surviving corporation (the "Surviving Corporation"), all current shareholders of the Company (exclusive of AANA and MergerSub) will have their ownership interest in the Company extinguished. At the Effective Time, each issued and outstanding share of Common Stock (except for shares of Common Stock held by AANA or MergerSub) will be automatically converted into the right to receive $59.00 in cash (the "Merger Consideration") and each issued and outstanding share of common stock of MergerSub will be converted into one share of common stock of the Surviving Corporation, and all such shares will be owned by AANA. In addition, each option granted under the Company's First Amended Employee Stock Option and Appreciation Rights Plan and the Company's 1995 Stock Option and Shareholder Value Plan (the "Company Incentive Plans") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash equal to the difference between the Merger Consideration and the applicable option exercise price. Thereafter, the Company's existing shareholders will have no remaining interest in the Company and no interest in AANA or the Surviving Corporation. See "The Merger."

Promptly after completion of the Merger, a transmittal letter and instructions for surrendering certificates representing shares of Common Stock will be mailed to each holder of record of shares of Common Stock at the Effective Time. LaSalle National Bank will act as the exchange agent for this process. DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY. Instructions concerning surrender of your stock certificates will be delivered to you shortly after the Merger is consummated. Since no interest will be paid on the Merger Consideration, it is recommended that certificates be surrendered promptly after consummation of the Merger and receipt of the transmittal letter and instructions referred to above to obtain payment as quickly as possible. See "The Merger -- Payment for Shares of Common Stock."

EFFECTIVE TIME; CONDITIONS TO AND TERMINATION OF THE MERGER

Completion of the Merger is subject to various conditions, including approval of the Merger by the shareholders of the Company and receipt of all regulatory
approvals. On           , 1997, AANA filed its application with the Board of
Governors of the Federal Reserve System and on           , 1997, AANA filed its
application for approval with the Michigan Commissioner of Financial
Institutions. On           , 1997, AANA requested a determination by the
Committee on Foreign Investments in the United States that no investigation of the Merger is necessary under the Exon-Florio Amendment. On December 6, 1996, the Dutch Central Bank advised ABN AMRO Bank that it had granted a declaration of no objection to the Merger. Under applicable law, the U.S. Department of Justice may challenge the Merger on antitrust grounds within 15 days after its approval by the Board of Governors of the Federal Reserve System, although no such challenge is expected. See "The Merger -- Regulatory Approvals."

The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by the shareholders of the Company, as follows: (i) by the mutual consent of AANA and the Company; (ii) by either AANA or the Company (a) if any conditions to the other party's obligation to consummate the Merger become impossible to satisfy and such party has used its best efforts and acted in good faith and is not in breach of or default under the Merger Agreement, (b) if the Effective Time has not occurred on or before December 31, 1997, or (c) if the other party is in material breach of or default under the Merger Agreement which has not been cured within 30 days of written notice; and (iii) by AANA (a) in the event any disclosure schedule or amendment or supplement to the Merger Agreement discloses certain specified matters, or (b) if a public announcement with respect to a proposal, plan or intention to effect an Acquisition Transaction has been made by a person other than AANA or its affiliates and the Board of Directors of the Company fails to publicly reject or oppose such proposed Acquisition Transaction within 10 days of its public announcement or if the Board of Directors of the Company modifies, amends or withdraws its recommendation of the Merger Agreement and the Merger (for a definition of Acquisition Transaction, see "The Merger -- The Merger Agreement-Acquisition Transaction").

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Pursuant to the Merger Agreement, AANA has agreed to elect Thomas R. Ricketts, Chairman and President of the Company and the Bank, to the Board of Directors of LaSalle Bank, FSB, and to continue him as a Director of the Bank, and to employ Garry G. Carley, Ronald J. Palmer and Joseph Krul, executive officers of the Company and the Bank. In addition, AANA has agreed to appoint Mr. Carley, William E. Hoglund, John M. O'Hara, E.G. Wilkinson, Jr., and David P. Williams, all of whom are currently directors of the Company and the Bank, as directors of the Bank after the Merger. Consummation of the Merger will result in substantial payments being made and/or benefits provided to directors and executive officers of both the Company and the Bank under various existing employment and severance agreements, tax-qualified plans, nonqualified plans, and stock- and cash-based compensation plans and arrangements. See "The Merger -- Interests of Certain Persons in the Merger" and "The Merger -- Effect on Employee Benefit Plans."

TERMINATION FEES

Pursuant to the Merger Agreement, and provided that AANA has not breached in any material respect its obligations under the Merger Agreement, the Company is obligated to pay AANA a cash fee of $10,000,000 (the "Termination Fee") for all costs, fees and expenses incurred by AANA if the Merger Agreement is terminated due to certain events. Included among such events is the failure of the shareholders of the Company to approve the Merger. In addition, the Termination Fee is due and payable in the event the Merger Agreement is terminated by Board of Directors of AANA due to (i) a material breach of, or material default under, the Merger Agreement by the Company or (ii) the public announcement of an Acquisition Transaction and such Acquisition Transaction is consummated within two years of the date of the termination of the Agreement. The Termination Fee, when aggregated with any net consideration received by AANA in respect of the Option Agreement, which is described below, may not exceed $90,000,000. See "The Merger -- The Merger Agreement" and "The Merger -- The Option Agreement."

The Merger Agreement also provides that AANA is obligated to pay the Company a cash fee of $5,000,000 for all costs, fees and expenses incurred by the Company if the Merger Agreement is terminated by the Board of Directors of the Company due to a material breach of, or material default under, the Merger Agreement by AANA. See "The Merger -- The Merger Agreement."

THE OPTION AGREEMENT

On November 21, 1996, the date the Merger Agreement was executed, the Company, as grantor, and AANA, as grantee, also executed an Option Agreement (the "Option Agreement") under which the Company has granted to AANA an option to purchase an aggregate amount of up to 6,209,984 newly issued shares of Company Common Stock, subject to adjustment in certain circumstances (19.9% of the authorized and outstanding shares of Common Stock), at a purchase price of $52.50 per share (the "Option"). The execution and delivery of the Option Agreement was a condition to AANA entering into the Merger Agreement. The Option may be exercised by AANA upon the occurrence of certain "Triggering Events" and for a period of up to twenty-four (24) months after such occurrence. A Triggering Event occurs if (a) the Board of Directors of the Company withdraws its support of the Merger or if the Board of Directors of the Company fails to recommend the Merger; (b) any person or group, other than AANA or any of its affiliates, acquires 10% or more of the outstanding Common Stock of the Company or securities representing the right or option to acquire 10% or more of the outstanding Common Stock of the Company and, if upon the occurrence of such acquisition, the Board of Directors of the Company (1) recommends such acquisition to the Company's shareholders; (2) fails to oppose such acquisition; or (3) fails to recommend or withdraws its approval of the Merger Agreement; (c) any person or group, other than AANA or any of its affiliates, enters into an agreement with the Company pursuant to which such person would merge or consolidate or acquire all of the assets of the Company; or (d) any person or group, other than AANA or any of its affiliates, makes a bona fide offer to merge, consolidate or acquire all of the assets of the Company and there is a willful and material breach of the Merger Agreement by the Company.

A Triggering Event has not occurred as of the date hereof. See "The Merger -- The Option Agreement." The Option Agreement and the Termination Fee have the effect of discouraging persons who might now or in the future be interested in acquiring all or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the Merger Consideration. If AANA elects to exercise the Option, such exercise would inhibit any acquiror of the Company (other than AANA) from accounting for any acquisition of the Company using the "pooling of interests" accounting method. Such method is often preferred by an acquiror proposing an acquisition. The Termination Fee and the Option Agreement are intended to increase the likelihood that the Merger will be consummated. See "The Merger -- The Option Agreement." A copy of the Option Agreement is attached hereto as Annex B.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT ON NOVEMBER 21, 1996, BY UNANIMOUS VOTE OF ALL DIRECTORS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. The Board of Directors, after consideration of the terms and conditions of the Merger Agreement and other factors deemed relevant by them, including the opinion of Merrill Lynch & Co. ("Merrill Lynch") referred to below, has determined that the terms of the Merger are fair to the shareholders of the Company from a financial point of view, and that the Merger is in the best interests of the Company and its shareholders. See "The Merger -- Background of the Merger" and "The Merger -- Reasons for the Merger -- Opinion of Financial Advisor."

Merrill Lynch, the Company's financial advisor, has rendered its opinion to the Board of Directors that the Merger Consideration to be received by shareholders of the Company is fair to such shareholders (other than AANA and its affiliates), from a financial point of view. THIS OPINION, WHICH IS ATTACHED HERETO AS ANNEX C, SHOULD BE READ IN ITS ENTIRETY WITH RESPECT TO THE MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY MERRILL LYNCH IN RENDERING SUCH OPINION. See "The Merger -- Opinion of Financial Advisor."

NO APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS

Under applicable provisions of the Michigan Business Corporation Act (the "MBCA"), shareholders of the Company who vote against the Merger do not have any rights to dissent from the Merger and exercise any sort of "appraisal" rights. See "The Merger -- No Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In general, the receipt of cash for shares of Common Stock pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes and may be a taxable transaction for state, local and other tax purposes as well. Shareholders are urged to consult their own tax advisors to consider the particular tax consequences of the Merger to them. See "The Merger -- Certain Material Federal Income Tax Consequences."

ACCOUNTING TREATMENT

The Merger will be accounted for as a "purchase" transaction.

PRICE RANGE OF THE SHARES OF COMMON STOCK; DIVIDENDS

The Company's shares of Common Stock of the Company are listed and traded on the New York Stock Exchange under the symbol "SFB." The table below sets forth the high and low per share closing sales prices for the shares of Common Stock reported and cash dividends paid during the periods indicated.

                YEAR ENDED DECEMBER 31,                     HIGH           LOW           DIVIDENDS PER SHARE
--------------------------------------------------------   ------         ------         -------------------
1992....................................................   $24.88         $16.50                $0.46
1993....................................................    32.25          18.50                 0.54
1994....................................................    29.75          22.25                 0.62
1995....................................................    40.88          23.75                 0.70
1996....................................................    58.00          36.63                 0.78

On November 21, 1996, the last full trading day prior to the announcement of the execution of the Merger Agreement, the per share closing price as reported on
the New York Stock Exchange was $58.00. On February   , 1997, the per share
closing price as reported on the New York Stock Exchange was $       .
Shareholders may wish to obtain a current quotation for the shares of Common Stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated financial data for the Company for each of the four years ended December 31, 1992 through 1995, and selected unaudited consolidated financial data for the nine month periods ended September 30, 1996, and 1995. The data for the four years ended December 31, 1995, has been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company and its subsidiaries for such years, including the notes thereto and the reports thereon of

                                                                              AT OR FOR THE NINE MONTHS
                                                                                 ENDED SEPTEMBER 30,
                                                                             ---------------------------
                                                                                1996            1995
                                                                             -----------     -----------
                                                                             (UNAUDITED)     (UNAUDITED)
SUMMARY OF CONSOLIDATED STATEMENTS OF INCOME:
  Interest income.........................................................   $   765,484     $   682,458
  Interest expense........................................................       480,676         443,560
  Net interest income.....................................................       284,808         238,898
  Provisions for losses...................................................         2,184             564
  Net interest income after provisions for losses.........................       282,624         238,334
  Net gains...............................................................        14,296           7,902
  Other income............................................................        44,275          38,876
  Operating and administrative expenses(1)................................       247,036         146,456
  Income before federal income tax provision and the cumulative effect of
    an accounting change..................................................        94,159         138,656
  Provision for federal income taxes......................................        34,300          50,350
  Income before the cumulative effect of an accounting change.............        59,859          88,306
  Cumulative effect of a change in accounting for goodwill................       (43,032)             --
  Net income..............................................................       $16,827         $88,306
  Earnings per share
    Income before the cumulative effect of a change in accounting for
     goodwill.............................................................         $1.86           $2.73
    Net income............................................................         $0.52           $2.73
  Dividends per common share..............................................         $0.58           $0.52
  Dividend payout ratio(2)................................................          18.0%           19.0%
SUMMARY OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION:
  Total assets............................................................   $15,353,682     $13,271,994
  Investments.............................................................       534,270         267,841
  Mortgage-backed securities..............................................     3,001,637       2,591,710
  Loans receivable........................................................    11,029,395       9,776,946
  Cost in excess of fair value of net assets acquired.....................       166,739         139,827
  Deposits................................................................    10,786,092       9,137,305
  Borrowings..............................................................     3,116,029       2,840,484
  Shareholders' equity....................................................       895,703         878,468
OTHER FINANCIAL AND STATISTICAL DATA:
  Core capital ratio......................................................          5.05%           5.56%
  Tangible capital ratio..................................................          4.95%           5.41%
  Risk-based capital ratio................................................         10.67%          11.75%
  Interest rate spread during the period..................................          2.54%           2.38%
  Net interest margin on average earning assets...........................          2.81%           2.66%
  Operating expense ratio(3)..............................................         51.09%          48.28%
  Ratio of non-performing assets to total assets..........................          0.59%           0.38%
  Return on average assets(4).............................................          0.16%           0.93%
  Equity-to-assets ratio (at end of period)...............................          5.83%           6.62%
  Equity-to-assets ratio (average for period).............................          6.37%           6.67%
  Return on average shareholders' equity(5)...............................          2.49%          13.91%
  Number of full-service Banking Centers..................................           181             164
  Number of Home Lending Centers (retail).................................            11              11
  Number of Loan Production Offices (wholesale)...........................            28              24

-------------------------
(1) Included in the 1996 operating and administrative expenses is a one-time industry wide assessment, mandated by federal law, the Company's portion of which totaled $67,311,000, before tax, for the recapitalization of the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation.

(2) The dividend payout ratio calculated for the nine months ended September 30, 1996 excludes the effect of the SAIF recapitalization expense and the cumulative effect of a change in accounting for goodwill.

(3) Total operating and administrative expenses (excluding goodwill amortization) divided by the sum of net interest income and other recurring income (primarily fees and charges). For 1996, this ratio excludes the SAIF recapitalization expense. This ratio is often referred to as an "efficiency ratio".

Deloitte & Touche LLP, independent auditors for the Company, as well as the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference. The data for the nine month periods ended September 30, 1996, and 1995, is unaudited but has been derived from the Company's unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 1996, which is incorporated herein by reference.

          AT OR FOR THE YEAR ENDED DECEMBER 31,
----------------------------------------------------------
   1995            1994            1993            1992
-----------     -----------     -----------     ----------
 (IN THOUSANDS, EXCEPT SHARE DATA AND OTHER FINANCIAL AND
                    STATISTICAL DATA)
$   925,703     $   774,996     $   715,059     $  758,181
    603,219         444,349         426,428        498,586
    322,484         330,647         288,631        259,595
      1,304             184          11,311         11,728
    321,180         330,463         277,320        247,867
     20,694           6,957          23,477         28,235
     44,339          47,710          30,488         16,279
    198,012         198,527         151,323        143,468
    188,201         186,603         179,962        148,913
     68,700          67,600          64,400         53,300
    119,501         119,003         115,562         95,613
         --              --              --             --
   $119,501        $119,003        $115,562        $95,613

      $3.70           $3.70           $3.60          $3.00
      $3.70           $3.70           $3.60          $3.00
      $0.70           $0.62           $0.54          $0.46
       18.9%           16.8%           15.0%          15.3%

$13,275,608     $12,076,933     $10,905,397     $9,544,731
    227,774         369,049         316,379        543,149
  3,189,433       2,527,476       2,438,169      3,175,781
  9,197,725       8,488,385       7,435,063      5,247,577
     35,874         151,381         149,914        120,568
  9,151,929       8,150,121       7,790,555      6,527,603
  2,818,217       2,772,715       1,989,350      2,081,312
    916,263         812,824         710,500        609,071

       5.82%           6.10%           6.01%          6.14%
       5.67%           5.53%           5.08%          5.14%
       2.53%          12.83%          12.74%         13.53%
       2.36%           2.90%           2.86%          2.62%
       2.64%           3.11%           3.10%          2.89%
      48.63%          48.60%          44.08%         47.44%
       0.39%           0.43%           0.71%          0.75%
       0.93%           1.05%           1.17%          1.00%
       6.90%           6.73%           6.52%          6.38%
       6.67%           6.69%           6.64%          5.90%
      13.93%          15.68%          17.61%         16.93%
        166             168             169            123
         11              10               9              7
         24              27              13             --

(4) The return on average assets for 1996 has been annualized and includes the effect of the SAIF recapitalization and the cumulative effect of a change in accounting for goodwill. Excluding these one-time only items, the Company's
    return on average assets would have been     % for the nine months ended
    September 30, 1996.

(5) The return on average equity for 1996 has been annualized and includes the effect of the SAIF recapitalization and the cumulative effect of a change in accounting for goodwill. Excluding these one-time only items, the Company's
    return on average equity would have been     % for the nine months ended
    September 30, 1996.

THE MERGER

BACKGROUND OF THE MERGER

Since the mid-1980s, the Company and its principal subsidiary, the Bank, have carried out an expansion strategy as the result of which the Bank has become the th largest SAIF-insured thrift institution in the nation, measured by total assets as of December 31, 1996, and, according to industry publications, one of the nation's largest thrift institution originators of single-family mortgage loans during 1996. From time to time during this period, inquiries were received from other financial institutions regarding the Company's interest in affiliating with a larger financial institution.

During the first half of 1994, the Bank was approached by the Chief Executive Officer of a larger mid-Western bank holding company, concerning a possible merger. Mr. Ricketts reported this contact to the Bank's Board of Directors, which authorized him to continue preliminary discussions with this institution and to engage the investment banking firm of Merrill Lynch to advise the Bank regarding available strategic alternatives. Subsequently, a process was conducted with a view to identifying other parties that might have an interest in discussing an acquisition or merger with the Bank pursuant to parameters under consideration by the Board of Directors. Each identified party was provided with information regarding the Bank. After a review of this information, two parties expressed continued interest in a possible transaction. Both parties were provided with additional information and given the opportunity to review materials with management of the Bank. Preliminary negotiations were then commenced with both parties.

During the course of preliminary negotiations, it became apparent that the parameters outlined by the Bank's Board of Directors for a possible sale of the Bank would not be met. At this point, senior management of the Bank terminated the sale process and recommended to the Bank's Board of Directors in November 1994 that a sale of the Bank to the parties under consideration not be pursued at that time. The Board of Directors concurred with these conclusions, and instructed management to terminate negotiations with both parties. Thereafter, the Bank took a series of actions designed to enhance shareholder value, including reorganizing into a holding company structure in the spring of 1995, implementing a stock repurchase program and expanding into the Chicago, Illinois market area in mid-1996.

Throughout 1995 and 1996 significant consolidation in the financial services industry continued. During 1995, Mr. Ricketts was approached by several other mid-Western financial institutions, and each indicated varying degrees of interest in exploring the possibility of a business combination with the Company. Preliminary discussions were held by senior executive officers of the Company with each institution, but these discussions were typically general in nature and were subsequently terminated with each interested party at an early stage.

In July 1996, the Company requested Merrill Lynch to again advise it regarding available strategic alternatives. Merrill Lynch was instructed to identify those financial institutions that had in the past expressed serious interest in effecting a business combination with the Company or which Merrill Lynch believed would have such an interest. During August 1996, Merrill Lynch contacted 21 financial institutions to determine their level of interest in a possible transaction. Of these, 10 institutions executed confidentiality and standstill agreements with Merrill Lynch, as the Company's agent, and were provided with a confidential memorandum prepared by Merrill Lynch regarding the Company. Each was asked to submit by September 26, 1996, a preliminary, non-binding indication of interest to acquire the Company.

During September 1996, another mid-Western thrift holding company (the "MTHC") that had previously informally expressed an interest in acquiring the Company was contacted. Following this contact, the MTHC executed a confidentiality and standstill agreement that was identical in substance to those agreed to by the other prospective interested parties. The MTHC was then furnished with certain confidential information concerning the Company and invited to submit its preliminary non-binding indication of interest to acquire the Company. In September 1996, the Company received preliminary indications of interest in acquiring the Company from AANA and the MTHC, subject, in each case, to completion of an on-site due diligence review of the Company.

Based on the indications of interest received from AANA and the MTHC, senior executive officers of the Company invited both to conduct an investigation of the Company and its business and to submit a list of materials that each desired to examine as a part of their investigation. The Company's Board of Directors was advised of these developments, among others, at a meeting held on October 11, 1996. During October 1996, AANA and the MTHC conducted their investigations of the Company at a location removed from the Company's offices. Numerous conversations occurred during the last half of October with both AANA and the MTHC regarding the results of their due diligence investigations.

At the Company's Board of Directors meeting held on October 24, 1996, the Company's outside counsel discussed the fiduciary duties of the Board and the process that should be observed in connection with any possible business combination. At this meeting, Merrill Lynch was authorized to solicit from AANA and the MTHC definitive proposals for a business combination with the Company in order to evaluate the significance of such proposals against the Company's alternative of remaining independent.

Following completion of their due diligence investigations, on November 6, 1996, the Company received final definitive proposals from AANA and the MTHC. The proposal from AANA was for a merger involving an all cash consideration of $58.00 per share for the Company's Common Stock, while the MTHC's proposal was for a merger involving a stock-for-stock exchange of MTHC common stock for shares of the Company's Common Stock, at a fixed exchange ratio without any guarantee of value between the time of signing and the closing of the proposed merger. Based on the reported closing sales price of MTHC common stock on November 6, 1996, the value for each share of the Company's Common Stock proposed by the MTHC was for a lower nominal value than the AANA offer. On November 6 and 7, 1996, senior executive officers of the Company met with outside counsel and Merrill Lynch to review the two proposals, and Merrill Lynch was instructed by management and outside counsel to continue discussions with both AANA and the MTHC to clarify certain aspects of their proposals.

On November 11, 1996, the Company's Board met to discuss the proposals from both interested parties, having been provided with copies of the proposals and other relevant materials prepared by Merrill Lynch and by outside counsel prior to the meeting. At the meeting, the Company's outside counsel again reviewed with the Directors their duties in connection with consideration of any proposed transaction, the primary tax and legal considerations involved in both all cash and all stock merger transactions and the legal requirements involved in the completion of a merger transaction of either type. Merrill Lynch then presented a full report on its efforts over the past three months to identify potential purchasers and a detailed analysis of the two final proposals. At the conclusion of these presentations, the Board preliminarily concluded that the proposal from AANA presented a potentially superior offer, but confirmed that it had not yet concluded that entering into a business combination at this time was preferable to remaining independent. Thereafter, both Mr. Ricketts and Merrill Lynch contacted AANA on November 11, 1996, regarding its proposal, and on November 12, 1996, AANA informed Merrill Lynch that it would increase its all-cash offer by $1.00, to $59.00 per share. Merrill Lynch also sought further clarification with respect to certain aspects of the MTHC's proposal, including confirmation of the fact that its offer was structured as a fixed exchange ratio offer and did not contemplate any pricing collar mechanism to insulate the offer from movement in the MTHC stock price.

On November 15, 1996, the Board of Directors met to consider the final proposals of both AANA and the MTHC. All directors of the Company were present in person, except Mr. Williams, who participated by telephone. At the meeting, Mr. Ricketts and Merrill Lynch reported on the discussions that had taken place over the past four days and the increase in the AANA proposal. The Company's senior executive officers, Merrill Lynch and the Company's outside counsel again reviewed the terms of each proposal. Ronald J. Palmer, Senior Vice President and General Counsel of the Company, summarized the financial payments and other benefits that would be payable to Directors Ricketts and Carley, as well as to the other senior executives of the Company, under their employment or severance agreements in the event of a change in control of the Company. Certain senior executive officers then presented their views as to the long-term prospects for the Company if it remained independent, including estimates of future earnings potential for the next two years. After these presentations and further discussions, the Board of Directors authorized management to proceed with discussions with AANA and to work with outside counsel to negotiate the terms of a definitive agreement. Following the meeting, Merrill Lynch informed AANA and the MTHC of the Board's decision.

From November 16 through November 21, 1996, outside counsel to the Company, together with senior management of the Company, negotiated the final terms and conditions of the Merger Agreement, the Option Agreement and related agreements with AANA and its counsel. During these negotiations, counsel for AANA informed outside counsel for the Company that AANA's willingness to proceed with the Merger was conditioned on the Company granting the Option pursuant to the Option Agreement and on the provisions in the Merger Agreement providing for certain fees to be paid in the event of termination of the Merger Agreement prior to closing.

At a meeting of the Company's Board of Directors held on November 21, 1996, outside counsel reviewed the Merger Agreement and the Option Agreement in detail, and in particular explained (a) the effect of the Option Agreement and the termination fee provisions of the Merger Agreement, (b) the restrictions placed on the Company's ability to consider any subsequent unsolicited acquisition proposal by a third party, (c) the termination rights provided to AANA in the event of an unsolicited acquisition proposal by a third party and
(d) certain employee benefits offered by AANA. Merrill Lynch discussed its views of the terms and conditions of the Merger Agreement and the Option Agreement and rendered its written opinion that, as of such date, the cash consideration to be received by the Company's shareholders was fair to such shareholders from a financial point of view. After these presentations by outside counsel and Merrill Lynch, Directors Ricketts and Carley were excused from the meeting and the remaining independent Directors discussed the desirability of accepting the AANA final proposal and approving the Merger. The independent Directors then reviewed the financial benefits that would flow to senior management of the Company and other issues relating to the AANA offer. Upon the return of Directors Ricketts and Carley to the meeting, the Board then unanimously approved the Merger Agreement and the Option Agreement and authorized their execution and the execution of all related documents and agreements. At the conclusion of the meeting, the Merger Agreement, the Option Agreement and the related agreements were executed by the Company, AANA and MergerSub. Prior to the opening of trading on November 22, 1996, AANA and the Company issued press releases announcing the execution of the Merger Agreement and related matters. Shortly after these announcements, the Company received a letter from the MTHC indicating that it was preparing to submit another merger proposal providing for a stock-for-stock exchange of Company Common Stock for MTHC common stock having a value of $60.29 per share of Company Common Stock, based on the closing price of MTHC common stock on the preceding day, without any mention of value protection. At approximately 4:00 p.m. on November 22, 1996, this revised proposal was received.

Following discussions with Merrill Lynch, its counsel and counsel for the Company on November 23, 1996, management decided to convene a special meeting of the Company's Board of Directors at 10:00 a.m. on Tuesday, November 26, 1996. The Company's Directors were notified of the revised proposal of the MTHC on Saturday, November 23, 1996, and copies were distributed to Directors on Monday, November 25, 1996. Senior management continued to meet with its advisors on Sunday and Monday, November 24 and 25, 1996, in preparation for the Tuesday meeting. On Tuesday morning, November 26, 1996, shortly before the special meeting of the Company's Board was scheduled to begin, the MTHC notified Mr. Ricketts by letter that it was withdrawing its revised proposal, having learned that the Company had signed definitive agreements with AANA. The Company and the MTHC then promptly issued separate press releases announcing such withdrawal.

REASONS FOR THE MERGER

As indicated under "Background of the Merger," the Company's Board of Directors unanimously determined on November 21, 1996, that the terms of the Merger Agreement were in the best interests of the Company and its shareholders.

In the course of reaching its decision to approve the Merger Agreement and the Merger and not to remain as an independent company, the Board consulted with its legal and financial advisors, as well as senior management of the Company, and considered numerous factors. The following are the material factors considered by the Board:

(i) The opinion of Merrill Lynch that the Merger Consideration consisting of cash in the amount of $59.00 per share of Common Stock is fair to the Company's shareholders (other than AANA and its affiliates) from a financial point of view, as more fully discussed below under the caption "Opinion of Financial Advisor."

(ii) The calculation by Merrill Lynch, using a 14% discount rate and a price to earnings ratio of 8.0x to 10.0x, based upon publicly available information, that if the Company were to remain independent a compound annual growth rate in the Company's earnings of approximately 17% to 23% would be needed through 2001 to provide the Company's shareholders with the same value on a present value basis as the Merger Consideration. The Board of Directors concluded that it was uncertain that profit increases of this magnitude could be readily achieved in a manner consistent with safe and sound banking practices.

(iii) The relationship of the Merger Consideration and the historical and then current market prices for the shares of Common Stock, as described in detail under "Summary -- Price Range of the Shares of Common Stock; Dividends," including the fact that the Merger Consideration represented premiums of approximately 20.72%, 36.18% and 41.32% over the closing market prices of the Common Stock at 30 days, 60 days and 90 days, respectively, prior to the execution and delivery by the Company and AANA of the Merger Agreement.

(iv) The prices and premiums paid in comparable acquisition transactions involving other financial institutions of which the Board was aware, based, among other things, on information supplied by Merrill Lynch. With respect to this factor, the Board noted that the price offered by AANA compared favorably with similar transactions involving other financial institutions.

(v) A review of the terms of the proposal by AANA, including the form of consideration to be paid, cash, which the Board believed would be desired by most shareholders and would not be subject to reduction.

(vi) The results of the process that had been undertaken over a period of several months to identify and solicit proposals from third parties to enter into a strategic transaction with the Company.

(vii) The Board's familiarity with and review of the Company's business, results of operations, financial condition and prospects, as well as thrift industry conditions generally and the changing environment for banking and financial services, as presented at its meeting on November 21, 1996.

(viii) The Board's view, based on advice received from both outside counsel and Merrill Lynch, that the terms of the Merger Agreement, including the termination fee provisions, and the Option Agreement contained provisions customary for this type of transaction, as well as the Board's understanding that the Merger Agreement permits the Company, in the exercise of the fiduciary duties of its Board of Directors, to furnish nonpublic information and access in response to unsolicited requests made by third parties after the signing of the Merger Agreement, pursuant to appropriate confidentiality agreements, and to participate in discussions with such third parties concerning an acquisition proposal.

(ix) The effect of the proposed Merger on the employees and customers of Standard Federal and the communities in which Standard Federal operates.

In view of the wide variety of factors considered in connection with this evaluation, and the fact that none of these factors were viewed as suggesting a contrary conclusion, the Board did not favor one factor over another in determining that the Company should enter into the Merger Agreement on November 21, 1996. Based upon all of these factors, the Board of Directors unanimously approved the Merger Agreement and unanimously recommended that the shareholders of the Company vote for the Merger.

OPINION OF FINANCIAL ADVISOR

Standard Federal retained Merrill Lynch to act as its exclusive financial advisor in connection with a possible business combination with one or more parties. Pursuant to the terms of its engagement, Merrill Lynch agreed to assist the Company in analyzing, structuring, negotiating and effecting a transaction with AANA. The Company selected Merrill Lynch because Merrill Lynch is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with the Company and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of Merrill Lynch attended the meeting of the Company's Board of Directors held on November 21, 1996, at which the Board of Directors considered and approved the Merger

Agreement. At that meeting, Merrill Lynch rendered its written opinion that, as of such date, the cash consideration to be received by the Company's shareholders is fair from a financial point of view. Such opinion was reconfirmed in writing as of the date of this Proxy Statement.

The full text of Merrill Lynch's written opinion is attached hereto as Annex C and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Annex C. The Company's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the view undertaken, by Merrill Lynch in connection therewith.

MERRILL LYNCH'S OPINION IS DIRECTED TO THE STANDARD FEDERAL BOARD AND ADDRESSES ONLY THE CASH CONSIDERATION TO BE RECEIVED BY STANDARD FEDERAL SHAREHOLDERS. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE, NOR SHOULD IT BE CONSTRUED AS, A RECOMMENDATION TO ANY STANDARD FEDERAL SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE STANDARD FEDERAL SPECIAL MEETING OR ANY OTHER MATTER IN CONNECTION THEREWITH.

Merrill Lynch has informed the Company that in arriving at its written opinion, Merrill Lynch, among other things: (1) reviewed the Company's Annual Reports, the Company's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1995, and the Company's Quarterly Reports on Form 10-Q and related unaudited financial information for each of the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (2) reviewed the Annual Report of ABN AMRO Holding N.V. and related financial information for the three fiscal years ended December 31, 1995, and ABN AMRO Holding N.V.'s Interim Report and related financial information for the six months ended June 30, 1996; (3) reviewed certain information, including financial forecasts, relating to the business, earnings, assets and prospects of the Company furnished to Merrill Lynch by the Company;
(4) conducted limited discussions with members of senior management of the Company concerning the business, earnings, assets and prospects and senior management's views as to future financial performance of the Company; (5) reviewed the historical market prices and trading activity for the Company's common stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; (6) compared the results of operations of the Company with those of certain companies which Merrill Lynch deemed to be relevant; (7) compared the proposed financial terms of the Merger contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (8) reviewed the Merger Agreement and the Option Agreement; (9) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary.

For the purpose of its opinion, with the Company's consent, Merrill Lynch excluded from its analysis the value of the supervisory goodwill litigation claim held by the Company against the United States government, given what Merrill Lynch understood to be the inability of the Company to value this litigation claim as of the date of its opinion. In preparing its opinion, Merrill Lynch assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available to it for purposes of its opinion, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries (including, as noted above, the supervisory goodwill litigation claim), nor was it furnished any such evaluation or appraisal. Merrill Lynch also assumed and relied upon the senior management of the Company referred to above as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefore) provided to Merrill Lynch. In that regard, Merrill Lynch assumed, with the Company's consent, that such forecasts, including, without limitation, financial forecasts and projections regarding underperforming and nonperforming assets, net charge-offs and adequacy of reserves, reflect the best currently available estimates and judgments of management as to the future financial performance of the Company. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and it did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company nor did it review any individual credit files, and it assumed that the aggregate allowance for loan losses of the Company is adequate to cover such losses. Merrill Lynch's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

Merrill Lynch's opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approvals for the Merger.

In connection with rendering its opinion on November 21, 1996, Merrill Lynch performed a variety of financial analyses, including those summarized below. The summary set forth below, which has been provided by Merrill Lynch, does not purport to be a complete description of the analyses performed by Merrill Lynch in this regard, although it describes the material terms of the analyses performed. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying Merrill Lynch's opinion. In addition, while Merrill Lynch gave the various analyses approximately similar weight, it may have used them for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Merrill Lynch's view of the actual value of the Company. The fact that any specific analysis is referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analysis.

In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness to the Company shareholders of the cash consideration to be paid pursuant to the Merger and were provided to the Company's Board of Directors in connection with the delivery of Merrill Lynch's opinion. With respect to the comparison of selected companies analysis and the analysis of selected thrift merger transactions summarized below, no public company utilized as a comparison is identical to the Company and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies concerned. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future, In addition, as described above, Merrill Lynch's opinion was only one of many factors taken into consideration by the Company's Board of Directors.

The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the senior management of the Company. The Company does not publicly disclose internal management projections of the type provided to Merrill Lynch in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly form those set forth in such projections.

The following is a summary of the material terms of the analyses presented by Merrill Lynch to the Company's Board of Directors on November 21, 1996, in connection with its fairness opinion.

Summary of Proposal. Merrill Lynch reviewed the terms of the proposed transaction, including the cash consideration to be paid by AANA pursuant to the Merger Agreement and the aggregate transaction value. Based on the transaction value per share of $59.00, Merrill Lynch calculated the price to market, price to book, price to tangible book, and price to earnings multiples, and the implied deposit premium paid (defined as the transaction value minus the tangible book value divided by total deposits) in the contemplated transaction. This analysis yielded a price to current market multiple of 1.04x, a price to market 30 days prior of 1.21x, a price to book value multiple of 2.11x, a price to tangible book value multiple of 2.60x, a price to earnings multiple of 14.05x (based on the Company's earnings, before extraordinary charges, for the twelve months ended September 30, 1996), and an implied deposit premium of 10.80%.

Discounted Dividend Stream Analysis. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after tax cash flows that the Company could produce through 2001 and distribute to shareholders ("dividendable net income"). In this analysis, Merrill Lynch assumed that the Company performed in accordance with the earnings forecasts provided to Merrill Lynch by the Company's senior management and that its tangible common equity to tangible asset ratios would be maintained at a minimum 5.50% level. Merrill Lynch estimated the terminal values for the Company's Common Stock at 8.0, 8.5 and 9.0 times the Company's 2002 estimated operating income (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 13% to 15%) chosen to reflect different required rates of return of holders or prospective buyers of Company Common Stock. This discounted dividend stream analysis indicated a reference range of between $45.53 and $54.54 per share for Company Common Stock. The analysis was based upon the Company's senior management's projections, which were based upon many factors and assumptions, many of which were beyond the control of the Company. As indicated above, this analysis did not purport to be indicative of actual values or actual future results and did not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

Analysis of Selected Thrift Merger Transactions. Merrill Lynch reviewed publicly available information regarding nine nationwide thrift merger transactions with a value greater than $500 million which have been announced since January 1, 1992. Merrill Lynch compared the price to book value, price to tangible book value, price to earnings ratios and the implied deposit premium paid in the contemplated transaction and in such selected thrift merger transactions. This analysis yielded a range of price to book value multiples of 0.85x to 1.80x with a mean of 1.51x and a median of 1.57x (compared with a transaction multiple of 2.11x for the Company), a range of price to tangible book value multiples of 1.11x to 2.07x with a mean of 1.61x and a median of 1.58x (compared with a transaction multiple of 2.60x for the Company), a range of price to earnings multiples of 11.19x to 14.37x with a mean of 12.70x and a median of 12.65x (compared with a transaction multiple of 14.05x for the Company), and a range of implied deposit premiums paid of 1.08% to 11.92% with a mean of 5.84% and a median of 5.14% (compared with a transaction multiple of 10.80% for the Company). This analysis yielded an overall imputed reference range per share of Company Common Stock of $23.65 to $62.44, and $35.58 to $53.99 based on the mean and median imputed range.

Merrill Lynch also reviewed publicly available information regarding 42 mid-Western thrift merger transactions with a value greater than $25 million which have been announced since January 1, 1994. Merrill Lynch compared the price to market value 30 days prior to announcement, price to book value, price to tangible book value, price to earnings ratios and the implied deposit premium paid in the contemplated transaction and in such selected thrift merger transactions.

This analysis yielded a range of price to market (30 days prior to announcement) multiples of 0.95x to 1.64x with a mean of 1.24x and a median of 1.24x (compared with a transaction multiple of 1.21x for the Company), a range of price to book value multiples of 0.95x to 2.19x with a mean of 1.41x and a median of 1.36x (compared with a transaction multiple of 2.11x for the Company), a range of price to tangible book value multiples of 0.95x to 2.19x with a mean of 1.44x and a median of 1.38x (compared with a transaction multiple of 2.60x for the Company), a range of price to earnings multiples of 10.00x to 19.33x with a mean of 14.80x and a median of 14.57x (compared with a transaction multiple of 14.05x for the Company), and a range of implied deposit premiums paid of 3.34% to 12.18% with a mean of 6.84% and a median of 6.33% (compared with a transaction multiple of 10.80% for the Company). This analysis yielded an overall imputed reference range per share of Company Common Stock of $21.46 to $82.10, and $31.14 to $62.84 based on the mean and median imputed range.

No company or transaction used in the above analysis as a comparison is identical to the Company or the contemplated transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable data.

Comparison of Selected Comparable Companies. Merrill Lynch also compared selected operating and stock market results of the Company to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant, including Commercial Federal Corporation, Collective Bancorp, Inc., Charter Financial, Inc., Charter One Financial, Inc., First Financial Corporation, Peoples Heritage Financial Group, Inc., Roosevelt Financial Group, Inc., Sovereign Bancorp, Inc., TCF Financial Corp., Washington Federal, Inc., and Washington Mutual, Inc. (collectively the "Standard Federal Composite"). This comparison showed, among other things, that (i) as of November 19, 1996, the ratio of Company's market price to fully-diluted core earnings per share (excluding net gains on sales of assets) for the twelve months ended September 30, 1996, was 15.01x, compared to a mean of 12.81x for the Standard Federal Composite, (ii) as of November 19, 1996, the ratio of the Company's market price to book value per share at September 30, 1996, was 1.98x, compared to a mean of 2.00x for the Standard Federal Composite, (iii) as of November 19, 1996, the ratio of the Company's market price to tangible book value per share at September 30, 1996, was 2.43x, compared to a mean of 2.22x for the Standard Federal Composite, (iv) as of November 19, 1996, the ratio of the Company's market price to estimated earnings for the twelve month period ending December 31, 1997, was 10.24x, compared to a mean of 10.23x for the Standard Federal Composite (assuming reported average Wall Street earnings estimates for both the Company and the Standard Federal Composite) (v) for the twelve month period ended September 30, 1996, the Company's return on average assets was 0.92% compared to a mean of 1.16% for the Standard Federal Composite (vi), for the twelve month period ended September 30, 1996, the Company's return on average equity was 14.61% compared to a mean of 15.95% for the Standard Federal Composite, (vii) at September 30, 1996, the Company's ratio of nonperforming loans to total loans was 0.37% compared with a mean of 0.66% for the Standard Federal Composite and (viii) at September 30, 1996, the Company's ratio of loan loss reserves to nonperforming assets was 93.49% compared with a mean of 145.96% for the Standard Federal Composite.

Mark-to-Market Analysis. Merrill Lynch evaluated the estimated market value of key components of the Company's balance sheet, including, among other things, its investment securities and mortgage-backed securities portfolios, loan portfolio and other borrowings. This analysis indicated a valuation of approximately $27.96 per share of Company Common Stock (on a fully diluted basis), before any analysis of credit quality related adjustments to the portfolios or deposit premium attributable to the franchise.

In connection with its opinion dated as of the date of this Proxy Statement, Merrill Lynch performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those described in updating its November 21, 1996, opinion.

Merrill Lynch has been retained by the Board of Directors of the Company as an independent contractor to act as financial adviser to the Company with respect to the Merger. Merrill Lynch is a nationally recognized investment banking firm which, among other things, regularly engages in the valuation of businesses and securities, including banking institutions, in connection with mergers and acquisitions. In addition, within the past three years, Merrill Lynch has provided financial advisory, investment banking and other services to the Company and ABN AMRO Holding N.V. and has received customary fees for the rendering of such services. In the ordinary course of its securities business, Merrill Lynch and its affiliates may trade the debt and/or equity securities of the Company or ABN AMRO Holding N.V. for its own account and the accounts of its customers, and accordingly, may from time to time hold a long or short position in such securities.

The Company and Merrill Lynch have entered into a letter agreement, dated July 15, 1996, relating to the services to be provided by Merrill Lynch in connection with the Merger. The Company has agreed to pay Merrill Lynch fees as follows:
(i) a fee of $500,000, payable in cash upon execution of the Merger Agreement;
(ii) an
additional cash fee of $500,000, contingent upon and payable upon the mailing of this Proxy Statement; and (iii) an additional cash fee of $11,750,000, contingent upon and payable upon the completion of the Merger. In such letter, the Company also agreed to reimburse Merrill Lynch for its reasonable and necessary out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities which might arise under the federal securities laws.

THE MERGER AGREEMENT

General Description. The terms of the Merger are set forth in the Merger Agreement, which is attached hereto as Annex A. The following description of the material terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement carefully and in its entirety. Exhibits to the Merger Agreement which are described or referred to therein but not included in Annex A are available from the Company upon request to Garry G. Carley, Executive Vice President and Secretary, Standard Federal Bancorporation, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084, telephone (810) 643-9600.

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, including the receipt of all requisite regulatory and shareholder approvals, MergerSub will be merged with and into the Company, the separate corporate existence of MergerSub will cease and the Company, as the surviving corporation, will become a wholly-owned subsidiary of AANA. The Effective Time of the Merger will be either the time of filing of a certificates of merger as required by Michigan and Delaware corporate law, or a time agreed to by the Company and AANA and provided in the certificates of merger. Although following the Merger the Company will continue as the Surviving Corporation, all current shareholders of the Company (exclusive of AANA and MergerSub) will have each of their shares of Common Stock converted into the right to receive $59.00 in cash, which is the Merger Consideration, and each option granted under the Company Incentive Plans will be converted into the right to receive in cash the difference between the Merger Consideration and the applicable option exercise price. Each issued and outstanding share of common stock of MergerSub will be converted into one share of common stock of the Surviving Corporation. The Merger Agreement also provides that the Certificate of Incorporation and Bylaws of MergerSub, as in effect immediately prior to the Effective Time, will be the governing documents of the Surviving Corporation. The Merger Agreement further provides that the officers and directors of MergerSub at the Effective Time will be the officers and directors, respectively, of the Surviving Corporation until their successors are duly elected or appointed in accordance with the bylaws of the Surviving Corporation.

At the Effective Time, by virtue of the Merger, each share of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by AANA or any of AANA's affiliates) automatically will be converted into the right to receive the Merger Consideration and each option granted under the Company Incentive Plans automatically will be converted into the right to receive in cash the difference between the Merger Consideration and the applicable option exercise price. After the Effective Time of the Merger, the certificates representing outstanding Common Stock of the Company will represent only the right to receive the Merger Consideration from AANA and there will be no transfer on the stock transfer books of the Company of its Common Stock. Until presented and surrendered in exchange for the Merger Consideration, each certificate which represented issued and outstanding Company Common Stock will be deemed for all purposes to evidence ownership of the Merger Consideration. See "The Merger -- No Dissenters' Rights" and "The Merger -- Payment for Shares of Common Stock."

Closing Date of Merger. Subject to the conditions contained in the Merger Agreement, the closing date is expected to occur during the second quarter of 1997.

Representations and Warranties; Conditions Precedent. The Company and AANA have made certain representations and warranties to each other in the Merger Agreement as to the authorization, validity and enforceability of the Merger Agreement and similar corporate matters. The Company has also made certain additional representations and warranties regarding, among other things: its capitalization; its subsidiaries; its financial statements and absence of liabilities; its insurance; its books and records; its title to assets; its real properties; the disclosure of litigation; its taxes; its compliance with applicable laws and permits; performance of its obligations; its employees; disclosure of material contracts; the absence of certain changes; its loans and investments; its intellectual properties; its benefit plans; regulatory approvals and reports; its facilities and environmental conditions; insider interests; brokers and finders fees related to the Merger; amendment of its Rights Agreement, and certain other matters. The representations and warranties in the Merger Agreement expire at the Effective Time.

The obligations of the parties to effect the transactions contemplated by the Merger Agreement are subject to the fulfillment, at or prior to the Effective Time, of the following conditions: (i) obtaining necessary regulatory approvals and (ii) the absence of any threatened, instituted or pending legal proceeding challenging, seeking to make illegal, or otherwise seeking to restrain or prohibit the transactions contemplated by the Merger Agreement.

The obligation of AANA to consummate the transactions contemplated by the Merger Agreement is subject to the following conditions, among others: (i) all representations and warranties of the Company remain true and correct, except where the failure to be true and correct would not have a material adverse effect on the Company at the Effective Time; (ii) the Company will, in all material respects, have performed or complied with all obligations, agreements and covenants in the Merger Agreement; (iii) the Company will have furnished to AANA (A) a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Effective Time, in which the officers certify that they have no reason to believe that conditions (i) and (ii) above have not been fulfilled, (B) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve the Merger Agreement and the transactions contemplated by the Merger Agreement were taken,
(C) a certificate dated the Effective Time executed on behalf of the Company by its corporate secretary or an assistant corporate secretary, certifying that the copies of the resolutions are true, correct and complete and that the resolutions were duly adopted, and not amended or rescinded and (D) an incumbency certificate, dated the Effective Time, certifying the signature and office of the Company officers executing the Merger Agreement or any other agreement, certificate or instrument executed by the Company pursuant to the Merger Agreement; (iv) an opinion of the Company's outside legal counsel will have been delivered to AANA; (v) the Company shall not have experienced a material adverse effect since the date of the Merger Agreement unless it has been disclosed to AANA and cured within the applicable cure period by the Company, or has resulted primarily from changes in the general level of interest rates; and (vi) a "comfort letter" of Deloitte & Touche LLP, independent certified public accountants to the Company, dated no earlier than five (5) days prior to the Closing, shall have been delivered to AANA.

The obligations of the Company to consummate the transactions contemplated by the Merger Agreement are subject to the following conditions, among others: (i) all representations and warranties of AANA remain true and correct at the Effective Time, except where the failure to be true and correct would not have a material adverse effect on AANA, (ii) AANA will, in all material respects, have performed or complied with all obligations, agreements and covenants in the Merger Agreement; (iii) the Merger shall have been approved by the Company's shareholders; (iv) an opinion of AANA's outside legal counsel shall have been delivered to the Company; and (v) AANA will have furnished to the Company (A) a certificate of an executive officer and the Chief Financial Officer of AANA, dated as of the Effective Time, in which the officers certify that they have no reason to believe that conditions (i) and (ii) above have not been fulfilled,
(B) copies of the text of the resolutions by which the corporate action on the part of AANA necessary to approve the Merger Agreement and the transactions contemplated by the Merger Agreement were taken, (C) certificates dated the Effective Time executed on behalf of the AANA and MergerSub by their respective corporate secretaries or assistant corporate secretaries, certifying that the copies of the resolutions are true, correct and complete and that the resolutions were duly adopted, and not amended or rescinded and (D) an incumbency certificate, dated the Effective Time, executed on behalf of each of AANA and MergerSub, certifying the signature and office of each officer of AANA and MergerSub executing the Merger Agreement or any other agreement, certificate or instrument executed by AANA or MergerSub pursuant to the Merger Agreement.

Conduct of Business by the Company. In the Merger Agreement the Company agrees that, until the Effective Time, it will operate its business and cause each of its subsidiaries to operate its business in the ordinary course and consistent with past practices. The Company also agrees to use all reasonable efforts to preserve intact the present business organizations of the Company, the Bank and each non-bank subsidiary (each a "Non-Bank Subsidiary") and maintain in effect all material licenses, permits and approvals of governmental authorities and agencies necessary for the conduct of its business. The Company further agrees in the Merger Agreement that neither it, the Bank nor any Non-Bank Subsidiary will do any of the following, except as contemplated by the Merger Agreement or otherwise permitted with the prior written consent of AANA:

(i) issue, sell, purchase or redeem or commit or agree to issue, sell, purchase or redeem any shares (other than shares issued pursuant to the exercise of stock options outstanding on the date of the Merger Agreement or any Voting Debt (as defined in the Merger Agreement)) or grant any options, warrants or rights to purchase shares of its Common Stock; or issue, sell or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock or any Voting Debt;

(ii) declare, set aside or pay any dividend or make any distribution in respect of its capital stock, other than regular quarterly cash dividends payable by the Company on dates consistent with dividend payment practices during 1995 not to exceed $0.20 per share of Company Common Stock per quarter, except that the Bank and the Non-Bank Subsidiary may pay dividends to the Company in amounts sufficient to enable the Company to pay its ordinary operating expenses and accrued liabilities;

(iii) amend its Articles of Incorporation, Charter or Bylaws, or issue or agree to issue any additional shares of capital stock or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which additional shares of capital stock of any class might be directly or indirectly authorized or issued, except in connection with options previously granted under the Company Incentive Plans;

(iv) make any general or unusual increase in compensation or rate of compensation payable or to become payable to hourly, salaried or commissioned employees or officers, except for those which are normal, reasonable and consistent with past practices or as required by or specifically provided for by contracts in existence as of the date of the Merger Agreement, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

(v) accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit or other extraordinary compensation (except pursuant to pension, profit sharing, bonus and other fringe benefit plans, agreements and arrangements presently in effect and in accordance with past practices) or adopt or amend any employee benefit plan;

(vi) commit to purchase, purchase or otherwise acquire any derivative or synthetic mortgage product or enter into any interest rate swap transaction;

(vii) except for loans secured by one-to-four family residences in amounts less that $1 million, make any loan, loan commitment or renewal or extension thereof to any person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made by the Bank to such person and such person's immediate family and affiliates, exceed $500,000, provided, however, that AANA will be deemed to have consented to any such loan or commitment if it has not objected to it within five business days after receiving written notice of the loan or commitment;

(viii) acquire any business entity or assets thereof, except as it relates to a foreclosure or other exercise of creditors' rights in the usual and ordinary course of its business;

(ix) enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $500,000 in aggregate value (including, but not limited to, options or commodities or any tangible real or personal properties of the Company or any Company subsidiary), except for the origination, purchase and sale of mortgage loans and loan participations and the purchase and sale of readily marketable investment securities in the ordinary course of business and consistent with past practices, and sales of real estate owned and other repossessed properties or acceptance of a deed in lieu of foreclosure;

(x) make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $500,000;

(xi) file, withdraw, or fail to renew any applications for additional branches or to relocate operations from existing locations;

(xii) create or incur any liabilities in excess of $500,000, other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with past practices or as contemplated or permitted by or in connection with the Merger Agreement and the consummation of the Merger;

(xiii) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of the Company or any Company subsidiary securing any obligation in excess of $500,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits or Federal Home Loan Bank borrowings;

(xiv) make or become a party to any contract or commitment in excess of $500,000, or renew, extend, amend or modify any contract or commitment in excess of $500,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by the Merger Agreement;

(xv) discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, if the cost to the Company or any Company subsidiary to discharge or satisfy any such mortgage, lien, charge or encumbrance is in excess of $500,000, unless such discharge or satisfaction is covered by general or specific reserves;

(xvi) pay any obligation or liability, absolute or contingent, in excess of $500,000 except liabilities shown on the Company financial statements or except in the usual and ordinary course of business or in connection with the transactions contemplated by the Merger Agreement;

(xvii) institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $500,000;

(xviii) invest in any real estate, except for investments in real estate owned as a result of foreclosure or deed in lieu of foreclosure;

(xix) enter into or amend any continuing contract or series of related contracts in excess of $500,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than thirty (30) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by the Merger Agreement;

(xx) enter into or amend any contract, agreement or other transaction, other than the Bank's employee loan program, with any officer, director or principal shareholder of the Company or any affiliate of such person on terms that are less favorable than could be obtained from an unrelated third party on an arm's-length basis;

(xxi) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of management of the Company to respond to then current market or economic conditions or as may be required by the rules of the AICPA, the FASB or by applicable governmental authorities; or

(xxii) default under any agreement or understanding to which the Company or any Company subsidiary is a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would have a material adverse effect on the Company.

Acquisition Transaction. In the Merger Agreement, the Company agreed that neither it nor any of its subsidiaries nor any officer, director, employee, agent or affiliate thereof shall, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person relating to any Acquisition Transaction, or participate in any negotiations in connection with or in furtherance of any Acquisition Transaction or permit any person, other than AANA or its representatives, to have any access to the facilities of, or furnish to any person, other than AANA or its representatives, any nonpublic information with respect to the Company or any of its subsidiaries in connection with or in furtherance of any of the foregoing. The Company also agreed that it would immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties (other than AANA) conducted before November 21, 1996, with respect to any of the foregoing, and to immediately provide AANA with telephone notice of any such proposal or offer and to promptly provide AANA with the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, provide AANA with copies of any written offers, proposals, agreements or other documents with respect to such offer or proposal. The Merger Agreement defines an Acquisition Transaction to be: (i) a bona fide tender or exchange offer for at least 10% of the outstanding shares of capital stock of the Company by any person other than AANA or its affiliates; (ii) a merger, consolidation or other business combination with the Company or the Bank involving any person other than AANA or one of its affiliates; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving a substantial part of the Company's consolidated assets, including stock of any of the Company's subsidiaries, to any person other than AANA or one of its affiliates; (iv) the acquisition by any person (other than AANA or one of its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 10% or more of the outstanding shares of any class of capital stock of the Company, including shares of capital stock owned by such person; (v) any reclassification of securities or recapitalization of the Company or other similar transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security, including securities convertible into equity securities, of the Company which is owned by any person other than AANA or one of its affiliates; (vi) a public proxy or consent solicitation made to shareholders of the Company seeking proxies or consents in opposition to any proposal relating to any of the transactions contemplated by the Merger Agreement that has been recommended by the Board of Directors of the Company; (vii) the filing of an application or notice with the Federal Deposit Insurance Corporation, the Office of Thrift Supervision (the "OTS") or any other federal or state regulatory authority seeking approval to engage in one or more of the transactions described in the foregoing clauses (i) through (vi): or
(viii) the making of a bona fide proposal to the Company or its shareholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions described in the foregoing clauses (i) through (vi). However, nothing in the Merger Agreement is intended to prohibit the Company or its officers and directors from taking any of such prohibited actions if the Board of Directors of the Company determines, upon receipt of a written opinion of its outside counsel, that it is necessary to take such action in order to fulfill their fiduciary duties to the shareholders of the Company under the MBCA.

Dividend During Closing Quarter. The Merger Agreement provides that the Company may declare and pay a final cash dividend in respect of the Company Common Stock, in an amount not to exceed $0.20 per share of Company Common Stock, if a regular dividend declaration date is scheduled to occur during the twenty (20) day period immediately prior to Closing.

Indemnification. AANA and MergerSub agree in the Merger Agreement that for six
(6) years after the Effective Time, AANA and the Surviving Corporation will cause to be maintained in effect the Company's current policy of officers' and directors' liability insurance with respect to actions and omissions occurring on or prior to the Closing; provided, however, that the Surviving Corporation can substitute for the current liability insurance policy, policies which are no less advantageous to the covered persons and provided that such substitution will not result in any gaps or lapses in coverage with respect to matters occurring on or prior to the Effective Time. The Merger Agreement further provides that the Surviving Corporation will not be required to pay an annual premium in excess of 125% of the last annual premium paid by the Company prior to the date of the Merger Agreement, and if the Surviving Corporation is unable to obtain the insurance required by this section, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

In the Merger Agreement, AANA acknowledges the exculpation, indemnification, advancement of expenses and like obligations of the Company and the Bank contained in their Articles of Incorporation and Charter, respectively, and Bylaws with respect to current and former directors, officers, employees and agents, collectively defined as Indemnified Persons, and agrees, for six (6) years from and after the Effective Time, to honor, in accordance with their terms in effect on November 21, 1996, all such obligations. The provisions of this section are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs, beneficiaries and representatives.

Termination. The Merger Agreement may be terminated prior to the Effective Time as follows:

(a) by the mutual consent of the Boards of Directors of AANA and the Company; or

(b) by the Board of Directors of either AANA or the Company if any conditions to such party's obligation to consummate the transactions contemplated by the Merger Agreement become impossible to satisfy and if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and is not in breach of or default in any material respect of the Merger Agreement;

(c) by the Board of Directors of AANA if (i) there has been a material breach or default by the Company of any representation or warranty or in the observance of its covenants and agreements contained in the Merger Agreement or which notice has been given in writing by AANA and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to December 31, 1997 without fault on the part of AANA; or (iii) a public announcement with respect to a proposal, plan or intention to effect an Acquisition Transaction will have been made by any person other than AANA or an affiliate of AANA and the Board of Directors of the Company will have (A) failed to publicly reject or oppose such proposed Acquisition Transaction within ten (10) days of the public announcement of such proposal, plan or intention or (B) will have modified, amended or withdrawn its recommended approval of the Merger Agreement and the Merger to the Company's shareholders; or

(d) by the Board of Directors of the Company if (i) there has been a material breach or default by AANA of any representation or warranty or in the observance of its covenants and agreements contained in the Merger Agreement of which notice has been given in writing by the Company and which has not been cured within thirty (30) business days of receipt of such notice; or
    (ii) the Effective Time has not occurred prior to December 31, 1997, without fault on the part of the Company; or

(e) by the Board of Directors of either AANA or the Company at any time after the date that (i) the shareholders of the Company fail to approve the Merger Agreement and the Merger by an affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock at a meeting held for such purpose; or (ii) if any one of the federal or state governmental authorities having jurisdiction over the Merger and/or the transactions contemplated by the Merger Agreement has denied approval for the Merger and, if such denial is appealable, neither AANA nor the Company has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by the governmental agency of such order of denial; or

(f) by AANA if supplements and amendments to the Company's representations and warranties in the Merger Agreement, required to be provided to AANA by the Company from and after November 21, 1996, to the Effective Time (defined in the Merger Agreement as Disclosure Schedule Updates), together with the information in any or all of the Disclosure Schedule Updates previously provided by the Company indicates that the Company, in the good faith judgment of AANA, has suffered or is reasonably likely to suffer a material adverse effect (i) which either has not or cannot be cured within 30 days after receipt by AANA of a Disclosure Schedule Update, or (ii) which does not result primarily from changes in the general level of interest rates.

Effect of Termination. In the event of termination of the Merger Agreement by either mutual consent of the Boards of Directors of AANA and the Company or by either AANA or the Company because conditions to such party's obligation to consummate the transactions contemplated by the Merger Agreement shall have become impossible to satisfy, written notice will be given to the other party or parties specifying the provision under which the termination is made, and the Merger Agreement with become null and void, and there will be no liability on the part of AANA or the Company except for (i) fraud or willful material breach of the Merger

Agreement and (ii) as otherwise set forth in this section and under the section of the Merger Agreement providing for responsibility for expenses, summarized below.

If the Merger Agreement is terminated by the Board of Directors of AANA because
(i) of the public announcement regarding an Acquisition Transaction by any person other AANA or an affiliate of AANA that the Company has failed to publicly reject or oppose within the applicable period of time or that has caused the Board of Directors of the Company to modify, amend or withdraw its recommended approval of the Merger Agreement, or (ii) the shareholders of the Company fail to approve the Merger Agreement as required, and within twenty-four
(24) months of any such termination an Acquisition Transaction shall occur, or if the Merger Agreement is terminated by the Board of Directors of AANA because there has been a material breach or default by the Company of any representation or warranty or in the observance of its covenants and agreements that has not been cured within thirty (30) days of notice, then the Company will pay to AANA, within two (2) business days after demand therefor, $10 million as an expense reimbursement (the "Termination Fee"). Notwithstanding the preceding sentence, the Termination Fee, when aggregated with all amounts actually received by AANA for the Option Shares or the Option (as defined in the Option Agreement) prior to making demand for payment shall not exceed the Limit (as defined in the Option Agreement). It is the intent of the parties that, if AANA has previously received Stock Option Consideration under the Option Agreement equal to the Limit, then no further expense reimbursement payment will be due from the Company under the Merger Agreement. See "The Merger -- Option Agreement."

If the Merger Agreement is terminated by the Board of Directors of the Company because there has been a material breach or default by AANA of any representation or warranty or in the observance of its convenants and agreements that has not been cured within thirty (30) days' notice, AANA will pay the Company, not later than two business days after demand, $5 million as expense reimbursement.

If the Merger Agreement is terminated by either AANA or the Company, as the case may be, for the reasons outlined above, there will be no liability or obligation on the part of either party to the other or on the part of any of their officers or directors, other than (i) pursuant to the provisions of the Merger Agreement relating to access to and confidentiality of information, (ii) as summarized in this section, and (iii) as otherwise set forth under the section of the Merger Agreement providing for responsibility for expenses, summarized below. This limitation on liability or obligation is inapplicable to the extent such termination results from the willful breach by a party to the Merger Agreement of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or a wrongful termination of the Merger Agreement by AANA or the Company, as the case may be.

Payment of Expenses. The parties agreed in the Merger Agreement that, except as otherwise provided as an effect of termination, the costs and expenses of AANA and the Company will be allocated as follows:

(a) AANA will bear all fees and expenses of its counsel, accountants and investment bankers and all other costs and expenses incurred by it in the preparation of the Merger Agreement, the investigation of the Company, the preparation and prosecution of its applications for regulatory approvals, and all costs and expenses of any appeals therefrom.

(b) The Company or the Bank will bear all fees and expenses of its counsel, accountants and investment bankers, all filing fees to be paid to the SEC in connection with the proxy statement, the costs of printing and mailing the proxy statement for use at the meeting of Company shareholders to consider the Merger, and all other costs and expenses incurred by such persons or firm in the preparation of the Merger Agreement, the calling, noticing and holding of a meeting of shareholders to consider and act upon the Merger and the furnishing of information or other cooperation to AANA in connection with the preparation of regulatory applications.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

The Merger Agreement and side letter regarding employee benefits executed by AANA and the Company (the "Benefits Letter") provide for additional agreements concerning compensation for executive officers and employees of the Company and the Bank. Set forth below is certain information relating to these plans and arrangements as they are affected by the Merger, the Merger Agreement and Benefits Letter, including an estimate of settlement and termination amounts to be paid thereunder.

Holders of Stock Options and Shareholder Value Units. Under the Company
Incentive Plans, as of February   , 1997, options to purchase        shares of
Common Stock ("Stock Options") are outstanding, and all such Stock Options become immediately exercisable upon a change in control; the Merger will constitute such a change in control. Pursuant to the Merger Agreement, each Stock Option not previously exercised shall be cancelled immediately prior to the Effective Time for a per share cash payment equal to the difference between the Merger Consideration and the exercise price of each Stock Option. Such payment will be made only upon receipt of a cancellation agreement from the Stock Option holder. Set forth below are the number of shares of Common Stock covered by such Stock Options held by the Company's executive officers (the "Named Executive Officers") and the cash value of such Stock Options, assuming surrender in exchange for a per share payment equal to the excess of $59.00 over the option exercise price thereof.

                                                                   NUMBER OF              CASH VALUE
NAME OF EXECUTIVE OFFICER                                        STOCK OPTIONS         OF STOCK OPTIONS
--------------------------------------------------------------   -------------         ----------------
Thomas R. Ricketts............................................
Garry G. Carley...............................................
Ronald J. Palmer..............................................
Joseph Krul...................................................

The Merger Agreement provides that prior to the Effective Time the Company will terminate the Company Incentive Plans and cancel each outstanding Shareholder Value Unit ("SVU") granted under the Company's 1995 Stock Option and Shareholder Value Plan (the "1995 Plan"). In consideration for such cancellation, the Company will pay to the holders of SVUs an amount based upon the then value of the SVUs, prorated to reflect the number of months remaining in the original SVU measurement period. Based upon the estimated value of the SVUs as of December 31, 1996, the amounts payable to the Named Executive Officers with respect to SVUs held by each of them is as follows:

                                                                           NUMBER OF    AMOUNT OF
                       NAME OF EXECUTIVE OFFICER                           SVUs HELD     PAYMENT
------------------------------------------------------------------------   ---------    ---------
Thomas R. Ricketts......................................................      400
Garry G. Carley.........................................................      200
Ronald J. Palmer........................................................      120
Joseph Krul.............................................................      120

Pursuant to the Benefits Letter, AANA agreed to permit the Company to amend the Company Incentive Plans to enable the Compensation, Organization and Stock Option Committee of the Company's Board of Directors to authorize the advance payment in 1996 of all or a portion of the amount estimated to be payable with respect to the SVUs, and to accelerate into 1996 the exercisability of certain Stock Options scheduled to vest on January 1, 1997. The purpose of any such payments or acceleration would be to obtain certain tax benefits to preserve the value of those awards to such holders. On December 19, 1996, the Company's Board of Directors so amended the Plans. The Committee authorized the advance payment to Messrs. Carley, Palmer and Krul against the amount to be paid at the Effective Time with respect to the SVUs equal to the estimated SVU amounts set forth above, and the acceleration of Stock Options with respect to 1,307 shares held by Mr. Carley and 1,328 shares held by each of Messrs. Palmer and Krul.

Retention Bonus Program and 1997 Incentive Plan Participation. The Merger Agreement restricts the Company from granting any further stock options or SVUs to employees of the Company or the Bank. Historically, the Company has followed the practice of granting stock options and SVUs to officers and key employees during December of each year. In December 1995, the Company granted stock
options to over      officers and key employees and awarded SVUs to over
officers and key employees. In recognition of this benefit program, the Bank, with AANA's consent and approval, has established a retention bonus program for the benefit of those employees who would have received options during December 1996 but for the Merger Agreement (other than those 16 senior executive officers of the Bank who will receive severance payments pursuant to existing employment or severance agreements). The retention bonus awards will be equal to the number
of stock options which would have been awarded, multiplied by $       , the
difference between $59.00 and the average of the high and low sales prices for the Company's Common Stock on the NYSE on December 19, 1996, the date of the Company's Board of Directors meeting at which such stock options would have been granted. Such retention bonuses will be paid to employees only if they remain continuously employed until the Effective Time.

In the Benefits Letter, AANA has agreed to establish an incentive plan for those senior management officers of the Bank identified in the Benefits Letter (other than Mr. Ricketts), which will provide that each such officer who remains employed by the Bank (or AANA or another AANA subsidiary) through December 31, 1997, will receive a minimum cash bonus equal to 15% or such officer's annual base salary as in effect immediately following the Effective Time. Such bonuses will be paid only if the officer (a) remains continuously employed by the Bank until December 31, 1997 or (b) remains continuously employed by the Bank (or AANA or another AANA subsidiary) through the Effective Time and retires or is involuntarily terminated prior to December 31, 1997 (in which event the bonus otherwise payable will be pro-rated based on the number of days from the date of the Effective Time through the date of retirement or involuntary termination as a percentage of the number of days from the Effective Time to December 31,
1997).

Employee Severance Compensation Plan. The Benefits Letter provides that AANA will establish or cause to be established a severance benefits program for those employees of the Company or the Bank who are involuntarily terminated as a result of the Merger (other than those employees who are parties to employment or similar agreements). In connection therewith, the Company will terminate benefit plans or programs (other than the employment and severance agreements with the Company's senior executive officers, and the severance plan applicable to former Bell Federal Savings and Loan Association employees) that provide, directly or indirectly, for the payment of separation or severance benefits of the type to be provided under AANA's new severance benefits program. The material terms of the AANA severance benefits program are as follows: Each person who is employed by the Company at the Effective Time and whose employment with AANA and all of its subsidiaries

(including the Bank) is terminated within one year after the Effective Time as the result of employer-initiated action for reasons attributable the Merger, and not for reasons attributable to misconduct or unsatisfactory performance below acceptable standards (as determined pursuant to AANA's applicable progressive discipline policy), will, upon execution of a release reasonably required by AANA, be eligible to receive severance pay. The amount of severance pay payable to an eligible employee in the event of such termination of employment is based upon the employee's weekly base pay. The severance pay shall be paid in installments on the regular pay dates following termination of employment for the designated severance pay period. The length of time during which continued payment of an employee's weekly base pay will be made is based on the employee's full years of service and his or her employment classification at the time of termination. The following table sets for the basis for this determination:

                                                                                           MAXIMUM
                                                                 BASE       SERVICE     SEVERANCE PAY
                   TITLE/CLASSIFICATION                       COMPONENT    COMPONENT        PERIOD
-----------------------------------------------------------   ----------   ---------    --------------
Vice President.............................................     16 weeks     2 weeks       52 weeks
Assistant Vice President and Other Officers................     12 weeks     2 weeks       52 weeks
Exempt Employees...........................................      6 weeks      1 week       52 weeks
Non-Exempt Employees.......................................      4 weeks      1 week       52 weeks

Any employee who is entitled to receive severance pay under the AANA program shall also be entitled to maintain COBRA coverage during the severance pay period at a cost equal to the cost charged to an active employee for similar coverage in lieu of the cost otherwise applicable under COBRA. Terminated employees who are [Vice Presidents or above] will be eligible for individual outplacement counseling, and other terminated employees will be provided with group outplacement counseling.

Standard Federal Employment and Severance Agreements. The Bank has maintained employment agreements with the Named Executive Officers which provide, among other things, for a three-year term of employment and for payments to the Named Executive Officer upon an event of termination following a change in control. Upon an event of termination, the executive officer is entitled to a payment equal to the greater of the payments remaining under the agreement or three times the average of the executive officer's W-2 compensation for the five preceding years provided that such payments cannot exceed the limitations on parachute payments contained in the Internal Revenue Code of 1986, as amended (the "Code"). The Merger will constitute a change in control under the Employment Agreements. Pursuant to the Benefits Letter, the Bank has amended each of the Employment Agreements to provide that an event of termination shall be deemed to occur following the Effective Time. As a result, the Named Executive Officers will be entitled to receive payments as follows: Mr. Ricketts
-- $       ; Mr. Carley -- $       ; Mr. Palmer -- $       ; and Mr. Krul --
$       .

The Bank has entered into Severance Compensation Agreements with its other senior management officers pursuant to which payments shall be made following the Effective Time.

Employment Arrangements and Directorships with the Bank. In connection with the execution of the Merger Agreement, AANA has extended offers of employment to Messrs. Carley, Palmer and Krul, at positions whose titles, duties and responsibilities will be developed over the next several months. The offers specify annual salaries of $250,000, $200,000 and $175,000, for Messrs. Carley, Palmer and Krul, respectively, and each will be eligible to receive annual cash bonuses under the annual incentive plan described above, as well as participate in AANA's long-term incentive plan. AANA has agreed to appoint Mr. Ricketts as a Director and Chairman of the Board of Standard Federal Bank at the Effective Time and as a Director of AANA's subsidiary, LaSalle Bank, FSB, and to pay Mr. Ricketts $350,000 annual compensation for such services. Mr. Ricketts will not be an employee of AANA or any of its affiliates. In the Benefits Letter, AANA has agreed to appoint Garry G. Carley, William E. Hoglund, John M. O'Hara, E.G. Wilkinson, Jr., and David P. Williams, each of whom is currently a director of the Company and the Bank, as continuing directors of the Bank, in addition to Mr. Ricketts. All other directors of the Company will cease to serve as directors of either the Company or the Bank at the Effective Time.

EFFECT ON EMPLOYEE BENEFIT PLANS

Under the Merger Agreement, AANA covenants to comply with its agreements to take certain actions described in the Merger Agreement and the Benefits Letter affecting employee benefits. The Merger Agreement provides that at the Effective Time, AANA or a subsidiary of AANA will, to the extent required by AANA, be substituted for the Company or its subsidiary as the sponsoring employer under those Company benefit plans with respect to which the Company or one of its subsidiaries is a sponsoring employer immediately prior to the Effective Time. Except as otherwise specifically provided in the Merger Agreement or the Benefits Letter, each such Company benefit plan shall be continued in effect by AANA or a subsidiary of AANA without termination or discontinuance, subject to AANA's right to subsequently amend or terminate any such benefit plan in accordance with its terms and with the provisions of any applicable law. The Merger Agreement also provides that after the Effective Time, at such times and to the extent set forth in the Benefits Letter, AANA shall provide each employee of the Company and any Company subsidiary (a) the opportunity to participate in each employee benefit plan and program maintained by AANA for similarly situated employees of AANA and its subsidiaries, (b) credit for service with the Company, the Bank or the Company's other subsidiaries under the AANA benefit plans with respect to the participation of such employees in the AANA benefit plans, and
(c) waiver of waiting periods and preexisting condition exclusions under the AANA benefit plans.

In the Benefits Letter, AANA agrees that it will maintain or cause to be maintained the Company's Retirement Plan from and after the Effective Time through the last day of the plan year ending December 31, 1997, or such later date as AANA shall in its sole discretion determine, at which time the Company's Retirement Plan will be merged with and into the AANA retirement plan. At the time of such plan merger, the AANA retirement plan will be amended to, in substance, provide that (i) the vesting and benefit service credited to the Company's employees under the Company's Retirement Plan shall be treated as vesting and benefit service, respectively, under the AANA retirement plan, (ii) upon the subsequent termination of employment of a Company employee who was a participant in the Company's Retirement Plan, such participant's retirement benefit will be equal to the greater of the benefit accrued under the Company's Retirement Plan as of the date of conversion into the AANA retirement plan or the benefit accrued under the AANA retirement plan, taking into account service under the Company's Retirement Plan for periods prior to the date of conversion and under the AANA retirement plan thereafter, through the date of retirement and (iii) certain lump sum retirement benefits will be payable to former employees of Bell Federal Savings and Loan Association as a result of that bank's former retirement plan, which was merged into the Company's Retirement Plan by the Company following the Company's acquisition of Bell Federal Savings and Loan Association in 1996.

REGULATORY APPROVALS

General. Consummation of the Merger is conditioned, among other things, on the approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended ("BHCA"), by the Michigan Banking Commissioner of Financial Institutions (the "Michigan Commissioner") under the Michigan Savings and Loan Act of 1980, as amended (the "Michigan Act"), and the Dutch Central Bank ("DCB"). These approvals are required by law and must be obtained before the Merger is consummated.

Federal Reserve Board. The Federal Reserve is authorized under the BHCA to approve an application by a bank holding company to acquire a savings association. AANA filed an application for approval of the Merger under the BHCA
on             , 1997. In determining whether to approve transactions such as the Merger, the Federal Reserve is directed by statute to consider whether the transactions can be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased competition, conflicts of interest or unsound banking practices. The Federal Reserve is also required to evaluate the financial and managerial resources of AANA and the Company and the effect of the Merger on those resources. The decision of the Federal Reserve on the application is subject to judicial review by any aggrieved party. A requirement of a hearing or a judicial review of the order of the Federal Reserve could delay or prevent the completion of the Merger.

The regulations of the Federal Reserve provide for the publication of notice and the opportunity for public comment relating to the application for approval discussed above.

AANA has been advised that its application for approval of the Merger was accepted for processing under delegated authority by the Federal Reserve Bank of
Chicago (the "Federal Reserve Bank") on             , 1997. Under the
regulations of the Federal Reserve, the Federal Reserve Bank will act on the application within the 30-day period that began on the date the application was accepted for processing (a period that will be tolled by any public comments or other circumstances that may trigger further requests for information from the Federal Reserve Bank). There can be no assurance that the Federal Reserve Bank will continue processing the application under delegated authority.

There can be no assurance that the Federal Reserve will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval. There can likewise be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof.

Michigan Commissioner of Financial Institutions. AANA filed an application with
the Michigan Commissioner on             , 1997 for approval of the Merger. The
Michigan Commissioner is authorized under the Michigan Act to approve the Merger provided the Michigan Commissioner determines that (i) Illinois law authorizes a Michigan holding company to take action in Illinois similar to the Merger, under conditions not unduly restrictive; (ii) the powers or privileges of any Illinois savings association if acquired by a Michigan holding company would not be unduly restricted as a result of such acquisition; (iii) the Merger will not impair the safety and soundness of Standard Federal Bank; and (iv) AANA has otherwise complied with certain requirements under Michigan law. In making its determination, the Michigan Commissioner is required to assess the composite record of the applicant and its subsidiaries in meeting the credit needs of the communities in the state in which they are located, including low- and moderate-income neighborhoods. In assessing the composite record of the applicant, the Michigan Commissioner is required to consider the factors considered by the appropriate federal bank regulatory agency pursuant to the Community Reinvestment Act and the regulations promulgated thereunder.

Under Michigan law, the Michigan Commissioner shall make such determination within 60 days of receipt of the application. There can be no assurance that the Michigan Commissioner will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval.

Dutch Central Bank. ABN AMRO Bank filed an application with De Nederlandsche Bank pursuant to Article 26 Paragraph 2 in connection with Article 24 of the Act on the Supervision of the Credit System 1992 (Wet Toezicht Kredietwezen 1992) to obtain a declaration of no objection for the Merger on November 26, 1996. By letter dated December 6, 1996, the Minister of Finance informed ABN AMRO Bank that it granted ABN AMRO Bank a declaration of no objection for acquiring and holding an indirect participation in the Company on the basis of a 100% participation in the share capital of the Bank through ABN AMRO Bank's wholly-owned subsidiary, AANA.

Exon-Florio Amendment. AANA provided the Committee on Foreign Investment in the United States (the "CFIUS") with written notification of the Merger on
            , 1997 and requested a determination that no investigation of the Merger is necessary under the Exon-Florio Amendment. The Exon-Florio Amendment authorizes the President of the United States to investigate and evaluate the effects on national security of mergers, acquisitions and takeovers by or with foreign persons. The Exon-Florio Amendment establishes the following 90-day timetable: (i) the CFIUS must determine whether to investigate a proposed acquisition within 30 days of its receipt of written notification; (ii) in the event the CFIUS elects to commence an investigation, it must be completed within 45 days of such election; and (iii) the President has 15 days following the completion of the investigation to take any action to suspend or prohibit the proposed acquisition. If no action is commenced within the 90-day time frame, the Merger may be completed. The President has delegated his investigative authority under the Exon-Florio Amendment to the CFIUS. There can be no assurance that the CFIUS will determine that no investigation of the Merger is necessary.

Office of Thrift Supervision. As a bank holding company, AANA is exempt from regulation under the Savings and Loan Holding Company Act pursuant to The Economic Growth and Regulatory Paperwork Act of 1996 (the "1996 Act"). As a result of the exemption, it is not anticipated that AANA will file a regulatory application or notice for prior approval of the Merger with the OTS. The 1996 Act directs the Federal Reserve to consult with the OTS in considering bank holding company acquisitions of thrifts. Given the recent enactment of the 1996 Act, there can be no assurance that the OTS will not comment on the application filed with the Federal Reserve, or if the OTS comments on such application, that the comments will not delay the processing of the application by the Federal Reserve.

OPTION AGREEMENT

At the time the Merger Agreement was executed, and in order to encourage AANA to enter into the Merger Agreement, the Company also entered into the Option Agreement with AANA. AANA has expressly indicated to the Company that it would be unwilling to enter into the Merger Agreement and consummate the transactions contemplated thereby without the benefit of the Option Agreement. Under the Option Agreement, the Company granted to AANA the right to purchase up to 6,209,894 newly issued, fully paid and nonassessable shares of Company Common Stock, as adjusted (19.9% of the authorized and outstanding shares of Common Stock), at a purchase price of $52.50 cash per share of Common Stock (the "Purchase Price"). The Option is exercisable by AANA, in whole or in part prior to its termination following the occurrence of any of the following events:

(a) if the Board of Directors of the Company withdraws its support of the Merger or fails to recommend approval of the Merger; or

(b) a person, other than AANA or any of its affiliates:

      (i) acquires beneficial ownership of 10% or more of the then outstanding Common Stock of the Company or any security representing the right or option to acquire 10% or more of the then outstanding Common Stock of the Company and if, after the occurrence of such an acquisition, the Board of Directors of the Company: (A) recommends such acquisition to the Company's shareholders for acceptance; (B) fails to undertake such acts as AANA reasonably requests to oppose such an acquisition; or (C) fails to recommend or withdraws its approval of the Merger Agreement to the shareholders of the Company;

      (ii) enters into an agreement with the Company pursuant to which such person or any affiliate of such person would (A) merge or consolidate, or enter into any similar transaction, with the Company or (B) acquire all or substantially all of the assets of the Company; or

     (iii) makes a bona fide proposal for any merger, consolidation or acquisition of all or substantially all of the assets of the Company or other business combination with the Company, and thereafter, but before such proposal has been unconditionally withdrawn or the Company has formally rejected the proposal in writing, the Company willfully commits any material breach of the Merger Agreement and such breach (A) would entitle AANA to terminate the Merger Agreement without regard to the cure periods provided for in the Merger Agreement, (B) is not cured and (C) would materially interfere with the Company's ability to consummate the Merger or materially reduce the value of the transaction to AANA.

Each of the events described above in items (a) and (b) is referred to hereinafter as a "Triggering Event." The Option Agreement provides AANA with certain abilities to require the Company to repurchase the Option for cash. Certain repurchase rights are triggered if (i) the Triggering Event described in item (b)(ii) in the preceding paragraph occurs and the events relating to such transaction are consummated; or (ii) if any person other than AANA or any of its affiliates acquires beneficial ownership of 50% or more of the then outstanding Company Common Stock. Upon the occurrence of the foregoing, AANA will have the right to receive (in lieu of exercising the Option) a cash payment equal to the Spread (as hereinafter defined) (the "Repurchase Consideration"). The "Spread" is defined as the amount equal to the excess, if any, over the Purchase Price of the higher of (i) the highest price per share of Company Common Stock as reported on the New York Stock Exchange within the six (6) months immediately preceding the date that AANA requests cash in lieu of shares; (ii) the price per share of Company Common Stock at which a tender offer or an exchange offer has been made; (iii) the price per share of Company Common Stock to be paid by any third party pursuant to an agreement with the Company; or (iv) in the event of a sale of substantially all of the assets of the Company, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Company divided by the number of shares of Common Stock outstanding at the time of such sale.

The Merger Agreement and the Option Agreement work in tandem to limit the aggregate consideration that AANA, or any successor-in-interest, may receive to $90,000,000 in the aggregate (the "Limit"). All amounts received by AANA, or any successor-in-interest, affiliate or transferee, as (a) consideration for the Option Shares or the Option, including any Repurchase Consideration, less any Purchase Price actually paid by AANA; or (b) costs, fees and expenses or other reimbursement amounts paid to AANA under certain provisions of the Merger Agreement shall be included in calculating the Limit. See "The Merger -- The Merger Agreement."

Under the Option Agreement, the Company also granted AANA certain registration rights with respect to shares of Common Stock acquired upon exercise of the Option and has agreed, upon AANA's request, to file an application to list such shares of Common Stock on the NYSE or on any other national securities exchange or automated quotation system.

The Option Agreement also provides for a substitute option in the event the Company enters into an agreement: (i) to consolidate with or merge into any person, other than AANA or one of its subsidiaries, and not be the surviving entity; (ii) to merge or consolidate with an entity other than AANA or one of its subsidiaries, wherein the Company is the surviving entity, but in connection with such merger, the then outstanding shares of Common Stock of the Company are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged entity; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than AANA or one of its subsidiaries. In each case, the agreement governing such transaction will, upon consummation of any such transaction and upon the terms and conditions set forth in the Option Agreement, make proper provision so that the Option provided for in the Option Agreement will be converted into, or exchanged for, an option, at the election of AANA, of either the Acquiring Corporation (as hereinafter defined) or any person that controls the Acquiring Corporation (the "Substitute Option"). Acquiring Corporation means (i) the continuing or surviving corporation of a consolidation or merger with the Company; (ii) the Company in a merger in which the Company is the surviving or continuing entity; and (iii) the transferee of all or substantially all of the Company's assets. The Substitute Option will have all the same terms and conditions as the Option.

The Option Agreement will terminate upon the earliest to occur of (i) the Effective Time, as defined in the Merger Agreement; (ii) twenty-four (24) months after the occurrence of a Triggering Event; (iii) the wrongful termination of the Merger Agreement by AANA or termination by mutual agreement of the parties;
(iv) six (6) months after termination of the Merger Agreement by the Company due to a material breach of or default by AANA under the Merger Agreement; or (v) twelve (12) months after the termination of the Merger Agreement for any other reason. See "The Merger -- The Merger Agreement". The description in this Proxy Statement of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is attached hereto as Annex B.

NO DISSENTERS' RIGHTS

Section 762(2)(b) of the Michigan Business Corporation Act provides that a shareholder is not entitled to dissent from and obtain payment of the fair value of his or her shares in the event of the consummation of a plan of merger to which the corporation is a party if such shareholder will receive cash as consideration for his or her shares. Thus, holders of Company Common Stock will not have appraisal or dissenters' rights in connection with the Merger and their rights as stockholders will not be affected by how they vote on the Merger.

INFORMATION REGARDING ABN AMRO NORTH AMERICA, INC.

AANA is the wholly-owned management company for the North American operations of ABN AMRO Bank. ABN AMRO Bank is a bank and international multi-bank holding company organized under the laws of The Netherlands, which is owned by ABN AMRO Holding N.V., a Netherlands corporation and an international multi-bank holding company. As of June 30, 1996, ABN AMRO Bank had consolidated assets of approximately $385 billion. As of June 30, 1996, ABN AMRO Bank ranked 14th in the world, fifth in Europe and first in The Netherlands in terms of assets among bank holding companies.

The principal offices of ABN AMRO Bank are located at Foppingadreef 22, 1102 BS Amsterdam, The Netherlands.

Headquartered in Chicago, Illinois, AANA oversees the operations and management of ABN AMRO Bank's U.S branch and agency structure, ABN AMRO Bank's Canadian and Mexican banking operations and various other U.S. activities. As of December 31, 1996, AANA had assets of more than $ billion and employed over 11,000 people in North America. The principal offices of AANA are located at 135 South LaSalle Street, Chicago, Illinois 60674.

AANA's principal subsidiaries are (i) LaSalle National Corporation, a Delaware corporation and fourth largest bank holding company in the Chicago area ("LNC"), and (ii) LaSalle Bank, FSB, a federally chartered stock savings bank, which,
with assets of $          billion as of December 31, 1996, is the      largest
thrift in the United States. LNC is a Chicago-based multi-bank holding company, the principal subsidiary of which is LaSalle National Bancorp., Inc., the parent company of LaSalle National Bank, the fifth largest bank in Chicago. LaSalle National Bank is a commercial bank providing a full range of banking services to individual and commercial customers from offices and branches in Chicago's Loop. LaSalle National Bank's commercial customers are primarily middle-market companies, for which the bank provides loans, trade finance, cash management, letters of credit and other banking services. Effective December 31, 1996, LaSalle National Trust, N.A., a full-service trust company and wholly-owned subsidiary of LNC located in downtown Chicago, was merged into LaSalle National Bank. As a result of the merger, LaSalle National Bank will provide both corporate and personal trust services.

LNC is also the parent company of three community banks, LaSalle Bank, LaSalle Bank NI and LaSalle Northwest National Bank, all of which LNC operates as banking subsidiaries. LaSalle Bank is located in Westmont, Illinois and serves southwest suburban Cook County and the western Chicago suburbs of DuPage County. LaSalle Bank NI and LaSalle Northwest National Bank are located in the northwest Chicago metropolitan area.

LaSalle Bank, FSB, is the largest thrift in the Chicago metropolitan area. Its principal lending activity is making loans secured by first mortgage liens on one-to-four family residences.

AANA also operates two banks acquired in 1996, LaSalle/Columbia National Bank of Chicago and LaSalle Bank Illinois, as wholly-owned stand alone bank subsidiaries in the Chicago metropolitan area.

AANA'S FINANCIAL ABILITY TO CONSUMMATE THE MERGER

AANA has informed the Company that any funds required to consummate the Merger and pay the Merger Consideration would be met through funding contributed to AANA by its parent company or its affiliates.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion of material federal income tax consequences of the Merger under present law is for general information only and does not purport to be complete analysis of all tax consequences that may be relevant to any particular shareholder. Certain holders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, employee shareholders, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The discussion assumes that each shareholder holds shares of Common Stock as a capital asset. However, certain shareholders who are employees of the Company will not be entitled to treat certain of the shares which they may have acquired from the Company pursuant to the exercise of incentive stock options as capital assets or a portion of the gain on the sale of such shares as capital gain because they will be required to report any gain on the sale of such shares as taxable compensation from the Company.

The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be treated as a sale or exchange of the shares of Common Stock for federal income tax purposes, and may also be a taxable transaction for state, local and other tax purposes. Each shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received and the cost or other tax basis of his, her or its shares of Common Stock surrendered. Except for gain attributable to certain shares owned by employees or directors of the Company as described above, gain or loss on the sale of the shares will be long-term capital gain or loss if the shares of Common Stock have been held by the shareholder for more than one year. Otherwise, gain or loss will be short-term capital gain or loss. The holding period with respect to the shares of Common Stock must be calculated separately with respect to each block of shares of Common Stock held by a shareholder.

Net capital gains of corporate taxpayers (i.e., the excess of net long-term capital gain over net short-term capital loss) and ordinary income are taxed at the same rate, to a maximum of 35%, except as to certain taxpayers which have taxable income in excess of $15 million, in which case the tax can increase to the lesser of 38% of such excess income over $15 million or $100,000. For non-corporate taxpayers, the maximum tax rate on long-term capital gains is 28%. However, the maximum tax rate on ordinary income and short-term capital gains is 36% while, in general, for taxpayers who have taxable income in excess of $250,000, the effective tax rate on the excess net income is increased to 39.6%. For certain categories of taxpayers such as for trusts and estates and married taxpayers who elect to file separate returns, the 39.6% tax bracket rate is applicable to net income below $250,000. The distinction between capital gains and ordinary income is relevant in that taxpayers may be limited in their ability to deduct net capital losses (which may be deducted in full against capital gains) against ordinary income. The receipt of cash for shares of Common Stock may be subject to backup withholding at the rate of 31% unless the holder
(i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number and otherwise complies with the back-up withholding rules. Back-up withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the person subject to the withholding. The back-up withholding rate should be checked to make sure it has not been changed. There is no assurance that applicable tax laws will not change prior to the Effective Time.

EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS WITH RESPECT TO ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGER AS WELL AS POSSIBLE ACTIONS WHICH MAY BE TAKEN PRIOR TO THE MERGER IN LIGHT OF EACH SHAREHOLDER'S PARTICULAR SITUATION.

PAYMENT FOR SHARES OF COMMON STOCK

The Merger Agreement provides that as soon as practicable after the Effective Time, AANA will cause to be mailed or otherwise delivered to each person who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock, a letter of transmittal and instructions for use in effecting the surrender of stock certificates which, immediately prior to the Effective Time, represented such shares. Upon surrender to LaSalle National Bank, as exchange agent (the "Exchange Agent"), of such certificates (or such documentation as is acceptable to and required by the Exchange Agent with respect to lost certificates), together with such letter of transmittal, duly executed and completed in accordance with the instructions with the letter of transmittal, the Exchange Agent will promptly cause to be paid to the persons entitled to payment a check in the amount of which such persons are entitled, after giving effect to any required tax withholdings. No interest will accrue or be payable with respect to the Merger Consideration.

DO NOT SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY CARD AND DO NOT DELIVER ANY CERTIFICATES TO THE EXCHANGE AGENT PRIOR TO RECEIVING WRITTEN INSTRUCTIONS TO DO SO.

If payment is to be made to a person other than the registered holder of the certificate(s) surrendered, it will be a condition of such payment that the certificate(s) so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment will pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate(s) surrendered, or that such person establish to the satisfaction of AANA or the Exchange Agent that such tax has been paid or is not applicable. One hundred eighty (180) days following the Effective Time, AANA will be entitled to cause the Exchange Agent to deliver to it any funds made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing Company Common Stock outstanding at the Effective Time, and thereafter such holders will be entitled to look to AANA only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Except as otherwise provided in the Merger Agreement or the letter of transmittal, AANA will pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration in exchange for Company Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of the Record Date, with respect to the only persons known by the Company to have filed a beneficial ownership report with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to 5% or more of the Company's outstanding Common Stock.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL             PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP               OF CLASS
----------------------------------------------------------     -----------------           --------
Loomis, Sayles & Company, L.P. ...........................                   [TO BE COMPLETED BASED
  One Financial Center                                                             ON FEBRUARY 1997
  Boston, Massachusetts 02111                                                              FILINGS]
Legg Mason Wood Walker, Inc. .............................
  7 East Redwood Street
  Baltimore, Maryland 21203-7023
FMR Corp. ................................................
  82 Devonshire Street
  Boston, Massachusetts 02109
Neuberger & Berman........................................
  605 Third Avenue
  New York, New York 21203-7023

-------------------------
[FOOTNOTES TO COME]

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, information as to Common Stock beneficially owned, as of the Record Date, by directors and executive officers of the Company, and by the directors and executive officers as a group.

                                                                          NUMBER         PERCENT
                                 NAME                                    OF SHARES       OF CLASS
----------------------------------------------------------------------   ---------       --------
Beverly Beltaire......................................................                       *
Garry G. Carley.......................................................                       *
Ernest L. Grove, Jr...................................................                       *
Norman P. Hahn........................................................                       *
William P. Hoglund....................................................                       *
John M. O'Hara........................................................                       *
Jack L. Otto..........................................................                       *
Thomas R. Ricketts....................................................                       *
E. G. Wilkinson, Jr...................................................                       *
David P. Williams.....................................................                       *
Joseph Krul...........................................................                       *
Ronald J. Palmer......................................................                       *
All Directors and Officers as a group.................................

-------------------------
* Less than 0.1%
[FOOTNOTES TO COME]

EXPERTS

The consolidated financial statements of the Company and its subsidiaries incorporated by reference into this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, for the periods indicated in their report thereon, which is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. The consolidated financial statements audited by Deloitte & Touche LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. Representatives of Deloitte & Touche LLP will be present at the Special Meeting, will be given an opportunity to make a statement, if they so desire, and will be available to respond to any appropriate questions.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

If the Merger is not completed, the next annual meeting of shareholders of the Company is expected to be held during the second quarter of 1997. Any proposal a shareholder wishes to have included in the Company's Proxy Statement for the 1997 Annual Meeting must be received at the Company's executive offices, 2600
West Big Beaver Road, Troy, Michigan 48084, not later than             , 1997.

The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Secretary of the Company not less than sixty (60) days before the anniversary of the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, notice by the shareholder to be timely must be delivered or received not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed. The notice must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business and the reasons for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business.

In the case of nominations to the Board, certain information regarding the nominee must be provided ninety (90) days in advance of the annual meeting. Nothing in the Bylaws of the Company requires the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Proxy Statement:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

(3) The Company's Current Reports on Form 8-K, filed on May 15, 1996, June 14, 1996 and November 22, 1996; and

(4) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting.

Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed documents which also are incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge, upon the oral or written request of any shareholder entitled to vote at the Special Meeting, including any beneficial owner of Common Stock, to whom this Proxy Statement is delivered, a copy of any and all information (excluding exhibits, except such exhibits as have been specifically incorporated by reference) that has been incorporated by reference into this Proxy Statement. Requests for such information should be directed to Garry G. Carley, Executive Vice President and Secretary, Standard Federal Bancorporation, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084 (telephone (810) 643-9600). Copies of such information may also be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Room 1400 75 Park Place, New York, New York 10007. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements that are filed electronically with the Commission. The address of the site is http://www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any matters to be presented for consideration at the Special Meeting other than those matters described in this Proxy Statement. If any other matters should properly come before the Special Meeting, the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the holders of the proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

GARRY G. CARLEY


GARRY G. CARLEY
Executive Vice President and Secretary
Troy, Michigan
February   , 1997

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                         ABN AMRO NORTH AMERICA, INC.,
                            a Delaware corporation,

                                HEITRITZ CORP.,
                             a Delaware corporation

                                      and

                     STANDARD FEDERAL BANCORPORATION, INC.,
                             a Michigan corporation

                               November 21, 1996

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I
Merger; Closing; Effective Time; Definitions
1.1     The Merger......................................................................   A-1
1.2     Closing; Effective Time.........................................................   A-1
1.3     Articles of Incorporation; Bylaws...............................................   A-2
1.4     Directors and Officers..........................................................   A-2
1.5     Definitions.....................................................................   A-2
ARTICLE II
Conversion of Shares in the Merger
2.1     Terms of Merger.................................................................   A-5
2.2     Payment for Shares..............................................................   A-6
ARTICLE III
Representations and Warranties of the Company
3.1     Organization, Standing and Power................................................   A-6
3.2     Capitalization..................................................................   A-7
3.3     Subsidiaries....................................................................   A-8
3.4     Company Financial Statements; Absence of Liabilities............................   A-8
3.5     Authority of the Company; No Violation..........................................   A-8
3.6     Insurance.......................................................................   A-9
3.7     Books and Records...............................................................   A-9
3.8     Title to Assets.................................................................   A-9
3.9     Real Properties.................................................................   A-9
3.10    Litigation......................................................................   A-9
3.11    Taxes...........................................................................   A-10
3.12    Compliance with Applicable Laws; Company Permits................................   A-11
3.13    Performance of Obligations......................................................   A-11
3.14    Employees.......................................................................   A-11
3.15    Material Contracts..............................................................   A-12
3.16    Absence of Certain Changes......................................................   A-12
3.17    Loans and Investments...........................................................   A-13
3.18    Intellectual Properties.........................................................   A-13
3.19    Company Benefit Plans...........................................................   A-14
3.20    Regulatory Approvals............................................................   A-16
3.21    Company Regulatory Reports......................................................   A-16
3.22    Company Facilities..............................................................   A-17
3.23    Environmental Conditions........................................................   A-17
3.24    Proxy Statement.................................................................   A-17
3.25    Insider Interests...............................................................   A-17
3.26    Fairness Opinion................................................................   A-18
3.27    Brokers and Finders.............................................................   A-18
3.28    Bylaws; State Takeover Statutes.................................................   A-18
3.29    Rights Agreement................................................................   A-18
3.30    Accuracy of Information Furnished...............................................   A-18
ARTICLE IV
Representations and Warranties of Purchaser
4.1     Organization, Standing and Power................................................   A-18
4.2     Authority; No Violation.........................................................   A-18
4.3     Regulatory Approvals............................................................   A-19
4.4     Litigation......................................................................   A-19
4.5     Adequate Funds..................................................................   A-19
4.6     Proxy Statement.................................................................   A-19

                                                                                           PAGE
                                                                                           ----
4.7     Accuracy of Information Furnished...............................................   A-19
4.8     Share Ownership.................................................................   A-19
ARTICLE V
Additional Covenants and Agreements
5.1     Conduct of Business by the Company..............................................   A-19
5.2     Filings and Approvals...........................................................   A-21
5.3     Securities Reports..............................................................   A-22
5.4     Acquisition Transaction.........................................................   A-22
5.5     Notification of Certain Matters.................................................   A-22
5.6     Access to Information; Confidentiality..........................................   A-23
5.7     Shareholder Approval............................................................   A-24
5.8     Employee Benefits...............................................................   A-24
5.9     Company Incentive Plans.........................................................   A-25
5.10    Indemnification.................................................................   A-26
5.11    Bank Director Matters...........................................................   A-26
5.12    Rights Agreement................................................................   A-26
5.13    Further Assurances; Form of Transaction.........................................   A-26
5.14    WARN Act........................................................................   A-26
5.15    Action by MergerSub.............................................................   A-26
5.16    Dividend During Closing Quarter.................................................   A-27
ARTICLE VI
Conditions
6.1     Conditions to Obligations of Each Party.........................................   A-27
6.2     Additional Conditions to Obligations of Company.................................   A-27
6.3     Additional Conditions to Obligations of Purchaser and MergerSub.................   A-28
ARTICLE VII
Termination, Amendment and Waiver
7.1     Termination.....................................................................   A-29
7.2     Effect of Termination...........................................................   A-29
ARTICLE VIII
General Provisions
8.1     Publicity.......................................................................   A-30
8.2     Expenses........................................................................   A-30
8.3     Survival........................................................................   A-30
8.4     Notices.........................................................................   A-31
8.5     Amendment.......................................................................   A-32
8.6     Waiver..........................................................................   A-32
8.7     Interpretation..................................................................   A-32
8.8     Severability....................................................................   A-32
8.9     Miscellaneous...................................................................   A-32
8.10    Counterparts....................................................................   A-32

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into on November 21, 1996, by and among ABN AMRO NORTH AMERICA, INC., a Delaware corporation ("Purchaser"), HEITRITZ CORP., a Delaware corporation and wholly-owned subsidiary of Purchaser ("MergerSub"), and STANDARD FEDERAL BANCORPORATION, INC., a Michigan corporation (the "Company").

Purchaser and the Company desire to have MergerSub merge with and into the Company (the "Merger"), as the result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein.

As an inducement to the willingness of Purchaser to enter into this Agreement, the Company will, immediately after the execution and delivery of this Agreement by the parties hereto, enter into an Option Agreement in an amount up to 19.9% of the outstanding shares of Company Common Stock upon the terms and conditions set forth therein.

The Boards of Directors of Purchaser, MergerSub and the Company have each duly approved this Agreement.

In consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, Purchaser and the Company agree as follows:

ARTICLE I

MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS

1.1 The Merger.

(a) Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and shareholder approvals, the Company and MergerSub shall consummate the Merger, pursuant to which (i) MergerSub shall be merged with and into the Company and the separate corporate existence of MergerSub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Purchaser, (iii) the Company shall continue to be governed by the laws of the State of Michigan with all its rights, privileges, powers and franchises unaffected by the Merger, and (iv) the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Company and MergerSub, including, without limitation, any possible recoveries due to the Bank under existing goodwill litigation, and all obligations belonging or due to each of the Company or MergerSub, all of which shall vest in the Surviving Corporation without further act or deed.

(b) The Company will cooperate in the preparation by Purchaser and MergerSub of such applications to the Applicable Governmental Authorities and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated hereby. Purchaser and the Company will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the shareholders of the Company or filed or submitted to appropriate governmental agencies in connection with the Merger and with solicitation of the approval by shareholders of the Company in respect thereof.

1.2 Closing; Effective Time. The Closing of the Merger shall take place on a date which (i) shall be no later than the first business day of the calendar month following twenty (20) calendar days after the last of the conditions set forth in Sections 6.1(a), 6.1(b) and 6.2(e) has been fulfilled or waived, or
(ii) is mutually agreed upon by the parties at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois, at a time to be mutually agreed upon by the parties. The Merger shall become effective upon the filing, on the day of Closing or as soon thereafter as is practicable, of a certificate of merger as provided in the DGCL and MBCA, or at such time thereafter as Purchaser and the Company may agree upon in writing to provide in such certificate of merger.

1.3 Articles of Incorporation; Bylaws. At the Effective Time, the Charter and the Bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation.

1.4 Directors and Officers. The directors and officers of MergerSub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the Surviving Corporation.

1.5 Definitions. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.5:

"Acquisition Transaction" means (i) a bona fide tender or exchange offer for at least 10% of the then outstanding shares of any class of capital stock of the Company by any Person other than Purchaser or an Affiliate of Purchaser, (ii) a merger, consolidation or other business combination with the Company or the Bank involving any Person other than Purchaser or an Affiliate of Purchaser, (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of the Company's consolidated assets, including stock of any of the Company's subsidiaries, to any Person other than Purchaser or an Affiliate of Purchaser, (iv) the acquisition by any Person (other than Purchaser or an Affiliate of Purchaser or any of the Company's subsidiaries in a fiduciary capacity for third parties) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, but including any shares that may be acquired pursuant to the exercise of any right, option, warrant or other agreement regardless of when such exercise may occur) of 10% or more of the then outstanding shares of any class of capital stock of the Company, including shares of capital stock currently owned by such Person, (v) any reclassification of securities or recapitalization of the Company or other similar transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security, including securities convertible into equity securities, of the Company which is owned by any Person other than Purchaser or an Affiliate of Purchaser, (vi) a public proxy or consent solicitation made to shareholders of the Company seeking proxies or consents in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of the Company, (vii) the filing of an application or notice with the Applicable Governmental Authorities or any other federal or state regulatory authority seeking approval to engage in one or more of the transactions described in clauses (i) through (vi) above, or (viii) the making of a bona fide proposal to the Company or its shareholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions described in clauses
(i) through (vi) above;

"Affiliate" of, or a person "Affiliated" with, a specific person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

"Applicable Governmental Authorities" means the Federal Reserve, OTS, FDIC, CFIUS, U.S. Department of Justice, DCB, Michigan Banking Commissioner, and any other federal or state governmental authority having jurisdiction over the Merger and/or the transactions contemplated herein;

"Bank" means Standard Federal Bank, a federally-chartered stock savings bank that is wholly-owned by the Company, with its principal office at 2600 West Big Beaver Road, Troy, Michigan, 48084;

"Bank Common Stock" shall have the meaning given such term in Section 3.1(a) hereof;

"Benefits Letter" means the letter agreement of even date herewith between Purchaser and the Company which is referred to in Section 5.8 hereof;

"Cancellation Agreements" shall have the meaning given such term in Section 5.9 hereof;

"CFIUS" means the Committee on Foreign Investment in the United States;

"Closing" means the performance by the parties of all of the conditions set forth in Article VI, which shall take place as provided in Section 1.2 hereof;

"Code" means the Internal Revenue Code of 1986, as amended;

"Company Benefit Plans" means the plans, programs, arrangements and agreements described in Section 3.19(a) hereof;

"Company Certificate" means a stock certificate evidencing ownership of shares of Company Common Stock;

"Company Common Stock" means the common stock, no par value, of the Company;

"Company Disclosure Schedule" shall have the meaning given such term in Section
3.3 hereof;

"Company Financial Statements" means the audited consolidated financial statements of the Company contained, or incorporated by reference, in the Company's Annual Report on Form 10-K for the year most recently ended, as filed with the SEC, and as updated by the unaudited consolidated financial statements of the Company included as a part of the Company's Quarterly Reports on Form 10-Q filed with the SEC subsequent thereto;

"Company Incentive Plans" means the Standard Federal Bancorporation, Inc. First Amended Employee Stock Option and Appreciation Rights Plan and Standard Federal Bancorporation, Inc. 1995 Stock Option and Shareholder Value Plan;

"Company Pension Plans" shall have the meaning given to such term in Section 3.19(a) hereof;

"Company Permits" shall have the meaning given such term in Section 3.12;

"Company Qualified Plans" shall have the meaning given to such term in Section 3.19(b) hereof;

"Company Regulatory Reports" shall have the meaning given to such term in
Section 3.21 hereof;

"Company Report" shall have the meaning given to such term in Section 5.6(b) hereof;

"Company Subsidiary" shall mean each of the Bank and any of the Non-Bank Subsidiaries individually or collectively, the "Company Subsidiaries";

"Confidentiality Agreement" means that agreement dated August 13, 1996 between Purchaser and Merrill Lynch & Co., as agent for the Company;

"DCB" means the Dutch Central Bank;

"DGCL" means the Delaware General Corporation Law, as amended;

"Disclosure Schedule Updates" shall have the meaning given such term in Section 5.5(b) thereof;

"Effective Time" means the time at which the certificate of merger relating to the Merger to be filed pursuant to Section 1.2 hereof shall become effective in accordance with the DGCL and MBCA;

"Environmental Laws" means any law, regulation, rules, ordinance or similar requirement which governs or protects the environment, enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state;

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

"Exchange Agent" means LaSalle National Bank, as agent for the purpose of effectuating the exchange of Company Certificates for the Merger Consideration in accordance with Article II hereof;

"FDIC" means the Federal Deposit Insurance Corporation;

"FHLBI" means the Federal Home Loan Bank of Indianapolis;

"FHLBC" means the Federal Home Loan Bank of Chicago;

"Federal Reserve" means the Board of Governors of the Federal Reserve System;

"GAAP" means generally accepted accounting principles consistently applied;

"Hazardous Materials" means any material or substance: (1) which is a "hazardous substance," "pollutant," or "contaminant" pursuant to the Comprehensive Environmental Response Compensation and Liability Act

("CERCLA") (42 U.S.C. 9601 et seq.), as amended, and the regulations promulgated thereunder; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. 6901 et seq.), as amended, and the regulations promulgated thereunder; (4) containing asbestos; (5) which is radioactive; (6) the presence of which requires investigation or remediation under any Environmental Law; or (7) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically hazardous material" under any Environmental Law;

"HOLA" means the federal Home Owners' Loan Act, as amended;

"Immediate Family" means a person's spouse, parents, in-laws, children and siblings;

"IRS" means the Internal Revenue Service;

"Knowledge" or "to the knowledge of" means to the knowledge of Thomas R. Ricketts, Garry C. Carley, Ronald J. Palmer, Joseph E. Krul, Michael R. Maher and Margaret Makela;

"MBCA" means the Michigan Business Corporation Act, as amended;

"Material Adverse Effect" means, with respect to an entity, any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse change on the business, operations, prospects, results of operations or financial condition of such entity on a consolidated basis but shall not include (i) an adverse change with respect to, or effect on such entity resulting from any change in law, rule or regulation generally applicable to financial institutions, GAAP or regulatory accounting principles, as such would apply to the financial statements of such entity; or (ii) an adverse change with respect to, or effect on, such entity resulting from the fee paid to Merrill Lynch & Co. as contemplated by Section 3.27 and the reasonable expenses incurred in connection with this Agreement or the transactions contemplated hereby;

"Merger" means the merger of MergerSub with and into the Company pursuant to
Section 1.1(a) hereof;

"Merger Consideration" means the right to receive $59.00 in cash per share of Company Common Stock, into which shares of Company Common Stock shall be converted in the Merger pursuant to Section 2.1 hereof;

"Mortgaged Premises" shall mean each (1) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to the Bank a lien on or security interest in such real property interest and (2) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to the Bank a lien thereon or security interest therein;

"Non-Bank Subsidiary" means each corporation of which the Company or the Bank owns, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting stock, including without limitation, each of Standard Financial Corporation, Kercheval Development Company, Standard Brokerage Services, Inc., Eureka Service Corporation, Standard Service Corporation, Standard Insurance Agency, Inc., a Michigan corporation, Tower Service Corporation, Bankers Home Loan Insurance Agency, Inc., Central Mortgage Corporation, Central Venture Corporation, Mackinac Agency, Inc., Mackinac Realty, Inc., Standard Insurance Agency, Inc., an Indiana corporation, Fidelity Corporation, Standard-Curti Insurance Agency, Inc. and Bell Savings Service Corporation;

"Option Agreement" means that certain Option Agreement of even date herewith pursuant to which the Company has granted Purchaser the right to purchase from the Company shares of Company Common Stock, subject to certain conditions precedent, and has granted to Purchaser certain other rights;

"OTS" means the Office of Thrift Supervision;

"PBGC" means the Pension Benefit Guaranty Corporation;

"Person" means any individual, corporation, association, partnership, joint venture, other entity, government or governmental department or agency;

"Properties" means (1) the real estate owned or leased by the Company and its subsidiaries and used as a banking or mortgage-related facility; (2) other real estate owned ("REO") by the Bank or any Non-Bank

Subsidiary as defined by any federal or state financial institution regulatory agency with regulatory authority for the Bank; (3) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Bank or any Non-Bank Subsidiary; (4) real estate that is held in trust for others by the Bank; (5) real estate owned or leased by the Company, the Bank or any Non-Bank Subsidiary or owned or leased by a partnership or joint venture in which the Company, the Bank or any Non-Bank Subsidiary has an ownership interest; and (6) the Mortgaged Premises;

"Proxy Statement" means the proxy statement to be used by the Company in connection with the solicitation by its Board of Directors of proxies for use at the meeting of its shareholders to be convened for the purpose of voting on the Merger, pursuant to Section 5.7 hereof;

"Regulatory Approvals" means the approval of the Merger and transactions contemplated herein of the Applicable Governmental Authorities;

"Rights Agreement" means that Rights Agreement by and between the Company and Registrar and Transfer Company dated February 16, 1995;

"SAIF" means the Savings Association Insurance Fund administered by the FDIC;

"SEC" means the Securities and Exchange Commission;

"SVU" shall have the meaning given such term in Section 5.9 hereof;

"Surviving Corporation" shall have the meaning given such term in Section 1.1(a) hereof;

"1933 Act" means the Securities Act of 1933, as amended;

"1934 Act" means the Securities Exchange Act of 1934, as amended; and

"Voting Debt" shall have the meaning given such term in Section 3.2(a) hereof.

ARTICLE II

CONVERSION OF SHARES IN THE MERGER

2.1 Terms of Merger. Upon the Merger becoming effective:

(a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, other than Company Common Stock owned by Purchaser or any Affiliate of Purchaser, shall, ipso facto and without any action on the part of the holder thereof, become and be converted into the right to receive the Merger Consideration. The certificates representing outstanding Company Common Stock shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Each holder of Company Common Stock, upon surrender to the Exchange Agent, in proper form for cancellation, of the stock certificate or certificates representing such Company Common Stock, shall be entitled to receive a check from the Exchange Agent in an appropriate amount of Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each certificate which represented issued and outstanding Company Common Stock shall be deemed for all purposes to evidence ownership of the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of the Company of Company Common Stock. No interest shall accrue or be payable with respect to the Merger Consideration.

(b) Each share of Company Common Stock issued and owned of record by Purchaser or any Affiliate of Purchaser on the Effective Time of the Merger shall be cancelled and retired, and no securities shall be issuable and no cash paid with respect thereto.

(c) Each share of common stock of MergerSub issued and outstanding on the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof, continue as one share of the common stock of the Surviving Corporation and all of such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of

         MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

     (d) Each option granted under the Company Incentive Plans issued andnd without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price.

2.2 Payment for Shares. At and from time to time after the Effective Time, Purchaser shall make available or cause to be made available to the Exchange Agent amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration hereof to holders of the Company Common Stock issued and outstanding immediately prior to the Effective Time. As soon as practicable after the Effective Time, Purchaser shall cause to be mailed to each person (or otherwise to be delivered to each person, at such person's expense, who requests delivery) who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the Company Certificate(s) which, immediately prior to the Effective Time, represented such shares. Upon surrender to the Exchange Agent of such certificates (or such documentation as is acceptable to and required by the Exchange Agent with respect to lost certificates), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Exchange Agent shall promptly cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required tax withholdings. If payment is to be made to a Person other than the registered holder of the Company Certificate(s) surrendered, it shall be a condition of such payment that the Company Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Certificate(s) surrendered or established to the satisfaction of Purchaser or the Exchange Agent that such tax has been paid or is not applicable. One Hundred Eighty (180) days following the Effective Time, Purchaser shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing Company Common Stock outstanding at the Effective Time, and thereafter such holders shall be entitled to look to Purchaser only as general creditors thereof with respect to the cash payable upon due surrender of their Company Certificates. Notwithstanding anything in this Section 2 or elsewhere in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Company Common Stock for any cash delivered to a public official pursuant to applicable escheat or abandoned property laws. The Exchange Agent shall also deliver to Purchaser a certified list of the names and addresses of all former registered holders of Company Common Stock who have not then surrendered their Company Certificates to receive the Merger Consideration to which they are entitled. Except as otherwise provided herein or in the Letter of Transmittal, Purchaser shall pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration in exchange for Company Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that each of the following statements is true and correct on the date hereof:

3.1 Organization, Standing and Power.

(a) The Company is duly organized and existing as a corporation under the laws of the State of Michigan and is registered with the OTS as a savings and loan holding company. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of the Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan and where the failure to be so licensed or qualified will not have a Material Adverse Effect on the Company.

    True and correct copies of the Company's Articles of Incorporation and Bylaws, both as amended to the date hereof, have been delivered to Purchaser prior to the date hereof.

(b) The Bank is duly organized and existing as a federally-chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings bank business. The Bank is a member of the FHLBI, and its deposits are insured by the SAIF in the manner and to the extent provided by law. The Bank has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. True and correct copies of the Bank's Charter and Bylaws, both as amended to the date hereof, have been delivered to Purchaser prior to the date hereof.

(c) Each Non-Bank Subsidiary is duly organized and existing as a corporation under the laws of the state of its incorporation and is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires such licensing or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. Each Non-Bank Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. True and correct copies of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws of each Non-Bank Subsidiary have been delivered to Purchaser prior to the execution of this Agreement.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, no par value, of which 31,205,498 shares were issued and outstanding as of October 31, 1996; and (ii) 50,000,000 shares of preferred stock, of which 350,000 shares are designated Series A Preferred, no par value, none of which are outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. Except for the option granted to Purchaser pursuant to the Option Agreement and except for stock options covering 1,377,175 shares of Common Stock granted pursuant to the Company Incentive Plans and outstanding on October 31, 1996 and the Company's obligations under the Rights Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Company Common Stock nor any securities convertible into such stock; and the Company is not obligated to issue any additional shares of Company Common Stock or any additional options, warrants or other rights in or with respect to the unissued shares of Company Common Stock or any other securities convertible into Company Common Stock. The Company does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors ("Voting Debt"), nor does the Company have outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating the Company or any of its subsidiaries to issue or sell any Voting Debt. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock.

(b) The authorized capital stock of the Bank consists of (i) 50,000,000 shares of common stock, par value $1.00 per share ("Bank Common Stock"), 10,000,000 of which are issued and outstanding; and (ii) 10,000,000 shares of serial preferred stock of which 350,000 shares are designated Series A Preferred, par value $1.00 per share, none of which are outstanding. All of the outstanding shares of the Bank Common Stock are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of all liens and encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of the Bank common stock nor any securities convertible into such stock and the Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of the Bank Common Stock or any other securities convertible into such common stock.

(c) All of the outstanding shares of common stock of each Non-Bank Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or the Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of each Non-Bank Subsidiary's common stock nor any securities convertible into such stock and no Non-Bank Subsidiary is obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such common stock.

3.3 Subsidiaries. Except for the Bank and the Non-Bank Subsidiaries, and except as set forth on Schedule 3.3 to the Company's disclosure schedule attached hereto and made a part hereof (together with all the other schedules, the "Company Disclosure Schedule"), neither the Company nor the Bank owns or holds, directly or indirectly, any equity interest in any Person that is not readily marketable on a nationally recognized exchange or securities market.

3.4 Company Financial Statements; Absence of Liabilities.

(a) There have been delivered by the Company to Purchaser copies of the Company Financial Statements. The Company Financial Statements: (i) fairly present the consolidated financial condition of the Company and its subsidiaries as of the respective dates indicated and its consolidated results of operations and the consolidated changes in its shareholders' equity and cash flows for the respective periods indicated, except for the unaudited consolidated financial statements of the Company and its subsidiaries, which are subject to normal year-end adjustments; (ii) have been prepared in accordance with GAAP; (iii) are based on the books and records of the Company and its subsidiaries; and (iv) contain and reflect reserves for all material accrued liabilities as of the date thereof and for all reasonably anticipated losses as of the date thereof, including (but not limited to) adequate reserves for reasonably anticipated loan and other losses.

(b) The Company has no liabilities or obligations, either accrued or contingent, which are material to it and which have not been reflected or disclosed in the Company Financial Statements other than liabilities and obligations incurred subsequent to December 31, 1995 in the ordinary course of business or as set forth on any Schedule hereto. The Company does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause a material adverse change in the financial condition of the Company which is not fairly reflected in the Company Financial Statements or in the Company Regulatory Reports (including the accompanying financial statements thereto) filed with the SEC subsequent to the filing of the Company's most recent Annual Report on Form 10-K.

3.5 Authority of the Company; No Violation.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to approval by the requisite majority of its shareholders, to consummate the Merger and the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (other than as described in the immediately preceding sentence), and this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law. All of the conditions specified in the Company's Articles and Bylaws and the MBCA have been met, and approval of this Agreement and the Merger by the shareholders of the Company requires only the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the meeting of shareholders to be held pursuant to Section 5.7 hereof.

(b) Except as set forth on Schedule 3.5 to the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein, nor compliance by the Company with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws;
    (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities, including without limitation, under the Rights Agreement (other than the options currently outstanding under the Company Incentive Plans), or assets, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, lease agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, by which the Company or any Company

    Subsidiary or any of their respective properties or assets is bound, if in any such circumstances such event could have a Material Adverse Effect on the Company or materially impair the Company's ability to perform its obligations hereunder; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets, the result of which could have a Material Adverse Effect on the Company or materially impair the Company's ability to perform its obligations hereunder. Except as set forth on Schedule 3.5 to the Company Disclosure Schedule, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of the Company, and no consent of, approval of or notice to or filing with any other Person is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (A) the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, and (B) such approvals of the Applicable Governmental Authorities and any other governmental authorities having jurisdiction that are required by law or regulation to consummate the transactions contemplated by this Agreement.

3.6 Insurance. The Company and each Company Subsidiary have in full force and effect policies of insurance (including, without limitation, a blanket bond, fire, third-party liability, use and occupancy), with respect to their assets and business, against such casualties and contingencies and in such amounts, types and forms as are appropriate for their business, operations, properties and assets and usual and customary in the industry of which they are a part.

3.7 Books and Records. The minute books of the Company and the Bank contain true and accurate records of all meetings and actions taken by their Boards of Directors, any committee thereof and their shareholders, and the books and records of the Company and the Bank truly and accurately reflect their respective businesses and affairs.

3.8 Title to Assets. The Company and each Company Subsidiary have good and marketable title to all properties and assets, other than real property, owned or stated to be owned by them, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except for: (a) encumbrances reflected in the Company Financial Statements or described in the notes thereto; (b) liens for current taxes not yet due; (c) liens incurred in the ordinary course of business; or (d) encumbrances, if any, which are not substantial in character, amount or extent or which do not materially detract from the value, or interfere with present use of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Company or the Company Subsidiaries.

3.9 Real Properties. Schedule 3.9 to the Company Disclosure Schedule contains a list of real properties owned or leased by the Company or any Company Subsidiary and contains, among other things, an accurate summary of all material commitments which the Company or any Company Subsidiary have to improve real estate owned by them. True, correct and complete copies of all leases in which the Company or any Company Subsidiary is either a lessor or a lessee and which are listed or referred to in Schedule 3.9 have been delivered to Purchaser prior to the date hereof. The Company and each Company Subsidiary have good and marketable title to all the real properties, and valid leasehold interests in the leaseholds, described in Schedule 3.9 to the Company Disclosure Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the lease; (b) current taxes not yet due and payable; (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) except as described in Schedule 3.9 to the Company Disclosure Schedule.

3.10 Litigation. Except as set forth on Schedule 3.10 to the Company Disclosure Schedule, there is no private or governmental suit, claim, action or proceeding (arbitral or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary which, if adversely determined, may, in the reasonable belief of the Company, involve a payment by the Company or any Company Subsidiary of more than $250,000 in excess of available insurance coverage, or which involve a demand for equitable relief, or against any of their respective directors or officers relating to the performance of their duties in such capacities that may have a Material Adverse Effect on the Company or on the transactions contemplated hereby. Except as set forth on Schedule 3.10 to the Company Disclosure Schedule, there are no material judgments, decrees, stipulations or orders against the Company or any Company Subsidiary enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. The Company has delivered to Purchaser summary reports of its attorneys, dated on or after January 1, 1996, on all pending litigation to which the Company, any Company Subsidiary or any of their directors or officers is a party and which names the Company, any Company Subsidiary or any of their directors or officers as a defendant or cross-defendant and prays for damages or such other remedy or remedies that, if sustained, could have a Material Adverse Effect on the Company or which could impair the ability of the Company to perform its obligations hereunder.

3.11 Taxes. (a) The Company and each Company Subsidiary has filed all federal and all material state and local tax returns required to be filed by it (all such returns being accurate and complete in all material respects) including, but not limited to, returns relating to income tax, franchise tax, Michigan Single Business Tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by it and has paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established and reflected on the books and records of the Company and the Company Subsidiaries. Without limiting the foregoing, the Company and each Company Subsidiary has filed all required payroll tax returns, has fulfilled all tax withholding obligations and has paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing to the extent such amounts are due. The tax and audit positions taken by the Company and each Company Subsidiary in connection with the tax returns described in the preceding sentences were reasonable and asserted in good faith. Adequate provision has been made in the books and records of the Company and each Company Subsidiary and, to the extent required by GAAP, reflected in the Company Financial Statements, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes of any kind or nature for the periods covered by the Company Financial Statements and for all prior periods. The IRS has examined, or the statute of limitations has expired with respect to, the federal tax returns of the Company and each Company Subsidiary (to the extent not filed as part of a consolidated return of the Company) for all taxable years ending prior to and including December 31, 1989. Schedule 3.11 to the Company Disclosure Schedule sets forth (a) the date or dates through which any federal, foreign, state, local or other taxing authority has examined any other tax returns of the Company; (b) a complete list of each year for which any federal, state or local tax authority has obtained or has requested an extension of the statute of limitations from the Company and lists each tax case of the Company currently pending in audit, at the administrative appeals level or in litigation; and (c) the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to the Company within the last 12 months. Schedule 3.11 to the Company Disclosure Schedule also identifies any examination by taxing authorities of the federal, state or local tax returns of the Company or its subsidiaries which have taken place since January 1, 1993, and which have not been closed and completed without unresolved matters. To the knowledge of the Company, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth in Schedule 3.11 to the Company Disclosure Schedule. All taxes which the Company or any Company Subsidiary has been required to collect or withhold (other than backup withholdings pursuant to Section 3406 of the Code) have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. With respect to backup withholdings, the Company and each Company Subsidiary have exercised the degree of care required under Section 6724 of the Code to avoid the imposition of any penalties for failure to obtain certified and correct taxpayer identification numbers from payees or for failure to make backup withholdings.

(b) Set forth on Schedule 3.11 to the Company Disclosure Schedule is a complete list of all material tax elections made by the Company or any Company Subsidiary on any income tax return filed during the past five years which have the effect of deferring the realization of an item of income to a period after the period for which such item of income was reported on the financial statements of the Company or any Company Subsidiary, or accelerating an item of deduction to a period prior to the period for which the corresponding item of loss or expense was reported on the financial statements. Neither the Company nor any Company Subsidiary is a party to, has any liability under or is bound by, any tax indemnity, tax sharing or tax allocation agreement other than as described in Schedule 3.11 to the Company Disclosure Schedule. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company or any Company Subsidiary. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code ("Affiliated Group"), other than as a common parent corporation, and, except for those Non-Bank Subsidiaries, that have been acquired by the Company, no Company Subsidiary has ever been a member of an Affiliated Group except where the Company was the common parent of the Affiliated Group. To the knowledge of the Company, neither the Company nor any Company Subsidiary has any liability for the taxes of any person, corporation, association, partnership, limited liability company, or other entity (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise.

(c) Neither the Company nor any Company Subsidiary has agreed to, or to the best knowledge of the Company is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary is a "United States Real Property Holding Corporation" as defined in Section 897 of the Code. Neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code.

3.12 Compliance with Applicable Laws; Company Permits. The Company and each Company Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are necessary for the operation of the businesses of the Company and each Company Subsidiary (the "Company Permits"), except for Company Permits the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All of the material Company Permits are listed on Schedule 3.12 to the Company Disclosure Schedule. The Bank is an approved seller-servicer for the Federal Home Loan Mortgage Corporation ("FHLMC"), the Government National Mortgage Association ("GNMA") and the Federal National Mortgage Association ("FNMA") and as such holds all necessary permits, authorizations or approvals of FHLMC and FNMA necessary to carry on a mortgage banking business with such governmental agencies. The Bank is qualified to originate loans insured by the Federal Housing Administration, the Department of Housing and Urban Development and the Veteran's Administration. The Company and the Company Subsidiaries are in compliance in all material respects with the terms of the Company Permits and all applicable laws and regulations, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No investigation by any governmental entity with respect to the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, threatened, other than, in each case, those the outcome of which will not have a Material Adverse Effect on the Company.

3.13 Performance of Obligations. The Company and the Bank have performed in all respects all material obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, loan servicing agreement or arrangement, indenture or any other covenant to which they are a party, are subject or are otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on Company. Except for loans and leases made by the Company or the Bank in the ordinary course of business, to the knowledge of the Company, no party with whom the Company or the Bank has an agreement which is of material importance to the business of the Company or the Bank is in default thereunder.

3.14 Employees. There are no controversies pending or threatened between, or related to, the Company, the Bank or any Non-Bank Subsidiary and any of their employees which could have consequences that may reasonably be expected to have a Material Adverse Effect on the Company or impair the ability of the Company to perform its obligations hereunder. Except as disclosed in the Company Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on its books in accordance with GAAP. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

3.15 Material Contracts. (a) Except as disclosed in the Company Regulatory Reports or described on Schedule 3.15 to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement or understanding described below:

      (i) any agreement, arrangement or commitment not made in the ordinary course of business consistent with past practices that is material to the Company on a consolidated basis, or any contract, agreement or understanding relating to the sale or disposition by the Company or any Company Subsidiary or any significant assets or businesses of the Company or any Company Subsidiary;

      (ii) any material agreement, indenture, credit agreement or other instrument relating to the borrowing of money by the Company or any Company Subsidiary (other than certificates of deposit and customary deposit instruments) or the guarantee by the Company or any such Company Subsidiary of any such obligation;

     (iii) any contract containing covenants which limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction in the geographical area in which, or method by which, the Company and the Company Subsidiaries may carry on their respective businesses (other than as may be required by law or applicable regulatory authority);

      (iv) any other contract or agreement that would be required to be disclosed as an exhibit to the Company's Annual Report on Form 10-K and which has not been so disclosed;

      (v) any agreement or understanding which obligates the Company or any Company Subsidiary for a period in excess of one year, which has a value in excess of $500,000, to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment and which is not terminable without penalty on not more than thirty (30) days notice;

      (vi) any agreement or understanding of any kind, except for deposit relationships or loans made prior to January 1, 1996, with any current director or executive officer of the Company, the Bank or any Non-Bank Subsidiary or with any Affiliate thereof or any member of the Immediate Family of any such director or executive officer; or

     (vii) any material agreement or understanding which would be terminable by any other party other than the Company, the Bank or any Non-Bank Subsidiary as a result of the consummation of the transactions contemplated by this Agreement.

(b) True and correct copies of all documents identified in Schedule 3.15 to the Company Disclosure Schedule have been delivered to Purchaser prior to the date hereof.

3.16 Absence of Certain Changes. Except as set forth in Schedule 3.16 to the Company Disclosure Schedule or the Company Regulatory Reports, since December 31, 1995, the business of the Company and the Bank (inclusive of the activities and operations of the Non-Bank Subsidiaries) has been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there has not been:

(a) any change in the financial condition, results of operations, prospects or business of the Company and the Bank, taken as a whole, which has had a Material Adverse Effect on the Company;

(b) any damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate which has had a Material Adverse Effect on the Company;

(c) any material contract, agreement, license or understanding which the Company or any Company Subsidiary has entered into or to which the Company or any Company Subsidiary is a party which has been terminated or amended other than in the ordinary course of business, which termination or amendment would have a Material Adverse Effect on the Company;

(d) except for supplies or equipment purchased in the ordinary course of business, any capital expenditure exceeding individually or in the aggregate $500,000;

(e) any labor trouble, dispute or problem of any character involving employees having a Material Adverse Effect on the Company;

(f) any change in accounting methods or practices by the Company or any Company Subsidiary, except as required by the rules of the American Institute of Certified Public Accountants ("AICPA"), the Financial Accounting Standards Board ("FASB"), applicable governmental authorities or GAAP;

(g) any write-down in excess of $500,000 by the Bank of any of its loans or other real estate owned which is not reflected in the Company's statement of financial condition as of September 30, 1996;

(h) any increase in the salary schedule, compensation, rate, fee or commission of the Company or Bank employees, officers or directors, or the declaration, commitment or obligation of any kind for the payment by the Company or any Company Subsidiary of a bonus or other additional salary, compensation, fee or commission to any Person, except increases made in the ordinary course of business and consistent with past practices and increases required under or specifically contemplated by employment agreements disclosed on Schedule
    3.15 to the Company Disclosure Schedule;

(i) any sale, assignment or transfer of any assets in excess of $500,000 other than in the ordinary course of business or pursuant to a contract or agreement disclosed on Schedule 3.15 to the Company Disclosure Schedule;

(j) any mortgage, pledge or encumbrance of any asset of the Company other than liens for taxes not yet due, except in the ordinary course of business and except as set forth in Sections 3.8 and 3.9 hereof;

(k) any waiver or release of any material right or claim of the Company or the Bank except in the ordinary course of business; and

(l) except for the declaration or payment of regular quarterly cash dividends not in excess of $.20 per share of Company Common Stock, any declaration, setting aside or payment of any dividend or distribution with respect to the Company Common Stock or the issuance of any shares of Company Common Stock or any other securities of the Company, except for stock options granted pursuant to the Company Incentive Plans and shares issued upon exercise thereof.

3.17 Loans and Investments. To the knowledge of the Company, all loans and investments of the Company and each Company Subsidiary are legal and enforceable in accordance with the terms thereof, except as may be limited by any bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by the exercise of judicial discretion. Except as set forth in
Schedule 3.17 to the Company Disclosure Schedule, no loans or investments held by the Company or the Bank with outstanding principal balances in excess of $500,000 are as of October 31, 1996 (a) more than 90 days past due with respect to any scheduled payment of principal or interest, (b) classified as "loss," "doubtful," "substandard" or "special mention" by any federal regulators or by the Company's or the Bank's internal credit review system, (c) on a non-accrual status in accordance with the Company's or the Bank's loan review procedures or
(d) "renegotiated loans," as that term is defined in Financial Accounting Standards No. 15.

3.18 Intellectual Properties. Schedule 3.18 to the Company Disclosure Schedule sets forth a complete and correct list of all United States material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any Company Subsidiary for use in their respective businesses, and all licenses and other agreements relating thereto and all agreements relating to third party Intellectual Property that the Company or any Company Subsidiary is licensed or authorized to use in their businesses, including without limitation, any software licenses (collectively, the "Intellectual Property"). With respect to each item of Intellectual Property owned by the Company or any Company Subsidiary, the Company, or such Company Subsidiary possesses all right, title and interest in and to the item, free and clear of any lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that the Company or such Company Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and, to the knowledge of the Company, has not been breached by any party thereto. Neither the Company nor any Company Subsidiary has ever received (or to the knowledge of the Company, is threatened) any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any Company Subsidiary must license or refrain from using any intellectual property rights of a third party). To the knowledge of the Company, none of the Company or any Company Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company or any Company Subsidiary.

3.19 Company Benefit Plans. (a) Schedule 3.19(a)(1) to the Company Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation plan or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of the Company or any Company Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of ERISA, which the Company or any Company Subsidiary maintains, to which the Company or any Company Subsidiary contributes, or under which any employee, former employee, director or former director of the Company or any Company Subsidiary is covered or has benefit rights and pursuant to which any liability of the Company or any Company Subsidiary exists or is reasonably likely to occur (the "Company Benefit Plans"). Except as set forth on Schedule 3.19(a)(2) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or has entered into any Company Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or any Company Subsidiary or their respective beneficiaries, or other provisions which would cause an increase in the liability to the Company or any Company Subsidiary or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter including, but not limited to, termination of employment or directorship (a "Change in Control Benefit"). Neither the execution of this Agreement or the Option Agreement constitutes a "change in control" for purposes of any Company Benefit Plan or any Change in Control Benefits. The term "Company Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.19, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Schedule 3.19(a)(3) to the Company Disclosure Schedule, no Company Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA and neither the Company nor any Company has since December 31, 1990 maintained, sponsored or had an obligation to contribute to any such multiemployer plan. Except as disclosed on Schedule 3.19(a)(4) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has been notified by any Applicable Governmental Authority that any payments or other compensation paid or payable by the Company or any Company Subsidiary under this Agreement, any Company Benefit Plan or otherwise, to or for the benefit of any employee or director of the Company or any Company Subsidiary, is not in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities and, to the best knowledge of the Company or any Company Subsidiary, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities.

(b) Except as disclosed on Schedule 3.19(b) to the Company Disclosure Schedule, each of the Company Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code (the "Company Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Purchaser by the Company), and, to the knowledge of the Company, there exist no circumstances that may adversely affect the qualified status of any such Company Qualified Plan. All such Company Qualified Plans established or maintained by Company or the Company Subsidiaries or to which Company or the Company Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Qualified Plans. All accrued contributions and other payments required to be made by the Company or any Company Subsidiary to any Company Benefit Plan through September 30, 1996, have been made or reserves adequate for such purposes as of September 30, 1996, have been set aside therefor and reflected in the Company Financial Statements dated as of September 30, 1996. Neither the Company nor any Company Subsidiary is in material default in performing any of its respective contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such Plan.

(c) There is no pending or, to the Company's knowledge, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Company Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Company or any Company Subsidiary which alleges violations of applicable state or federal law which are reasonably likely to result in a liability on the part of the Company or any Company Subsidiary or any such Plan, and to the Company's knowledge there is no basis for any such claim.

(d) The Company and the Company Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Company Benefit Plan are, and since the inception of each such plan have been, in substantial compliance with, and each such plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such plan, including, without limitation, the rules and regulations promulgated by the United States Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Company Benefit Plan. No Company Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or 4975(d) of the Code. All Company Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

(e) Neither the Company nor any Company Subsidiary has incurred, nor to the Company's knowledge is the Company or any Company Subsidiary reasonably likely to incur, any liability to the PBGC (except for payment of premiums) under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by the Company, by any Company Subsidiary or by any other entity which is considered one employer with the Company under ERISA or the Code (the "Company Pension Plans"). No Company Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the most recently completed plan year. Except as set forth on Schedule 3.19(e) to the Company Disclosure Schedule, the fair market value of the assets of each Company Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Company Pension Plan as of the end of the most recently completed plan year, calculated on the basis of the actuarial assumptions used in the most recent valuation for such Company Pension Plan prior to the date hereof, and there has been no material change in the financial condition of any such Company Pension Plan since the last day of the most recently completed plan year. Neither the Company nor any Company Subsidiary has provided or is required to provide security to any Company Pension Plan pursuant to Section 401(a)(29) of the Code.

(f) Except as disclosed on Schedule 3.19(f) to the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any payments, or is a party to any agreement or any Company Benefit Plan that under any circumstances could obligate it, any Company Subsidiary, or any successor of either of them, to make any payment for which the deductibility for federal income tax purposes by the Company, any Company Subsidiary or any successor to the Company or any Company Subsidiary is or will be limited because of
    Section 162(m) or Section 280G of the Code.

(g) The Company has delivered to Purchaser copies of (i) each Company Benefit Plan (or a description with respect to any oral employee benefit plan, practice, policy or arrangement) and all amendments thereto, (ii) current summary plan descriptions of each Company Benefit Plan, (iii) each trust agreement, insurance policy or other instrument relating to funding of any Company Benefit Plan, (iv) the three most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Company Benefit Plan, (v) the most recent determination letter issued by the IRS with respect to each Company Qualified Plan, (vi) the most recent available financial statements for each Company Benefit Plan that has assets, (vii) the most recent actuarial report for any Company Pension Plan and any other Company Benefit Plan that is a defined benefit pension plan (including, but not limited to, any nonqualified or supplemental plan), and if any such plan has been amended or been party to a plan merger subsequent to the date of such report, information substantially describing the financial effects of such amendment or plan merger, (viii) the most recent audited financial statements for each Company Benefit Plan for which audited financial statements are required by ERISA, (ix) listing of installment amounts payable from the FIRF Retirement Fund to any Company Qualified Plan, (x) a listing of stock options awarded under the Company Incentive Plans, showing with respect to each holder thereof, the number of shares, the exercise price per share and a copy of the form of option agreements relating thereto, (xi) a listing of the shareholder value units awarded under the Company Incentive Plans, showing the number of outstanding shareholder value units credited to each participant, the measurement dates applicable thereto, and the estimated payout value thereof as of the most recent practicable date, and (xii) each officer or director for whom a deferred compensation or supplemental retirement benefit is maintained, showing the amounts due thereunder and the payment schedule thereof, and the respective amounts accrued in the Company Financial Statements dated December 31, 1995 and September 30, 1996.

(h) Schedule 3.19(h) to the Company Disclosure Schedule describes any obligation that the Company or any Company Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

(i) Schedules 3.19(i)(1) and (2) to the Company Disclosure Schedule list: (1) each officer of the Company and any Company Subsidiary and each director of Company and any Company Subsidiary who is eligible to receive a Change in Control Benefit, showing the estimated amount of each such Change in Control Benefit and the basis of the calculation thereof, estimated compensation for 1996 based upon compensation received to the date of this Agreement, the individual's rate of compensation in effect on the date of this Agreement, the individual's participation in any Company Benefit Plan (including the Company Incentive Plans) and such individual's compensation from Company or any Company Subsidiary for each of the calendar years 1992 through 1995 as reported, and for calendar year 1996 as estimated to be reported, by the Company or an Company Subsidiary on Form W-2 or Form 1099; and (2) each other employee of Company or the Company Subsidiaries who may be eligible for a Change in Control Benefit, showing an estimated amount of each such Change in Control Benefit and the basis of the calculation thereof.

(j) The Company and the Company Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Company Benefit Plan with the IRS, the PBGC and the United States Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were and will be complete and accurate in all material respects as of the dates of such filings.

3.20 Regulatory Approvals. To the knowledge of the Company, no fact or condition exists which the Company has reason to believe will prevent Purchaser from obtaining approval of the Applicable Governmental Authorities or any other applicable state or federal regulatory authority to consummate the Merger and the transactions contemplated herein.

3.21 Company Regulatory Reports. The Company has filed on a timely basis all proxy statements, reports and other documents required to be filed by it under the 1934 Act or HOLA after December 31, 1992 (collectively, the "Company Regulatory Reports"), and the Company has furnished Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and all quarterly and periodic reports and proxy statements filed under the 1934 Act by the Company after such date, each as filed with the SEC. Each Company Regulatory Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.22 Company Facilities. To the knowledge of the Company, all "alterations" (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, the "ADA")) to the respective business of the Company, the Bank and each Non-Bank Subsidiary, including, without limitation, automated teller machines (collectively, the "Company Facilities") undertaken after January 26, 1992, are in compliance in all material respects with the ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). To the knowledge of the Company, there are no investigations, proceedings or complaints, formal or informal, pending or overtly threatened against the Company, the Bank or any Non-Bank Subsidiary in connection with the Company Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

3.23 Environmental Conditions.

(a) Except as disclosed in Schedule 3.23 to the Company Disclosure Schedule, to the knowledge of the Company, there are no present or past conditions on the Properties, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on the Company.

(b) The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any Company Subsidiary has received notice of, nor to the best of their knowledge after such inquiry and investigation as the Company deems appropriate, are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties, which have or may have a Material Adverse Effect on the Company.

(c) To the knowledge of the Company, no Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Material Adverse Effect on the Company.

(d) To the knowledge of the Company, the Company and the Company Subsidiaries have all material governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary under the Environmental Laws to conduct their present business, and such permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Purchaser.

3.24 Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Company's Proxy Statement as of the time of its mailing and as of the time of the meeting of the Company's shareholders in connection therewith, and as amended or supplemented by the Company, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; in no event, however, shall the Company be liable for any untrue statement of a material fact or omission to state a material fact in the Company's Proxy Statement made in reliance upon, and in conformity with, written information concerning Purchaser or MergerSub furnished by Purchaser specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder.

3.25 Insider Interests. No officer or director of the Company or the Bank or any "affiliate" (as defined in Section 23A of the Federal Reserve Act (12 U.S.C.
Section 371c)) of the Company, has any loan, credit or other contractual arrangement outstanding with the Company or the Bank which does not conform to applicable rules and regulations of the OTS and the Federal Reserve. No officer or director of the Company or any Affiliate of the Company has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary.

3.26 Fairness Opinion. The Board of Directors of the Company has received the written opinion of Merrill Lynch & Co., to the effect that, as of the date of this Agreement, the Merger Consideration to be received by shareholders of the Company in the Merger is fair to such shareholders from a financial point of view.

3.27 Brokers and Finders. Except for the Company's agreement with Merrill Lynch & Co., a copy of which has been furnished to Purchaser prior to the execution hereof, the Company is not a party to any agreement with any broker, finder or investment banker relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder. Except for the fee payable to Merrill Lynch & Co., the Company agrees to indemnify and hold Purchaser, MergerSub and their Affiliates harmless with respect to any broker, finder or investment banker fee which any Person may claim or assert arising from any express or implied agreement or engagement by the Company or the Bank.

3.28 Bylaws; State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement and the Option Agreement and/or has taken such other action, and such approval and/or other action is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement, the provisions of the Company's Bylaws and the provisions of Chapters 7A and 7B of the MBCA. Other than as described above, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement.

3.29 Rights Agreement. The Company and the Board of Directors have taken all necessary action to (i) render the Rights Agreement inapplicable with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement and (ii) ensure that neither Purchaser nor MergerSub nor any of their Affiliates will be deemed to be a "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Rights Agreement) and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) occurs by reason of announcement, approval, execution or delivery of this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby and thereby.

3.30 Accuracy of Information Furnished. The representations and warranties made by the Company in this Agreement and in any Schedules hereto furnished by the Company do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances in order to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company that each of the following statements is true and correct on the date hereof:

4.1 Organization, Standing and Power. Each of Purchaser and MergerSub is duly organized and existing as a corporation under the laws of the State of Delaware. Purchaser is registered with the Federal Reserve as a bank holding company. Each of Purchaser and MergerSub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. MergerSub was formed for the purpose of engaging in the Merger and has not engaged in any activities other than those necessary to effectuate the terms of this Agreement.

4.2 Authority; No Violation.

(a) Each of Purchaser and MergerSub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by Purchaser and MergerSub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and MergerSub, and this Agreement has been duly executed and delivered by Purchaser and MergerSub and constitutes the valid and binding obligations of Purchaser and MergerSub, enforceable against each of Purchaser and MergerSub in accordance with its terms except as such enforceability may be limited by
    (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law.

(b) Neither the execution and delivery by Purchaser or MergerSub of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Purchaser or MergerSub with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Purchaser or MergerSub is a party, or by which Purchaser or MergerSub or any of their respective properties or assets is bound, if in any such circumstances such event could have a Material Adverse Effect on Purchaser; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or MergerSub or any of their respective properties or assets, the result of which could have a Material Adverse Effect on Purchaser. No consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Purchaser, and no consent of, approval of or notice to or filing with any other Person is required in connection with the execution and delivery by Purchaser or MergerSub of this Agreement or the consummation by Purchaser or MergerSub of the transactions contemplated hereby, except for the Regulatory Approvals.

4.3 Regulatory Approvals. To the knowledge of Purchaser, no fact or condition exists which Purchaser has reason to believe will prevent it or the Company from obtaining any of the Regulatory Approvals.

4.4 Litigation. There is no private or governmental suit, claim, action or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Purchaser, its subsidiaries or against any of their directors or officers that would impair the ability of Purchaser to perform its obligations hereunder.

4.5 Adequate Funds. At the Effective Time, Purchaser will have sufficient funds and capital to carry out its obligations under this Agreement.

4.6 Proxy Statement. None of the information to be supplied by Purchaser for inclusion in the Proxy Statement as of the time of its mailing and as of the time of the meeting of the Company's shareholders in connection therewith, and as amended or supplemented by Purchaser, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

4.7 Accuracy of Information Furnished. The representations and warranties made by Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the statements contained herein not misleading.

4.8 Share Ownership. As of the date hereof, Purchaser owns less than ten percent (10%) of the Company Common Stock.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

5.1 Conduct of Business by the Company. From the date of this Agreement to the Effective Time, the Company will operate its business and cause each Company Subsidiary to operate its business in the ordinary course and consistent with past practices. The Company will use all reasonable efforts to preserve intact the present business organizations of the Company, the Bank and each Non-Bank Subsidiary and maintain in effect all material licenses, permits and approvals of governmental authorities and agencies necessary for the conduct of its present business. Except as otherwise contemplated by this Agreement or as otherwise consented to or approved by Purchaser in writing, none of the Company, the Bank or any Non-Bank Subsidiary shall:

(a) issue, sell, purchase or redeem or commit or agree to issue, sell, purchase or redeem any shares of its capital stock other than shares issued pursuant to the exercise of stock options outstanding on the date hereof, or any Voting Debt; or issue or create or grant any options, warrants or rights to purchase shares of its common stock; or issue, sell or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock or any Voting Debt; or declare, set aside or pay any dividend or make any distribution in respect of its capital stock other than regular quarterly cash dividends payable by the Company on dates consistent with dividend payment practices during 1995 not to exceed $.20 per share of Company Common Stock per quarter, except that the Bank and the Non-Bank Subsidiary may pay dividends to the Company in amounts sufficient to enable the Company to pay its ordinary operating expenses and its accrued liabilities, including (but not limited to) litigation expenses and accounting, legal, printing, investment banking, environmental testing and regulatory application fees, expenses and costs relating to the transactions contemplated hereby, provided, however, that no dividend shall be paid by the Bank or any Non-Bank Subsidiary if it is necessary for such entity to borrow funds to pay the dividend;

(b) amend its Certificate or Articles of Incorporation (in the case of the Company or any Company Subsidiary), Charter (in the case of the Bank) or Bylaws or issue or agree to issue any additional shares of its capital stock or issue or create any warrants, obligations, subscriptions, options, convertible security, or other commitments under which additional shares of its capital stock of any class might be directly or indirectly authorized or issued except in connection with options previously granted under the Company Incentive Plans;

(c) make any general or unusual increase in compensation or rate of compensation payable or to become payable to hourly, salaried or commissioned employees or officers, except for those which are normal, reasonable and consistent with past practices or as required by or specifically provided for by contracts in existence as of the date hereof, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty
    (30) days' notice or less without penalty;

(d) accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to pension, profit-sharing, bonus and other fringe benefit plans, agreements and arrangements presently in effect and in accordance with past practices) or adopt or amend any employee benefit plan;

(e) commit to purchase, purchase or otherwise acquire any derivative or synthetic mortgage product or enter into any interest rate swap transaction;

(f) except for loans secured by one-to-four family residences in amounts less than $1 million, make any loan, loan commitment or renewal or extension thereof to any Person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made by the Bank to such Person and such Person's Immediate Family and Affiliates, exceed $500,000; provided, however, that Purchaser shall be deemed to have consented to any such loan or commitment if it has not objected thereto within five (5) business days after receiving written notice thereof;

(g) acquire any business entity or assets thereof, except as it relates to a foreclosure or other exercise of creditor's rights in the usual and ordinary course of its business;

(h) enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $500,000 in aggregate value (including, but not limited to, options or commodities or any tangible real or personal properties of the Company or any Company Subsidiary), except for the origination, purchase and sale of mortgage loans and loan participations and the purchase and sale of readily marketable investment securities in the ordinary course of business and consistent with past practices, and sales of real estate owned and other repossessed properties or acceptance of a deed in lieu of foreclosure;

(i) make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $500,000;

(j) file, withdraw, or fail to renew any applications for additional branches or to relocate operations from existing locations;

(k) create or incur any liabilities in excess of $500,000, other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with past practices or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

(l) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of the Company or any Company Subsidiary securing any obligation in excess of $500,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits or Federal Home Loan Bank borrowings;

(m) make or become a party to any contract or commitment in excess of $500,000, or renew, extend, amend or modify any contract or commitment in excess of $500,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by this Agreement;

(n) discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, if the cost to the Company or any Company Subsidiary to discharge or satisfy any such mortgage, lien, charge or encumbrance is in excess of $500,000, unless such discharge or satisfaction is covered by general or specific reserves;

(o) pay any obligation or liability, absolute or contingent, in excess of $500,000 except liabilities shown on the Company Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated hereby;

(p) institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $500,000;

(q) invest in any real estate, except for investments in real estate owned as a result of foreclosure or deed in lieu of foreclosure;

(r) enter into or amend any continuing contract or series of related contracts in excess of $500,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than thirty (30) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by this Agreement;

(s) enter into or amend any contract, agreement or other transaction, other than pursuant to the Bank's employee loan program, with any officer, director or principal shareholder of the Company or any Affiliate of such person on terms that are less favorable than could be obtained from an unrelated third party on an arms' length basis;

(t) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of management of the Company to respond to then current market or economic conditions or as may be required by the rules of the AICPA, the FASB or by applicable governmental authorities; or

(u) default under the terms of any agreement or understanding to which the Company or any Company Subsidiary is a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would have a Material Adverse Effect on the Company.

5.2 Filings and Approvals. Each party will use all reasonable efforts and will cooperate with the other parties in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain the

Regulatory Approvals and approval and/or consents from any other applicable governmental or regulatory authorities for approval of the Merger contemplated by this Agreement, and provide copies of such applications, filings and related correspondence to the other parties. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other parties with a reasonable opportunity to review and comment on the non-confidential portions of each such application, registration statement or other document. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In addition, the parties will use all reasonable efforts and cooperate with each other to obtain any consents or waivers from third parties that Purchaser reasonably deems to be necessary under any contract or agreement to which the Company or any Company Subsidiary is a party in order to prevent any breach or default from arising thereunder; provided, however, that the failure to obtain any such consent or waiver shall not constitute a breach of a covenant hereunder or a failure to satisfy any condition precedent to either party's obligation to consummate the transactions contemplated hereby.

5.3 Securities Reports. As soon as reasonably available, the Company shall deliver to Purchaser complete copies of its Annual Report on Form 10-K, if any, for the year ending December 31, 1996, all Quarterly Reports on Form 10-Q, all Current Reports on Form 8-K or any proxy materials filed hereafter with the SEC pursuant to the 1934 Act. The financial statements contained in such reports will be prepared in accordance with GAAP (except for changes required by applicable governmental authorities or by GAAP) and will present fairly the consolidated financial condition of the Company and the Bank as of the dates indicated and for the periods then ended.

5.4 Acquisition Transaction. The Company will not, and will cause the Company Subsidiaries and its and the Company Subsidiaries' respective officers, directors, employees, agents and Affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any Person relating to any Acquisition Transaction, or participate in any negotiations in connection with or in furtherance of any Acquisition Transaction or permit any person other than Purchaser and its representatives to have any access to the facilities of, or furnish to any person other than Purchaser and its representatives any non-public information with respect to, the Company or any of the Company Subsidiaries in connection with or in furtherance of any of the foregoing. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties (other than the Purchaser) conducted heretofore with respect to any of the foregoing. The Company shall immediately provide to Purchaser telephone notice of any such proposal or offer and shall promptly provide Purchaser with the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, copies of any written offers, proposals, agreements or other documents with respect to such offer or proposal. Notwithstanding anything contained herein to the contrary, nothing herein shall prohibit the Company, its directors and officers from taking any action otherwise prohibited by this Section 5.4 if the Board of Directors of the Company determines, upon receipt of a written opinion of its outside counsel, that it is necessary to take such action in order to fulfill their fiduciary duties to shareholders of the Company under the MBCA.

5.5 Notification of Certain Matters.

(a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

(b) From and after the date hereof to the Effective Time and at and as of the Effective Time, the Company shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Company Disclosure Schedule ("Disclosure Schedule Updates") to Purchaser with respect to any matter hereafter arising which, in the good faith judgment of the Company, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. The Disclosure Schedule Updates shall be provided to Purchaser on or before the 25th day of each calendar month. Within twenty (20) days after receipt of any Disclosure Schedule Update (or if cure is promptly commenced by the Company, but is not effected within thirty (30) days after receipt of any Disclosure Schedule Update (the "Cure Period")), Purchaser may exercise its right to terminate this Agreement pursuant to Section 7.1(f) hereof, if the information in such Disclosure Schedule Update together with the information in any or all of the Disclosure Schedule Updates previously provided by the Company indicates that the Company, in the good faith judgment of the Purchaser, has suffered or is reasonably likely to suffer a Material Adverse Effect (i) which either has not or cannot be cured within the Cure Period, or (ii) which does not result primarily from changes in the general level of interest rates.

5.6 Access to Information; Confidentiality.

(a) Between the date hereof and the Effective Time, the Company will afford, and will cause the Bank and each Non-Bank Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Purchaser reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports (subject to regulatory approval), contracts, commitments, books and records of the Company, the Bank and each Non-Bank Subsidiary, whether such documents are located on the premises of the Company or elsewhere. The Company shall furnish Purchaser with all such statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the OTS) and documents or copies thereof, and other information concerning the business and affairs of the Company, the Bank and each Non-Bank Subsidiary as Purchaser shall from time to time reasonably request. The Company further agrees to cause its accountants, attorneys and such other persons as the parties shall mutually agree upon to fully cooperate with Purchaser and its representatives in connection with the right of access granted herein.

(b) The Company will promptly furnish to Purchaser (i) a copy of each material report filed by it with any governmental authority, including without limitation, any federal, state or local taxing authority and any federal or state bank regulatory or securities authority (each a "Company Report") during the period after the date hereof and prior to the Effective Time, and
    (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Each financial statement set forth in a Company Report so filed and each financial statement provided by the Company to Purchaser pursuant to the next following sentence, together with any notes or schedules thereto, will present fairly in all material respects the information purported to be set forth therein for the period specified therein (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein or the applicable principles with respect thereto), in each case in accordance with GAAP during the periods involved or applicable regulatory principles, as the case may be, in each case except as otherwise provided herein, stated therein or in the notes thereto. Throughout the period after the date hereof and prior to the Effective Time, the Company will provide to Purchaser, on or before the 25th day of each calendar month, (i) the reports of management of the Company and Bank to the Board of Directors of the Company and the Bank, respectively, for the most recently available month, including to the extent available, delinquency schedules, addition to loan loss reserves, and payroll reports, (ii) monthly financial statements prepared by the Company for the preceding month, and (iii) a description of any material changes with respect to the representations and warranties of the Company or in any of the lists provided therewith. Throughout the period after the date hereof and prior to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Purchaser and to report the general status of the ongoing operations of the Company and each Company Subsidiary. During such period, the Company promptly will notify Purchaser of any change in the ordinary course of business or in the operation of the properties of the Company or any Company Subsidiary or any breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, and will keep Purchaser promptly and fully informed of such events. During such period, the Company will consult with Purchaser before taking any steps to comply with suggestions made by any bank regulatory authority which could reasonably be considered to be material to the Company. The Company shall allow a representative of Purchaser to attend as an observer the Board of Directors', and committees thereof, meetings of the Company and the Bank. The Company shall give reasonable notice to Purchaser of any such meeting and, if known, the agenda for or business to be discussed at such meeting. The Company shall also provide to Purchaser all written agendas and meeting or written consent materials (other than in connection with the matters subject to Section 5.4 hereof) provided to the directors of the Company and each Company Subsidiary in connection with Board and committee meetings. All information obtained by Purchaser at these meetings shall be treated in confidence as provided in this Section 5.6.

(c) All information and documents to which Purchaser is given access pursuant hereto shall be subject to the Confidentiality Agreement. All information furnished by the Company or any Company Subsidiary to Purchaser pursuant hereto shall be treated as the sole property of the Company until consummation of the Merger contemplated hereby and, if such Merger shall not occur, Purchaser shall at the request of the Company, (i) return to the Company or any Company Subsidiary or (ii) provide written confirmation of the destruction of, all documents or other materials containing, reflecting or referring to such information (and all copies thereof), shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed Merger is abandoned, but shall not apply to (i) any information which was already in the possession of Purchaser prior to disclosure thereof by the Company or any Company Subsidiary, (ii) information which was then generally known to the public, information which became known to the public through no fault of Purchaser or its agents, or (iii) information disclosed in accordance with an order of any applicable governmental authority or a court of competent jurisdiction.

5.7 Shareholder Approval. The Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders, as soon as practicable, but in no event later than forty-five (45) days after the date the SEC clears the Proxy Statement, for the purpose of obtaining shareholder approval of this Agreement and the Merger; provided, however, that the Proxy Statement shall not be mailed to the holders of Company Common Stock until Merrill Lynch & Co. has delivered to the Board of Directors of the Company for inclusion in the Proxy Statement an opinion, dated the mailing date, to the effect that the Merger Consideration is fair to the shareholders of the Company from a financial point of view in standard industry form with respect to transactions of this nature. The Company will take all reasonable steps necessary to submit the Proxy Statement to the SEC within thirty (30) days after the date of this Agreement. The Proxy Statement will satisfy all requirements of the 1934 Act and the rules and regulations promulgated thereunder and will include a unanimous recommendation by the Board of Directors of the Company that the shareholders of the Company approve this Agreement and the Merger. Purchaser shall furnish such information concerning Purchaser as is necessary in order to cause the Proxy Statement, insofar as it relates to Purchaser, to be prepared in accordance with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder. Purchaser agrees promptly to advise the Company if at any time prior to such Company shareholder meeting any information provided by Purchaser in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to the Company the information needed to correct such inaccuracy or omission.

5.8 Employee Benefits. The Company and Purchaser shall cooperate in effecting the following treatment of the Company Benefit Plans, except as mutually agreed upon by Purchaser and the Company prior to the Effective Time:

(a) At the Effective Time, Purchaser or any subsidiary of Purchaser shall, to the extent required by Purchaser, be substituted for the Company or any Company Subsidiary as the sponsoring employer under those Company Benefit Plans with respect to which Company or any Company Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Company or Company Subsidiary with respect to each such plan. Except as otherwise provided herein, each such plan and any Company Benefit Plan sponsored by the Company or any Company Subsidiary shall be continued in effect by Purchaser or any applicable subsidiary of Purchaser after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Purchaser or any applicable subsidiary of Purchaser under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall be limited by and otherwise comply with the terms of such plan and applicable law. The Company, each Company Subsidiary and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement or the Benefits Letter.

(b) After the Effective Time, at such times and to the extent set forth in the Benefits Letter, Purchaser shall provide, or cause any applicable subsidiary of Purchaser to provide, to each employee of Company and any Company Subsidiary as of the Effective Time ("Company Employees") (i) the opportunity to participate in each employee benefit plan and program maintained by Purchaser for similarly situated employees of Purchaser and its subsidiaries (the "Purchaser Benefit Plans"), (ii) credit for service with the Company, the Bank or the Non-Bank Subsidiaries under the Purchaser Benefit Plans with respect to the participation of such employees in such Purchaser Benefit Plans, and (iii) waiver of waiting periods and preexisting condition exclusions under the Purchaser Benefit Plans. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative to those provided under any Company Benefit Plan continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, the power of Purchaser or Company or subsidiary of Purchaser to amend or terminate any benefit plan or program, including any Company Benefit Plan, shall not be altered or affected, but shall remain subject to any limitations provided in such plans or under applicable law.

(c) Purchaser agrees to honor or to cause an applicable Purchaser subsidiary to honor certain other Company Benefit Plans, and to provide severance benefits to eligible employees, as set forth in the Benefits Letter.

(d) Nothing in this Section 5.8 or the Benefits Letter is intended, nor shall it be construed, to confer any express or implied third party beneficiary rights in any person including present or former employees of the Company or any Company Subsidiary and any beneficiaries or dependents thereof.

5.9 Company Incentive Plans. The Company shall terminate the Company Incentive Plans and cancel and terminate each outstanding option and shareholder value unit ("SVU") thereunder, effective prior to the Effective Time. The Company shall use its best efforts to receive prior to the Effective Time a cancellation agreement from each option holder and each SVU holder in form and substance satisfactory to Purchaser ("Cancellation Agreements"), acknowledging such cancellation and termination of options and SVUs. The Cancellation Agreements shall provide that in consideration for the cancellation of such options and SVUs, the Company shall pay to such holders, not more than two (2) days prior to the Effective Time, an amount (less any applicable withholding and employment taxes) equal (i) in the case of options, to the amount by which the Merger Consideration exceeds the exercise price per share of Company Common Stock under the outstanding options held by such holder, multiplied by the number of shares of Company Common Stock covered by such options, and (ii) in the case of SVUs, to the amount determined in accordance with Section 6.02 of the Company's 1995 Stock Option and Shareholder Value Plan. All options held by a person who does not deliver a Cancellation Agreement to the Company prior to the Effective Time shall be converted as provided in Section 2.1(d) hereof, and all SVUs held by a person who does not deliver a Cancellation Agreement prior to the Effective Time shall be converted into the right to receive cash in accordance with said
Section 6.02, and Purchaser shall pay to such holders, not more than two (2) days after the receipt of a Cancellation Agreement, an amount (less any applicable withholding and employment taxes) equal (x) in the case of options, to the amount by which the Merger Consideration exceeds the exercise price per share of Company Common Stock under the outstanding options held by such holder, multiplied by the number of shares of Company Common Stock covered by such options and (y) in the case of SVUs, to the amount determined in accordance with
Section 6.02 of the Company's 1995 Stock Option and Shareholder Value Plan.

5.10 Indemnification.

(a) Purchaser and MergerSub hereby agree that for six (6) years after the Effective Time, Purchaser and the Surviving Corporation shall cause to be maintained in effect the Company's current policy of officers' and directors' liability insurance with respect to actions and omissions occurring on or prior to the Closing; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered persons and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring on or prior to the Effective Time; provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 125% of the last annual premium paid by the Company prior to the date hereof (which premium is disclosed in the Schedule 3.6 to the Company Disclosure Schedule) and if the Surviving Corporation is unable to obtain the insurance required by this
    Section 5.10, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

(b) Purchaser acknowledges the exculpation, indemnification, advancement of expenses and like obligations of the Company and the Bank contained in their Articles of Incorporation and Charter, respectively, and ByLaws with respect to current and former directors, officers, employees and agents ("Indemnified Persons") and hereby agrees, for six (6) years from and after the Effective Time, to honor in accordance with their terms in effect on the date hereof all such obligations.

(c) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs, beneficiaries and representatives.

5.11 Bank Director Matters. At the Effective Time, Purchaser agrees to elect Mr. Thomas R. Ricketts as Chairman of the Board of the Bank as described in the Benefits Letter.

5.12 Rights Agreement. The Company shall take all necessary steps to terminate the Rights Agreement effective upon the Effective Time.

5.13 Further Assurances; Form of Transaction.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

(b) If necessary to expedite the Closing of the Merger and any other transactions contemplated by this Agreement, the parties agree that each will take or perform any additional reasonably necessary or advisable steps to restructure the transactions contemplated hereby; provided, however, that any such restructuring will not result in any change in the Merger Consideration.

5.14 WARN Act. The Company agrees that, if requested by Purchaser, it shall, on behalf of Purchaser or any subsidiary of Purchaser, issue such notices as are required under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similarly applicable state or local law. Such request by Purchaser shall be given in time to permit the Company to issue notices sufficiently in advance of any time of closing of such offices so that Purchaser or any subsidiary of Purchaser shall not be liable under the WARN Act for any penalty or payment in lieu of notice to any employee or governmental entity. Purchaser and the Company shall cooperate in the preparation and giving of such notices, and no such notices shall be given without the approval of Purchaser.

5.15 Action by MergerSub. As the sole shareholder of MergerSub, Purchaser has approved this Agreement and the Merger and will provide all funding necessary for the acquisition by it of all of the issued and outstanding Company Common Stock.

5.16 Dividend During Closing Quarter. Notwithstanding anything contained herein to the contrary, the Company shall be entitled to declare and pay a final cash dividend in respect of the Company Common Stock, in an amount not to exceed $.20 per share of Company Common Stock, if a regular dividend declaration date shall be scheduled to occur during the twenty (20) day period prior to Closing referred to in Section 1.2 hereof.

ARTICLE VI

CONDITIONS

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) Regulatory Approvals. The Regulatory Approvals necessary for the consummation of the transactions contemplated hereby shall have been obtained, and none of such approvals shall contain or be subject to any terms or conditions that are materially different from terms and conditions customarily contained in similar approvals or notices issued prior to the date hereof, and all applicable statutory or regulatory waiting periods shall have lapsed.

(b) No Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

6.2 Additional Conditions to Obligations of Company. The obligation of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

(a) Representations; Performance. The representations and warranties of Purchaser set forth in Article IV shall have been true and correct as of the date hereof and shall be true and correct as of the Effective Time, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Purchaser. Purchaser shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

(b) Officers' Certificate. Purchaser shall have furnished to the Company a certificate of an Executive Officer and the Chief Financial Officer of Purchaser dated as of the Effective Time, in which such officers shall certify to their best knowledge that they have no reason to believe that the conditions set forth in Section 6.2(a) above have not been fulfilled.

(c) Secretary's Certificate. Purchaser shall have furnished to the Company (i) copies of the text of the resolutions by which the corporate action on the part of Purchaser necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) certificates dated as of the Effective Time executed on behalf of Purchaser and MergerSub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of each of Purchaser and MergerSub by their respective corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Purchaser and of MergerSub executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by Purchaser or MergerSub, as the case may be.

(d) Opinion of Counsel. The Company shall have received an opinion letter dated as of the Effective Time addressed to the Company from Vedder, Price, Kaufman & Kammholz, counsel to Purchaser, substantially in the form previously delivered and agreed upon.

(e) Shareholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of the percentage of the Company's capital stock required for such approval under the provisions of the Company's Articles of Incorporation and applicable law.

6.3 Additional Conditions to Obligations of Purchaser and MergerSub. The obligation of Purchaser and MergerSub to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

(a) Representations; Performance. The representations and warranties of the Company in this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Effective Time, as updated pursuant to Section 5.5 hereof, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on the Company, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

(b) Officers' Certificate. The Company shall have furnished to Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Effective Time, in which such officers shall certify to their best knowledge that they have no reason to believe that the conditions set forth in Section 6.3(a) above have not been fulfilled.

(c) Secretary's Certificate. The Company shall have furnished to Purchaser (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary or an assistant corporate secretary certifying to Purchaser that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and
    (iii) an incumbency certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary or an assistant corporate secretary certifying the signature and office of each officer of the Company executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by the Company.

(d) Opinion of Counsel. Purchaser shall have received an opinion letter dated as of the Effective Time addressed to Purchaser from Dykema Gossett, PLLC, counsel to the Company, substantially in the form previously delivered and agreed upon.

(e) No Material Adverse Effect. Since the date of this Agreement, the Company shall not have suffered or experienced a Material Adverse Effect; provided, however, that this Section 6.3(e) shall not apply to (i) matters properly disclosed to Purchaser by the Company in a Disclosure Schedule Update and cured by the Company within the applicable Cure Period for which Purchaser has a specific right of termination under Section 7.1(f) hereof or (ii) a Material Adverse Effect resulting primarily from changes in the general level of interest rates.

(f) Accountant's Letter. The firm of Deloitte & Touche LLP, independent certified public accountants for the Company, shall have delivered to Purchaser a letter, dated as of the Closing Date, with a review stated to have been done as of a date which is not more than five (5) business days prior to the date of Closing, in standard industry form with respect to transactions of this nature.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated prior to the Effective Time:

(a) by mutual consent of the Boards of Directors of Purchaser and the Company;
    or

(b) by either Purchaser or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if such party is not then in breach or default in any material respect of this Agreement; or

(c) by the Board of Directors of Purchaser if (i) there has been a material breach or default by the Company of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement of which notice has been given in writing by Purchaser and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to December 31, 1997 without fault on the part of Purchaser; or (iii) a public announcement with respect to a proposal, plan or intention to effect an Acquisition Transaction shall have been made by any Person other than Purchaser or an Affiliate of Purchaser and the Board of Directors of the Company shall have (A) failed to publicly reject or oppose such proposed Acquisition Transaction within ten (10) days of the public announcement of such proposal, plan or intention or (B) shall have modified, amended or withdrawn its recommended approval of this Agreement and the Merger to the Company's shareholders; or

(d) by the Board of Directors of the Company if (i) there has been a material breach or default by Purchaser of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement of which notice has been given in writing by the Company and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to December 31, 1997 without fault on the part of the Company; or

(e) by the Board of Directors of either Purchaser or the Company at any time after the date that (i) the shareholders of the Company fail to approve this Agreement and the Merger by an affirmative vote of at least a majority of the outstanding shares of the Company Common Stock at a meeting held for such purpose; or (ii) if any one of the Applicable Governmental Authorities has denied approval for the Merger and, if such denial is appealable, neither Purchaser nor the Company has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by the governmental agency of such order of denial; or

(f) by Purchaser pursuant to Section 5.5(b).

7.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 7.1(a) or 7.1(b), written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Purchaser or the Company except (i) for fraud or willful and material breach of this Agreement and (ii) as set forth in this Section 7.2 and Section 8.2.

(b) If this Agreement is terminated by the Board of Directors of Purchaser pursuant to Section 7.1(c)(iii), or Section 7.1(e)(i) and within twenty-four
    (24) months of any such termination an Acquisition Transaction shall occur or if this Agreement is terminated by the Board of Directors of Purchaser pursuant to Section 7.1(c)(i), then in such case the Company shall pay to Purchaser in immediately available funds not later than two business days after demand therefor an amount equal to Ten Million Dollars ($10,000,000) as reasonable reimbursement to Purchaser for all costs, fees and expenses incurred or to be incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the amount of the expense reimbursement payment hereunder, when aggregated with all amounts actually received by Purchaser for the Option Shares or the Option (as defined in the Option Agreement) prior to the making of a demand by Purchaser for payment pursuant to this

    Section 7.2(b), including, without limitation, any Repurchase Consideration paid under the Option Agreement from any Person, including the Company in a single transaction or a series of transactions, less any Purchase Price (as defined in the Option Agreement) actually paid for the Option Shares by Purchaser under the Option Agreement (such amount being referred to as the "Stock Option Consideration"), shall not exceed the Limit (as defined in the Option Agreement), it being the intention of the parties that if Purchaser has previously received Stock Option Consideration pursuant to the Option Agreement equal to the Limit, then no further expense reimbursement payment shall be due from the Company under this Agreement.

(c) If this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(d)(i), Purchaser shall pay to the Company not later than two business days after demand therefor an amount equal to Five Million Dollars ($5,000,000) as reasonable reimbursement to the Company for all costs, fees and expenses actually incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

(d) In the event of termination of this Agreement by Purchaser or the Company, as the case may be, pursuant to Section 7.1(c)(i), Section 7.1 (c)(iii),
    Section 7.1(d)(i) or Section 7.1(e)(i) hereof, there shall be no liability or obligation on the part of either Purchaser or the Company to the other or on the part of any of their officers or directors, except pursuant to
    Section 5.6, Section 7.2(b), Section 7.2(c) and Section 8.2 hereof and except to the extent such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements contained herein, or a wrongful termination hereof by Purchaser or the Company, as the case may be.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Publicity. Neither the Company nor Purchaser shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other parties; provided, however, that either Purchaser or the Company may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law. To the extent practicable, each of the Company and Purchaser will consult with the other with respect to any such public announcement or statement.

8.2 Expenses. Except as otherwise provided in Section 7.2, the costs and expenses of Purchaser and the Company shall be allocated as follows:

(a) Purchaser shall bear all fees and expenses of its counsel, accountants and investment bankers and all other costs and expenses incurred by it in the preparation of this Agreement, the investigation of the Company, the preparation and prosecution of its application for regulatory approval, and all costs and expenses of any appeals therefrom.

(b) The Company or the Bank shall bear all fees and expenses of its counsel, accountants and investment bankers, all filing fees to be paid to the SEC in connection with the Proxy Statement, the costs of printing and mailing the Proxy Statement for use at the meeting of Company shareholders to consider the Merger, and all other costs and expenses incurred by such persons or firms in the preparation of this Agreement, the calling, noticing and holding of a meeting of shareholders to consider and act upon the Merger and the furnishing of information or other cooperation to Purchaser in connection with the preparation of regulatory applications.

8.3 Survival. The representations and warranties of the parties hereto shall expire at the Effective Time and shall not survive the consummation of the Merger. All covenants and agreements contemplated to be performed prior to the Effective Time shall expire at the Effective Time and shall not survive the consummation of the Merger, and all covenants and agreements of Purchaser contemplated to be performed, partially or in full, after the Effective Time, shall survive the Effective Time and the consummation of the transactions contemplated hereby.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopies, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Purchaser or to MergerSub:

     ABN AMRO North America, Inc.
     135 South LaSalle Street -- Room 340
     Chicago, Illinois 60603
     Telecopy: (312) 904-2346
     Attention: Thomas C. Heagy
                Chief Financial Officer

with a copy to:

     ABN AMRO North America, Inc.
     Legal
     135 South LaSalle Street -- Room 325
     Chicago, Illinois 60603
     Telecopy: (312) 904-2010
     Attention: Robert K. Quinn, Esq.
                Group Senior Vice President,
                General Counsel and Secretary

with a copy to:

     Vedder, Price, Kaufman & Kammholz
     222 North LaSalle Street
     Suite 2600
     Chicago, Illinois 60601-1003
     Telecopy: (312) 609-5005
     Attention: Robert J. Stucker, Esq.

If to the Company, addressed to:

     Standard Federal Bancorporation, Inc.
     2600 West Big Beaver Road
     Troy, Michigan 48084
     Telecopy: (810) 637-0329
     Attention: Thomas R. Ricketts
                Chairman and President

with a copy to:

     Standard Federal Bancorporation, Inc.
     Legal
     2600 West Big Beaver Road
     Troy, Michigan 48084
     Telecopy: (810) 816-4899
     Attention: Ronald J. Palmer
                Senior Vice President,
                and General Counsel
with a copy to:

     Dykema Gossett, PLLC
     400 Renaissance Center
     Detroit, Michigan 48243
     Telecopy: (313) 568-6915
     Attention: Paul R. Rentenbach, Esq.

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; when received, if delivered by registered or certified mail (postage prepaid and return receipt requested); when receipt acknowledged, if faxed or telecopied; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.5 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

8.6 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts of the other party hereto or waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

8.7 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Company Disclosure Schedule hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

8.9 Miscellaneous. This Agreement and all other documents and instruments referred to herein: (i) constitute the entire agreement, and supersede all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (ii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof, and by the laws of the United States where applicable; and (iii) shall not be assigned by operation of law or otherwise.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the Company, Purchaser and MergerSub have caused this Agreement to be executed on the date first written above by their respective officers.

ABN AMRO NORTH AMERICA, INC.

By: /s/ HARRISON F. TEMPEST
-----------------------------------------------------
Its: Chairman and Chief Executive Officer

By: /s/ ROBERT K. QUINN
-----------------------------------------------------
Its: Group Senior Vice President,
     General Counsel and Secretary

HEITRITZ CORP.

By: /s/ SCOTT HEITMANN
-----------------------------------------------------
Its: President

By: /s/ DAVID R. PAPRITZ
-----------------------------------------------------
Its: Vice President

STANDARD FEDERAL BANCORPORATION, INC.

By: /s/ THOMAS R. RICKETTS
-----------------------------------------------------
Its: Chairman and President

                                                                         ANNEX B

OPTION AGREEMENT

This OPTION AGREEMENT (the "Agreement") is entered into on November 21, 1996, by and between STANDARD FEDERAL BANCORPORATION, INC., a Michigan corporation ("Standard"), and ABN AMRO NORTH AMERICA, INC., a Delaware corporation ("AANA").

AANA and Standard have entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger ("Merger") of a wholly owned subsidiary of AANA with and into Standard with Standard as the surviving corporation. In connection with the Merger, each share of outstanding common stock of Standard, no par value ("Common Stock"), would be converted into the right to receive $59.00 per share in cash from AANA. AANA has expressly indicated to Standard that it would be unwilling to enter into the Merger Agreement and consummate the transactions contemplated thereby without the benefit of this Option Agreement. In order to encourage AANA to proceed with the Merger and to prepare required federal and state applications for approvals from the Applicable Governmental Authorities and to incur substantial expense in connection therewith, Standard has determined that it is in its best interests to grant to AANA an option to purchase additional shares of its authorized but unissued Common Stock. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

In consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, Standard and AANA agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein, Standard hereby grants to AANA an option (the "Option") to purchase up to 6,209,894 fully paid and nonassessable shares (the "Option Shares") of Standard Common Stock at a purchase price of $52.50 per share (such price, as adjusted if applicable, the "Purchase Price"). Notwithstanding anything contained herein or in the Merger Agreement to the contrary, the amount that AANA (including any successor-in-interest, Affiliate or transferee) shall be entitled to receive, whether as (a) consideration for the Option Shares or the Option (including, without limitation, any payments in the form of Repurchase Consideration) from any Person, including Standard (whether in a single transaction or a series of transactions), less any Purchase Price actually paid by AANA, or (b) costs, fees and expenses or other reimbursement amounts paid to AANA pursuant to Section 7.2(b) of the Merger Agreement shall not exceed $90,000,000 in the aggregate (the "Limit"). In the event that AANA receives or is entitled to receive consideration and/or payments described in (a) and (b) above in excess of the Limit, such excess amount shall be deemed to be held in constructive trust by AANA for the benefit of Standard and shall be immediately paid by AANA to Standard at the time and in the form such amount is received by AANA. Each certificate evidencing Option Shares issued to AANA upon exercise of the Option shall bear a legend in form and substance acceptable to Standard to the effect that such shares are subject to the foregoing restrictions. The foregoing restrictions with respect to the Limit shall expire and be of no further force and effect on the day after the second anniversary of the occurrence of a Triggering Event (as defined below).

2. Exercise of Option.

(a) The Option may be exercised in whole or in part prior to the termination of this Agreement and after the occurrence of a Triggering Event, as defined in
    Section 4 hereof. In the event that AANA desires to exercise the Option at any time, AANA shall notify Standard as to the number of shares of Common Stock it wishes to purchase and a place and date, not less than 2 business days nor more than 10 business days after the date such notice is given (the "Closing Date"), for the closing of such purchase; provided, however, that notwithstanding the establishment of such Closing Date, the consummation of the exercise of the Option may take place only after all regulatory or supervisory agency approvals required by any applicable law, rule or regulation shall have been obtained and each such approval shall have become final. Standard shall fully cooperate with AANA in the filing of the required notice or application for approval and the obtaining of any such approval.

(b) On the Closing Date, AANA shall (i) pay to Standard, in immediately available funds by wire transfer to a bank account designated by Standard, an amount equal to the Purchase Price multiplied by the number of

    Option Shares to be purchased on the Closing Date, and (ii) present and surrender this Agreement to Standard at the address of Standard specified in
    Section 11(f) hereof.

(c) On the Closing Date, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 2(b) above, (i) Standard shall deliver to AANA a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and, if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares hereunder, and (ii) AANA shall deliver to Standard a letter agreeing that AANA shall not offer to sell or otherwise dispose of the Option Shares in violation of the provisions of this Agreement.

(d) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, STATE SECURITIES LAWS AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED NOVEMBER 22, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY Standard, INC. OF A WRITTEN REQUEST THEREFOR.

    The above legend shall be removed by delivery of substitute certificate(s) without the legend if AANA shall deliver to Standard a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Standard and its counsel, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended (the "1933 Act").

(e) Upon the giving of written notice of exercise by AANA to Standard and the tender of the applicable purchase price in immediately available funds, AANA shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Standard shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to AANA. Standard shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of AANA or its assignee, transferee or designee.

3. Termination of Option. The Option shall terminate and be of no further force and effect upon the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement), (ii) twenty-four (24) months after the occurrence of a Triggering Event (as defined below), (iii) termination of the Merger Agreement by reason of wrongful termination thereof by AANA or by mutual agreement of the parties, (iv) six (6) months after the termination of the Merger Agreement by Standard pursuant to Section 7.1(d)(i) thereof, or (v) twelve (12) months after the termination of the Merger Agreement for any other reason.

4. Conditions to Exercise. AANA may exercise the Option, in whole or in part, at any time prior to its termination following the occurrence of a Triggering Event. The term "Triggering Event" shall mean the occurrence of any of the following events:

(a) if the Board of Directors of Standard shall withdraw its support of the Merger by resolution or by authorization of specific action inconsistent with consummation of the Merger, or if it fails to recommend approval of the Merger;

(b) a Person (as defined by Section 13(d)(3)(e) of the 1934 Act), other than AANA or an Affiliate of AANA:

        (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of ten percent (10%) or more of the then outstanding Common Stock of Standard or securities representing, or the right or option to acquire beneficial ownership of, or to vote securities representing, ten percent (10%) or more of the then outstanding Common Stock of Standard, and after the occurrence of such acquisition the Board of Directors of Standard
            (A) recommends such acquisition to its stockholders for acceptance,
            (B) fails to undertake such acts as AANA reasonably requests to oppose such acquisition (provided that in so doing Standard does not incur significant legal expense), or (C) fails to recommend or withdraws its approval of the Merger Agreement to the stockholders of Standard; or

        (ii) enters into an agreement with Standard pursuant to which such Person or any affiliate of such Person would (A) merge or consolidate, or enter into any similar transaction, with Standard or (B) acquire all or substantially all of the assets of Standard; or

        (iii) makes a bona fide proposal (a "Proposal") for any merger, consolidation or acquisition of all or substantially all the assets of Standard or other business combination involving Standard, and thereafter, but before such Proposal has been Publicly Withdrawn, Standard willfully commits any material breach of any covenant of the Merger Agreement and such breach (A) would entitle AANA to terminate the Merger Agreement without regard to the cure periods provided for therein, (B) is not cured and (C) would materially interfere with Standard's ability to consummate the Merger or materially reduce the value of the transaction to AANA.

     The phrase "Publicly Withdrawn" for purposes of clause (iii) above shall mean an unconditional bona fide withdrawal of the Proposal or a formal rejection of such Proposal by Standard in writing. Standard shall notify AANA promptly in writing of the occurrence of any of the events set forth in paragraphs (b)(i), (ii), or (iii) above, it being understood that the giving of such notice by Standard shall not be a condition to the right of AANA to transfer or exercise the Option.

5. Representations and Warranties of Standard. Standard hereby represents and warrants to AANA as follows:

(a) Standard has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein (including, without limitation, the approval of FRB or OTS, if necessary), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Standard. This Agreement has been duly executed and delivered by Standard.

(b) Standard has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver the Option Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Common Stock necessary for AANA to exercise the Option, and Standard will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued upon exercise of the Option. The Option Shares, including all additional shares of Standard Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto and payment therefor, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Standard.

(c) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Standard of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Standard's performance under this Agreement; provided, however, that Standard makes no representations or warranties as to the enforceability or legality of this Agreement and the Option granted hereby under the laws of the State of Michigan.

(d) Standard agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Standard except pursuant to the Merger; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with AANA in preparing such applications or notices and providing such information to the OTS and the FRB or such state regulatory authority as they may require) in order to permit AANA to exercise the Option and Standard duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of AANA against dilution on or prior to the Closing Date.

6. Representations and Warranties of AANA. AANA hereby represents and warrants to Standard that:

(a) AANA has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AANA.

(b) The Option is not being, and any Option Shares or other securities acquired by AANA upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act, as amended.

7. Adjustment upon Changes in Capitalization; Repurchase of Option.

(a) In the event of any change in Standard Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that AANA shall receive, upon exercise of the Option, the number and class of shares or other securities or property that AANA would have received in respect of Standard Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Standard Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Standard Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Standard Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Standard Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

(b) If a Triggering Event described in Section 4(b)(ii) shall occur and the transaction that is the subject of such Triggering Event is consummated, or if any Person other than AANA or an Affiliate of AANA acquires beneficial ownership of 50% or more of the then outstanding shares of Common Stock, Standard, if requested by AANA, shall pay to AANA, in lieu of delivery of the Option Shares an amount in cash equal to the Spread multiplied by the total number of Option Shares for which the Option is exercisable (such aggregate amount is referred to as the "Repurchase Consideration").

(c) As used herein, "Spread" shall mean the excess, if any, over the Purchase Price (as defined in Section 1) of the higher of (i) highest closing price per share of Standard Common Stock as reported on the New York Stock Exchange ("NYSE") within six months immediately preceding the date that AANA requests cash in lieu of shares pursuant to this Section (the "Request Date"), (ii) the price per share of Common Stock at which a tender offer or an exchange offer therefor has been made, (iii) the price per share of Common Stock to be paid to any third party pursuant to an agreement with Standard, or (iv) in the event of a sale of all or a substantial portion of Standard's assets the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Standard determined by a nationally recognized investment banking firm mutually selected by AANA, on the one hand, and Standard, on the other, divided by the number of shares of Common Stock of Standard outstanding at the time of such sale. In determining the Repurchase Consideration, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by AANA, on the one hand, and Standard on the other.

(d) Upon exercise of its right to receive cash pursuant to this Section, any and all obligations of AANA to make payment pursuant to Section 2(b) and all obligations of Standard to deliver a certificate or certificates representing shares of Common Stock pursuant to Section 2(b) shall be terminated. If AANA exercises its rights under this Section 7, Standard shall, within 10 business days after the Request Date, pay the Repurchase Consideration to AANA in immediately available funds, and AANA shall surrender to Standard the Option. Notwithstanding the foregoing, to the extent that prior notification to or approval of the FRB or other regulatory authority is required in connection with the payment of all or any portion of the Repurchase Consideration, AANA shall have the ongoing option to revoke its request for repurchase pursuant to Section 7(b) or to require that Standard deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and Standard shall cooperate with AANA in the filing of any such notice or application and the obtaining of any such approval). If the FRB or any other regulatory authority disapproves of any part of Standard's proposed repurchase pursuant to Section 7(b), Standard shall promptly give notice of such fact to AANA and AANA shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date.

8. Registration Rights.

(a) Upon the occurrence of a Triggering Event Standard shall, at the request of AANA delivered at the time of and together with a written notice of exercise in accordance with Section 2 hereof and on one occasion only, promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and to remain effective for up to 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option in accordance with any plan of disposition requested by AANA. AANA will provide such information as may be necessary for Standard's preparation of such a registration statement, and any such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact nor will such information omit to state any material facts with respect to AANA or its intended plan of disposition of Option Shares. The foregoing notwithstanding, if, at the time of any request by AANA for registration of Option Shares as provided above, Standard is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith reasonable judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of AANA's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Standard, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced ("Underwriter Reduction"); provided, however, that after any such required reduction, the number of Option Shares to be included in such offering for the account of AANA shall constitute at least 10% of the total number of shares to be sold by AANA and Standard in the aggregate; provided, further, however, that if such reduction occurs, then Standard shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. If requested by AANA in connection with such registration, Standard shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Standard.

(b) If after the occurrence of a Triggering Event, Standard effects a registration under the Securities Act of Standard Common Stock for its own account or for any other stockholders of Standard (other than on Form S-4 or Form S-8, or any successor forms or any form with respect to a dividend reinvestment or similar plan), it shall allow AANA the right to participate in such registration, and such participation shall not affect the obligation of Standard to effect a registration statement for AANA under Section 8(a);

    provided, however, that if the circumstances give rise to an Underwriter Reduction as provided in 8(a) above then the procedure set forth in Section 8(a) governing the number of Option Shares to be included in such registration shall apply.

(c) In connection with any registration pursuant to this Section 8, Standard and AANA shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. Any registration statement prepared and filed under this Section 8 and any sale covered thereby shall be at Standard's expense except for underwriting discounts or commissions, brokers' fees, taxes and the fees and disbursements of AANA's counsel related thereto.

9. (a) In the event that prior to the termination of the Option, Standard shall enter into an agreement (i) to consolidate with or merge into any person, other than AANA or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than AANA or one of its subsidiaries, to merge into Standard and Standard shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than AANA or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of AANA, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

     (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Standard (if other than Standard), (ii) Standard in a merger in which Standard is the continuing or surviving person, and (iii) the transferee of all or substantially all of Standard's assets.

     (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

     (3) "Assigned Value" shall mean the highest of (i) the price per share of common stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of common stock to be paid by any third party pursuant to an agreement with Standard, or (iii) in the event of a sale of all or substantially all of Standard's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Standard as determined by a nationally recognized investment banking firm selected by AANA divided by the number of shares of Common Stock of Standard outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by AANA.

     (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if Standard is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Standard or by any company which controls or is controlled by such person, as AANA may elect.

(c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to AANA. The issuer of the

    Substitute Option shall also enter into an agreement with AANA in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

(d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

(e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

(f) Standard shall not enter into any transaction described in subsection (a) of this Section 9 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Standard hereunder.

10. Listing. If Standard Common Stock to be acquired upon exercise of the Option is then authorized for listing on the NYSE or on any other national securities exchange or automated quotation system, Standard will promptly file an application to authorize for listing the shares of Standard Common Stock to be acquired upon exercise of the Option on the NYSE or such other securities exchange or quotation system and will use its best efforts to obtain approval of such listing as soon as practicable.

11. Miscellaneous.

(a) Expenses. Except as otherwise provided in Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

(b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit AANA to acquire, or does not require Standard to repurchase, the full number of shares of Standard Common Stock as provided in Sections 2 and 7, it is the express intention of Standard to allow AANA to acquire or to require Standard to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

(e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to AANA, addressed to:

     ABN AMRO North America, Inc.
     135 South LaSalle Street
     Room 340
     Chicago, Illinois 60603
     Telecopy: (312) 904-6318
     Attention: Thomas C. Heagy,
                Chief Financial Officer

with a copy to:

     ABN AMRO North America, Inc.
     Legal
     135 South LaSalle Street, Suite 925
     Chicago, Illinois 60603
     Telecopy: (312) 904-5150
     Attention: Robert K. Quinn, Esq.,
                Group Senior Vice President,
                General Counsel and Secretary

and with a copy to:

     Vedder, Price, Kaufman & Kammholz
     222 North LaSalle Street
     Chicago, Illinois 60601-1003
     Telecopy: (312) 609-5005
     Attention: Robert J. Stucker, Esq.

If to Standard, addressed to:

     Standard Federal Bancorporation, Inc.
     2600 West Big Beaver Road
     Troy, Michigan 48084
     Telecopy: (810) 637-0329
     Attention: Thomas R. Ricketts,
                Chairman

with a copy to:

     Dykema Gossett, PLLC
     400 Renaissance Center
     Detroit, Michigan 48243
     Telecopy: (313) 568-6915
     Attention: Paul R. Rentenbach, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

(g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

(h) Assignment. TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that AANA may assign this Agreement to a wholly owned subsidiary of AANA. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(i) Further Assurances. In the event of any exercise of the Option by AANA, Standard and AANA shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

(j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

(k) Termination by AANA. Notwithstanding anything to the contrary herein, in the event that AANA or any Related Person (as hereinafter defined) thereof is a person making an offer or proposal to engage in an action that would result in a Triggering Event (other than the transaction contemplated by the Merger Agreement), then the Option held by AANA shall immediately terminate and be of no further force or effect. A Related Person of AANA means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of AANA or any person that is the beneficial owner of 5% or more of the voting power of AANA.

IN WITNESS WHEREOF, Standard and AANA have caused this Option Agreement to be signed by their respective officers, all as of the day and year first written above.

ABN AMRO NORTH AMERICA, INC.

By: /s/ HARRISON F. TEMPEST
    --------------------------------------------------------
Its: Chairman and Chief Executive Officer

By: /s/ ROBERT K. QUINN
    --------------------------------------------------------
Its: Group Senior Vice President,
     General Counsel and Secretary

STANDARD FEDERAL BANCORPORATION, INC.

By: /s/ THOMAS R. RICKETTS
    --------------------------------------------------------
Its: Chairman and President

                                                                         ANNEX C

                                                        Investment Banking Group
                                                          World Financial Center
                                                                     North Tower
                                                   New York, New York 10282-1325
                                                                    212-449-1000

[MERRILL LYNCH LOGO]

February   , 1997

Board of Directors
Standard Federal Bancorporation
2600 West Big Beaver Road
Troy, Michigan 48084

Members of the Board:

Standard Federal Bancorporation and its wholly owned subsidiary Standard Federal Bank (together the "Company") and ABN-AMRO North America, Inc. (the "Acquiror) propose to enter into an agreement (the "Agreement") pursuant to which a subsidiary of the Acquiror will be merged into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock (the "Shares") will be converted, as more fully described in the Agreement, into the right to receive $59.00 in cash (the "Proposed Consideration"). The merger is expected to be considered and voted upon by the shareholders of the Company at a special shareholders' meeting to be held as soon as possible. The terms and condition of the Acquisition are more fully set forth in the Agreement.

You have asked us whether, in our opinion, the Proposed Consideration is fair to the holders of Shares (other than the Acquiror or its affiliates) of the Company from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

1. Reviewed the Company's Annual Reports, the Company's Annual Reports on Forms 10-K and related audited financial information for the three fiscal years ended December 31, 1995 and the Company's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996;

2. Reviewed ABN-AMRO Holding N.V.'s Annual Report and related financial information for the three fiscal years ended December 31, 1995 and ABN-AMRO Holding N.V.'s Interim Report and related financial information for the six months ended June 30, 1996.

3. Reviewed certain information, including financial forecasts, relating to the business, earnings, assets and prospects of the Company furnished to us by the Company;

4. Conducted limited discussions with members of senior management of the Company concerning the business, earnings, assets and prospects and senior management's views as to future financial performance of the Company;

5. Reviewed the historic market prices and trading activity for the Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

6. Compared the results of operations of the Company with those of certain companies which we deemed to be relevant;

7. Compared the proposed financial terms of the Merger contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

8. Reviewed a draft of the Agreement and the Option Agreement;

9. Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

For the purpose of this opinion, with your consent, we have excluded from our analysis the value of the supervisory goodwill litigation claim (the "Claim") held by the Company against the United States government given what we understand to be the inability to value this litigation claim as of the date hereof. In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available to us for purposes of this opinion, and we have not assumed any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries (including, as noted above, the Claim), nor have we been furnished any such evaluation or appraisal. We have also assumed and relied upon the senior management of the Company referred to above as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefore) provided to us. In that regard, we have assumed with your consent that such forecasts, including without limitation financial forecasts and projections regarding underperforming and non-performing assets, net charge-offs and the adequacy of reserves, reflect the best currently available estimates and judgments of management as to the future financial performance of the Company. We are not experts in the evaluation of allowances for loan losses, and we have not made an independent evaluation of the adequacy of the allowance for loan losses of the Company nor have we reviewed any individual credit files, and we have assumed that the aggregate allowance for loan losses of the Company is adequate to cover such losses. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Our opinion has been rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approvals for the Merger.

We have been retained by the Board of Directors of the Company as an independent contractor to act as financial advisor to the Company with respect to the Merger and will receive a fee for our services. We have within the past two years provided financial advisory, investment banking and other services to the Company and the Acquiror and have received customary fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and/or equity securities of the Company and the Acquiror and their respective affiliates for our own account and the accounts of our customers, and we therefore may, from time to time, hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to the Board of Directors of the Company in connection with any matter relating to the Merger. This letter does not constitute a recommendation to any shareholders of the Company with respect to any approval of the Merger.

On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Proposed Consideration is fair to the holders of Shares (other than the Acquiror or its affiliates) of the Company from a financial point of view.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ MICHAEL F. BARRY
    --------------------------------------------------------
    Director - Merrill Lynch & Co.
    Investment Banking Group

                               PRELIMINARY COPY
                   CONFIDENTIAL FOR USE OF COMMISSION ONLY

REVOCABLE PROXY                          [LOGO]
--------------------------------------                               [X] PLEASE MARK VOTE
STANDARD FEDERAL BANCORPORATION, INC.                                    AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS OF STANDARD FEDERAL BANCORPORATION, INC.                   1. Proposal to approve the Agreement and Plan of Merger,
                                                                        dated November 21, 1996, by and among Standard
The undersigned hereby appoints Thomas R. Ricketts, Garry               Federal, ABN AMRO North America, Inc. and Heitritz Corp.
G. Carley and Ronald J. Palmer, or any of them, each with full          and the related Merger between Standard Federal and
power of substitution, as the lawful attorneys, proxies and             Heitritz Corp., pursuant to which each share of outstanding
agents of the undersigned at the Special Meeting of                     Common Stock of Standard Federal (other than shares
Shareholders of Standard Federal Bancorporation, Inc.                   owned by ABN AMRO North America, Inc. or its affiliates)
("Standard Federal"), to be held on __________, March __, 1997,         will be converted into the right to receive $59.00 in cash.
at 2600 West Big Beaver Road, Troy, Michigan 48084 at 10:00
a.m., Detroit time, and at any adjournments thereof, for the
purpose of voting on the matters referred to herein,                                [ ]           [ ]             [ ]
representing the undersigned, and casting all votes which the                       For         Against         Abstain
undersigned would be entitled to cast if personally present,
upon the following matter.                                           2. In their discretion, upon the transaction of such other business as may properly come before the meeting.


                                                                     THE BOARD OF DIRECTORS OF STANDARD FEDERAL UNANIMOUSLY
                                                                     RECOMMENDS A VOTE FOR THIS PROPOSAL.  UNLESS VOTED
                                                                     AGAINST OR ABSTAINED FROM, PROXIES WILL BE VOTED FOR
                                                                     PROPOSAL 1.  DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS
                                                                     TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
                                                                     MEETING.

                                                                     I (we) acknowledge receipt of the Notice of Special Meeting and Proxy Statement, dated February __, 1997.  The
                                                                     undersigned ratifies all that the proxies, or any one of them,
Please sign this proxy card exactly as your name appears             may lawfully do or cause to be done by virtue hereof, and
hereon, date it, and return it in the enclosed envelope.             hereby revokes all previously dated proxies.
Joint owners should each sign. If you are signing as a
guardian, trustee, executor or administrator or attorney-            If the undersigned is a participant in Standard Federal's
in-fact, please so indicate. Please also note any address            Dividend Reinvestment/Cash Purchase Plan (the "Plan"), the
correction above.                                                    undersigned also directs Registrar and Transfer Company, as administrator of the Plan, to vote the whole shares
__________________________________________________________           beneficially owned by the undersigned under the Plan in
Shareholder sign here      Co-holder (if any) sign here              accordance with the instructions set forth herein.

___________________________
Date

IMPORTANT: PLEASE VOTE, DATE, SIGN AND
RETURN THIS PROXY IN THE POSTAGE-PAID
RETURN ENVELOPE PROVIDED.